                                                                     EXHIBIT 2.1


                               PURCHASE AGREEMENT

                                  BY AND AMONG

                       HARRIS METHODIST HEALTH PLAN, INC.,
                       A DELAWARE CORPORATION, AS SELLER,

                             TEXAS HEALTH RESOURCES,
                          A TEXAS NONPROFIT CORPORATION

                                       AND

                  PACIFICARE HEALTH PLAN ADMINISTRATORS, INC.,
                        AN INDIANA CORPORATION, AS BUYER

                 RELATING TO THE ACQUISITION OF CAPITAL STOCK OF

                    HARRIS METHODIST TEXAS HEALTH PLAN, INC.
                       D.B.A HARRIS METHODIST HEALTH PLAN

                                       AND

                 HARRIS METHODIST HEALTH INSURANCE COMPANY, INC.



                      DATED THIS 1ST DAY OF NOVEMBER, 1999

                                TABLE OF CONTENTS


SECTION                                                                                             PAGE NO.
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
Article I        Purchase of Stock and Consideration...................................................1
         Section 1.1  Purchase of the Stock............................................................1
         Section 1.2  Purchase Price for the Stock.....................................................2
         Section 1.3  Post-Closing Adjustments Regarding Statutory Net Worth Amount....................2
                  (a) Post-Closing Net Worth...........................................................2
                  (b) Preparation of Closing SAP Balance Sheets........................................2
                      (i)  Special Requirements of the HMTHP Closing Balance Sheet.....................3
                      (ii) Special Requirements of the HMHIC Closing Balance Sheet.....................3
                  (c) Procedure for Conclusive Determination of the Closing SAP Balance Sheets
                      and HMTHP and HMHIC Adjustment Amounts...........................................3
                  (d) Payment of HMTHP Adjustment Amount and HMHIC Adjustment Amount...................5
                  (e) Scope of Section.................................................................6
         Section 1.4  Post-Closing Adjustment for Pre-Closing HMTHP Incurred Claims....................6
         Section 1.5  Post-Closing Adjustment for Pre-Closing HMHIC Incurred Claims....................7
         Section 1.6  Transfer Taxes...................................................................8

Article II       Closing...............................................................................8
         Section 2.1  Time and Place of the Closing....................................................8
         Section 2.2  Actions to Be Taken at the Closing...............................................9
                  (a) Stock Certificates...............................................................9
                  (b) Corporate Documents..............................................................9
                  (c) Incumbency and Resolutions Certificates..........................................9
                  (d) Good Standing Certificates......................................................10
                  (e) Legal Opinions..................................................................10
                  (f) Bring-Down Certificates.........................................................10
                  (g) Purchase Price Payment..........................................................11
                  (h) Lease Agreement.................................................................11
                  (i) Transition Services Agreement...................................................11
                  (j) THR Hospital Provider Agreements................................................11
                  (k) License Agreement...............................................................11
                  (l) Regulatory Consents and Approvals...............................................11
                  (m) Third Party Consents............................................................12
                  (n) Evidence of Termination of Intercompany Arrangements............................12
                  (o) Evidence of Discontinuation of Express Scripts Agreement........................12
                  (p) Withdrawal of HMHIC Products....................................................12
                  (q) THR Release and Assignment of Claims............................................12
                  (s) Arlington Memorial Hospital Agreement...........................................12
                  (t) Evidence of Termination or Assignment of Leases.................................12
                  (u) Evidence of Assignment of Assets................................................12
         Section 2.3 Form of Closing Documents and Timing..............................................13


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                         TABLE OF CONTENTS (Continued)


SECTION                                                                                             PAGE NO.
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
Article III      Representations and Warranties of THR, Seller and Target Entities.....................13
         Section 3.1  Organization and Existence.......................................................13
         Section 3.2  Authority and Enforceability.....................................................14
         Section 3.3  No Conflict......................................................................14
         Section 3.4  No Consents or Approvals.........................................................15
         Section 3.5  Capitalization of Target Entities................................................15
         Section 3.6  Title to the Stock...............................................................16
         Section 3.7  Interests in Other Entities......................................................16
         Section 3.8  Financial Condition..............................................................16
         Section 3.9  Absence of Certain Changes or Events.............................................17
         Section 3.10 Certain Contracts................................................................18
         Section 3.11 Properties and Assets............................................................20
                  (a) Title to Real Property...........................................................20
                  (b) Use of Real Property.............................................................20
                  (c) Title to Personal Property and Other Assets......................................20
                  (d) Condition of Assets..............................................................21
                  (e) Investment Assets................................................................21
                  (f) Books and Records................................................................21
         Section 3.12 Litigation.......................................................................22
                  (a) Existence........................................................................22
                  (b) Effect...........................................................................22
         Section 3.13 Employee Benefit Plans...........................................................22
                  (a) Identification of Plans..........................................................22
                  (b) Funding Requirement; Title IV Plans..............................................23
                  (c) Contributions to Designated Plans................................................23
                  (d) Multiemployer Plans..............................................................23
                  (e) Qualifications...................................................................23
                  (f) Claims...........................................................................23
                  (g) Penalties........................................................................24
                  (h) Compliance.......................................................................24
                  (i) Certain Requirements.............................................................24
         Section 3.14 Compliance with Laws and Licenses................................................24
                  (a) Compliance.......................................................................24
                  (b) Possession of Licenses...........................................................24
                  (c) Health Benefit Laws Defined......................................................25
         Section 3.15 No Undisclosed Liability; Indebtedness...........................................25
         Section 3.16 Personnel Information; Labor Relations...........................................26
                  (a) Identification of Employees......................................................26
                  (b) Certain Matters Relating to Employees............................................26
                  (c) Compliance.......................................................................27
         Section 3.17 Taxes 27
                  (a) Filing of Returns................................................................27
                  (b) Payment of Taxes.................................................................28
                  (c) Withholding......................................................................28

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

                         TABLE OF CONTENTS (Continued)

SECTION                                                                                             PAGE NO.
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

                  (d) Encumbrances.....................................................................28
                  (e) Claims...........................................................................28
                  (f) Information Provided.............................................................28
                  (g) No Withholding...................................................................29
                  (h) Parachute Payments...............................................................29
                  (i) 341(f) Consents..................................................................29
         Section 3.18 Intellectual Property and Information Systems....................................29
                  (a) Definition.......................................................................29
                  (b) Right to Use.....................................................................30
                  (c) Information Systems..............................................................30
         Section 3.19 Insurance........................................................................32
         Section 3.20 Bank Accounts....................................................................32
         Section 3.21 Certain Transactional Fees.......................................................33
         Section 3.22 Insurance Filings................................................................33
                  (a) Licenses.........................................................................33
                  (b) Status of Licenses...............................................................33
                  (c) Reports..........................................................................33
                  (d) No Orders, Proceedings, Fines, etc...............................................33
                  (e) Statutory Insurance Statements...................................................33
                  (f) Statutory Financial Statements...................................................34
                  (g) Accuracy of Future Statutory Financial Statements to be Delivered................34
                  (h) Reserves, etc....................................................................34
                  (i) Reports of Examination...........................................................35
         Section 3.23 HMO and Insurance Business.......................................................35
                  (a) Definitions......................................................................35
                  (b) Reinsurance......................................................................37
                  (c) Insurance Contracts, Forms and Rates of HMHIC....................................38
                  (d) No Policy Dividends..............................................................38
                  (e) Underwriting Standards...........................................................38
                  (f) Records..........................................................................39
                  (g) HMTHP's Compliance with Health Benefit Plan Laws.................................39
                  (h) Enrollment Forms; Subscriber Agreements..........................................39
                  (i) HMTHP Broker Agreements..........................................................40
                  (j) HMTHP Provider Agreements........................................................41
                  (k) HMHIC Insurance Contracts........................................................42
                  (l) HMHIC Broker Agreements..........................................................43
                  (m) HMHIC Provider Agreements........................................................44
         Section 3.24 Disclosure.......................................................................44

Article IV       Representations and Warranties of Buyer...............................................45
         Section 4.1  Organization and Good Standing...................................................45
         Section 4.2  Authority and Enforceability.....................................................45
         Section 4.3  No Conflict......................................................................45
         Section 4.4  No Consents or Governmental Approvals............................................45
         Section 4.5  Certain Transactional Fees.......................................................46

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                         TABLE OF CONTENTS (Continued)

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SECTION                                                                                             PAGE NO.
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

Article V        Certain Pre-Closing Covenants.........................................................46
         Section 5.1  Conduct of the Target Entities' Respective Businesses Pending
                      the Closing......................................................................46
         Section 5.2  Access to Information............................................................47
         Section 5.3  Confidentiality..................................................................48
         Section 5.4  Public Announcements.............................................................49
         Section 5.5  Disclosure Addendum..............................................................49
         Section 5.6  Delivery of Statutory Insurance Statements.......................................49
         Section 5.7  No Shop..........................................................................50
         Section 5.8  Transition Planning..............................................................50
         Section 5.9  Books and Records................................................................50
         Section 5.10 Maintenance of Assets............................................................51
         Section 5.11 Regulatory Consents and Approvals; Third Party Consents..........................51
         Section 5.12 Furnish Notice of Adverse Events.................................................51
         Section 5.13 Closing Balance Sheets...........................................................51
         Section 5.14 Terminate Intercompany Arrangements..............................................52
         Section 5.15 Termination of Employee Benefit Plans............................................52
         Section 5.16 Discontinuation of Express Scripts Agreement.....................................52
         Section 5.17 Best Efforts; Further Assurances.................................................52
         Section 5.18 Intentionally Left Blank.........................................................53
         Section 5.19 Stay-Put Bonus...................................................................53
         Section 5.20 Stadium Boxes....................................................................53
         Section 5.21 Termination of Leases............................................................53
         Section 5.22 Assignment of Certain Assets.....................................................53
Section 5.23     Reduction in Force....................................................................53

Article VI       Conditions Precedent..................................................................53
         Section 6.1   Conditions to Each Party's Obligations..........................................53
                  (a)  No Threats of Invalidity........................................................54
                  (b)  No New Adverse Laws.............................................................54
                  (c)  Authorizations and Legal Requirements...........................................54
         Section 6.2 Conditions to the Obligations of Buyer............................................54
                  (a)  Representations by Seller.......................................................54
                  (b)  Fulfillment of Covenants by Seller, and the Target Entities.....................54
                  (c)  Closing Documents...............................................................55
                  (d)  Addendum to Disclosure Schedule.................................................55
                  (e)  Material Adverse Change.........................................................55
                  (f)  Third Party Consents............................................................55
                  (g)  Adverse Regulatory Condition....................................................55
                  (h)  Adequate Extended Reporting Insurance Coverage..................................56
                  (i)  Withdrawal by HMHIC of Certain Products.........................................56
                  (j)  Adverse Litigation or Proceedings...............................................56
                  (k)  Occurrence of a Material Adverse Effect.........................................56
                  (l)  Handling Unfulfilled Closing Conditions.........................................57
                  (m)  Closing SAP Balance Sheets......................................................57


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

                         TABLE OF CONTENTS (Continued)

SECTION                                                                                             PAGE NO.
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
         Section 6.3 Conditions to the Obligations of Seller...........................................57
                  (a)  Representations by Buyer........................................................57
                  (b)  Fulfillment of Covenants by Buyer...............................................58
                  (c)  Receipt of Payments and Closing  Documents......................................58
                  (d)  Release of Seller...............................................................58

Article VII      Additional Agreements.................................................................58
         Section 7.1  Supplying of Information.........................................................58
         Section 7.2  Expenses.........................................................................58
         Section 7.3  Taxes, Tax Reporting and Cooperation.............................................58
                  (a) Preparation of Tax Returns.......................................................58
                  (b) Tax Controversies and Audits.....................................................59
                  (c) Books and Records................................................................60
                  (d) Post-Closing Audits and Adjustments..............................................60
                  (e) Statutory Filings with TDI.......................................................60
         Section 7.4  Employee Benefit Plans...........................................................61
         Section 7.5  Further Assignments and Assurances...............................................61
         Section 7.6  Legal Name of the Target Entities................................................61
         Section 7.7  Covenant Not to Compete..........................................................61
                  (a) Severable Covenants..............................................................62
                  (b) Remedies.........................................................................62
                  (c) Exceptions and Qualifications....................................................62
         Section 7.8  Nonsolicitation..................................................................63
         Section 7.9  Obligations With Respect to Section 338(h)(10) Election..........................63
                  (a) Purchase Price Allocation........................................................63
                  (b) Obligations With Respect to Filing Forms.........................................63
                  (c) Eligibility Under Section 338(h)(10).............................................64
                  (d) Cooperation......................................................................64
                  (e) No Indemnification of Seller.....................................................64
                  (f) Responsibility for Taxes.........................................................65
         Section 7.10 Audit of the Closing GAAP Balance Sheets.........................................65
         Section 7.11 Closing Press Release............................................................65
         Section 7.12 Employees........................................................................65
         Section 7.13 Continue to Perform Settlement Agreement.........................................66
         Section 7.14 Survival.........................................................................66

Article VIII     Indemnification and Remedies..........................................................66
         Section 8.1  Certain Indemnification of Buyer by Seller and THR...............................66
                  (a) Known Claims and Encumbrances....................................................66
                  (b) Unknown Claims Covered by Insurance..............................................67
                  (c) Taxes............................................................................67
                  (d) Nonprofit Conversion.............................................................68
                  (e) OPM Indemnification and Assignment...............................................68
                  (f) Unfulfilled Conditions to Closing................................................70
                  (g) Employee Benefit Plans...........................................................70
                  (h) Certain Lawsuits.................................................................70
                  (i) Limitations Period Applicable to Claims Brought Under this
                      Section 8.1......................................................................70

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                         TABLE OF CONTENTS (Continued)

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SECTION                                                                                             PAGE NO.
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
         Section 8.2 Limited Indemnification of Buyer by Seller and THR................................71
                  (a) Subject of Limited Indemnification...............................................71
                  (b) Limitation on the Recovery of Losses.............................................71
                  (c) Maximum Liability for Limited Indemnification....................................71
                  (d) Limitations Periods for Representations and Warranties...........................72
                  (e) No Conflicting Indemnification Obligations.......................................72
         Section 8.3  Buyer's Indemnification of Seller................................................72
         Section 8.4  Third-Party Claims...............................................................72
         Section 8.5  Claims Between the Parties.......................................................73
         Section 8.6  Survival of Covenants and Agreements; Maximum Indemnification Liability..........73

Article IX       General Provisions....................................................................74
         Section 9.1  Amendments.......................................................................74
         Section 9.2  Notices..........................................................................74
         Section 9.3  Waiver...........................................................................75
         Section 9.4  Headings.........................................................................75
         Section 9.5  Severability.....................................................................76
         Section 9.6  Entire Agreement; Schedules and Exhibits.........................................76
         Section 9.7  Governing Law and Venue..........................................................76
         Section 9.8  Counterparts.....................................................................76
         Section 9.9  No Third-Party Beneficiaries.....................................................76
         Section 9.10 Assignability....................................................................76
         Section 9.11 Termination......................................................................77
         Section 9.13 Construction.....................................................................77
         Section 9.14 Attorneys' Fees..................................................................78

                                    EXHIBITS

         EXHIBIT A - OPINION OF OUTSIDE LEGAL COUNSEL TO SELLER
         EXHIBIT B - OPINION OF IN-HOUSE LEGAL COUNSEL TO SELLER
         EXHIBIT C - OPINION OF COUNSEL TO BUYER
         EXHIBIT D - LEASE AGREEMENT
         EXHIBIT E - PER DIEM THR HOSPITAL PROVIDER AGREEMENT AMONG THR, THS
                     AND HMTHP
         EXHIBIT F - RISK SHARING THR HOSPITAL PROVIDER AGREEMENT, AMONG THR,
                     THS AND HMTHP
         EXHIBIT G - LICENSE AGREEMENT
         EXHIBIT H - PARAMETERS FOR RATES FOR ARLINGTON MEMORIAL HOSPITAL
                     AGREEMENT
         EXHIBIT I - DISCLOSURE SCHEDULES
         EXHIBIT J - TRANSITION PLANNING GUIDELINES

                               PURCHASE AGREEMENT


         THIS PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 1st day of November, 1999 (the "Execution Date"), among HARRIS METHODIST HEALTH PLAN, INC., a Delaware corporation ("Seller"), Seller's sole shareholder, TEXAS HEALTH RESOURCES, a Texas nonprofit corporation ("THR"), and PACIFICARE HEALTH PLAN ADMINISTRATORS, INC., an Indiana corporation ("Buyer").

                                    RECITALS

         WHEREAS, Seller owns all of the outstanding shares of common stock, $.01 par value per share (the "HMTHP Stock"), of Harris Methodist Texas Health Plan, Inc., a Texas corporation d.b.a. Harris Methodist Health Plan ("HMTHP") and all of the outstanding shares of common stock, $1.00 par value per share (the "HMHIC Stock"), of Harris Methodist Health Insurance Company, Inc., a Texas corporation ("HMHIC"); and

         WHEREAS, Seller wishes to sell, and Buyer wishes to purchase, the HMTHP Stock and the HMHIC Stock;

         WHEREAS, THR, as the sole shareholder of Seller, has entered into this Agreement as a material inducement for Buyer to enter into this Agreement; and

         WHEREAS, THR and THS have entered into concurrently herewith, or as of the Closing will enter into, the four THR Hospital Provider Agreements as another material inducement for Buyer to enter into this Agreement.

         NOW THEREFORE, in consideration of the mutual agreements and covenants contained in this Agreement and for other good, fair and valuable consideration, the receipt and sufficiency of which are acknowledged, Seller, THR and Buyer (the "Parties") agree as follows:

                                    ARTICLE I

                       PURCHASE OF STOCK AND CONSIDERATION

         SECTION 1.1 PURCHASE OF THE STOCK. On the terms and subject to the conditions set forth in this Agreement, as of the closing described in Section
2.1 (the "Closing"), Buyer shall purchase from Seller, and Seller shall sell, assign, transfer, convey and deliver to Buyer, all shares of the HMTHP Stock and all shares of the HMHIC Stock (sometimes hereinafter, collectively referred to as the "Stock"), together with the right to receive all unpaid dividends or other distributions declared or otherwise payable with respect to the Stock on or after the Closing Date, free and clear of all liens, claims, security interests, collateral security agreements, pledges, attachments, hypothecations, financing statements (whether or not filed), proxies, voting trusts or other arrangements, options, warrants, escrows, buy-sell agreements, powers of attorney, exceptions to or defect in title, claims, charges, mortgages, restrictions on transfer, or other encumbrances (collectively, "Encumbrances"). Such sale, assignment, transfer, conveyance and delivery shall be effected by the delivery to Buyer at the Closing of the certificate(s) representing all of the HMTHP Stock and the certificate(s) representing all of the HMHIC Stock, with all necessary documentary or transfer tax stamps affixed thereto, and one or more stock powers with respect to the HMTHP Stock and the HMHIC Stock, duly executed, in blank, by Seller.

         SECTION 1.2 PURCHASE PRICE FOR THE STOCK. On the terms and subject to the conditions set forth in this Agreement, at the Closing, as consideration for the sale, transfer and delivery of the Stock, Buyer shall pay Seller a cash purchase price in the amount of One Hundred Seventeen Million Five Hundred Thousand Dollars ($117,500,000) (the "Purchase Price"), subject to post-Closing adjustment as set forth in Section 1.3 below. All payments made pursuant to
Section 1.2 and 1.3 hereof shall be paid via wire transfer pursuant to signed written payment instructions delivered to the party who owes the applicable funds from the party to whom such funds are owed.

         SECTION 1.3 POST-CLOSING ADJUSTMENTS REGARDING STATUTORY NET WORTH AMOUNT.

                  (a) Post-Closing Net Worth. An adjustment with respect to the amount by which HMTHP's statutory-basis total net worth at Closing differs from $10,000,000 (the "Minimum HMTHP Closing Equity") shall be paid by a Party, in the manner and at the time set forth in Subsection 1.3(d)(i), after conclusive determination of the HMTHP Closing Balance Sheet pursuant to Subsection 1.3(b). In addition, an adjustment with respect to the amount by which HMHIC's statutory-basis total net worth at Closing differs from $7,200,000 (the "Minimum HMHIC Closing Equity") shall be paid by a Party, in the manner and at the time set forth in Subsection 1.3(d)(ii), after conclusive determination of the HMHIC Closing Balance Sheet pursuant to Subsection 1.3(b).

                  (b) Preparation of Closing SAP Balance Sheets. Within 120 days after the Closing Date, Seller shall have: (i) prepared the balance sheet of HMTHP as of the date immediately preceding the Closing Date, in accordance with statutory accounting principles as construed by the Texas Department of Insurance ("TDI") under Texas law and regulations ("SAP"), applied in a manner consistent with the audited Financial Statements, subject to strict adherence to the requirements of Subsection 1.3(b)(i) which may not be SAP or GAAP requirements (the "HMTHP Closing Balance Sheet"), and caused the Dallas, Texas office of Arthur Andersen LLP ("Seller's Auditor") to complete an audit of the HMTHP Closing Balance Sheet in accordance with SAP and the determinations required to be made below which may not be in accordance with SAP or GAAP (the "Special Determinations"); and (ii) prepared the balance sheet of HMHIC as of the date immediately preceding the Closing Date, in accordance with

         SAP, applied in a manner consistent with the audited Financial Statements, subject to strict adherence to the requirements of Section 1.3(b)(ii) which may not be SAP or GAAP requirements (the "HMHIC Closing Balance Sheet"), and caused Seller's Auditor to complete an audit of the HMHIC Closing Balance Sheet in accordance with SAP and the Special Determinations. Sometimes hereinafter the HMTHP Closing Balance Sheet and the HMHIC Closing Balance Sheet will collectively be referred to as the "Closing SAP Balance Sheets." Seller shall cause copies of the Closing SAP Balance Sheets to be delivered to Buyer promptly upon their completion.

                           (i) Special Requirements of the HMTHP Closing Balance Sheet. To satisfy the purposes of this Agreement, the HMTHP Closing Balance Sheet must satisfy the following requirements and shall have recorded the following balances: (A) the assets recorded on the HMTHP Closing Balance Sheet in excess of the liabilities recorded on the HMTHP Closing Balance Sheet necessary to attain the Minimum HMTHP Closing Equity must be in the form of cash, marketable securities or other assets which may be immediately liquidated; (B) the HMTHP Closing Balance Sheet shall have recorded a liability for employee severance costs in an amount equal to $3,000,000 (the "Severance Reserve"); (C) the HMTHP Closing Balance Sheet shall have recorded a liability for a premium deficiency equal to $37,000,000; and (D) the HMTHP Closing Balance Sheet shall have recorded an asset in the form of cash, marketable securities, or other liquid assets in an amount equal to the severance reserve described in the foregoing clause (B) (the "Severance Cash") and the premium deficiency reserve described in the foregoing clause (C).

                           (ii) Special Requirements of the HMHIC Closing Balance Sheet. To satisfy the purposes of this Agreement, the HMHIC Closing Balance Sheet must satisfy the following requirements and shall have recorded the following balances: (A) the assets recorded on the HMHIC Closing Balance Sheet in excess of the liabilities recorded on the HMHIC Closing Balance Sheet necessary to attain the Minimum HMHIC Closing Equity must be in the form of cash, marketable securities or other assets which may be immediately liquidated; (B) the HMHIC Closing Balance Sheet shall have recorded a liability for premium deficiency equal to $22,800,000; and (C) the HMHIC Closing Balance Sheet shall have recorded an asset in the form of cash, marketable securities or other liquid assets in an amount equal to the premium deficiency reserve described in the foregoing clause (B).

                  (c) Procedure for Conclusive Determination of the Closing SAP Balance Sheets and HMTHP and HMHIC Adjustment Amounts. (i) During the initial SAP audit of and Special Determinations for the Closing SAP Balance Sheets, Seller's Auditor will make itself and its notes and work papers reasonably available to Buyer and its internal and external accountants and its personnel. Buyer and its accountants shall have the opportunity to ask questions of Seller's Auditor and receive feedback on the valuation of balance sheet items and the audit process. After the Closing SAP Balance

         Sheets have been received by Buyer, Buyer and Ernst & Young, LLP ("Buyer's Auditor") will have a period of sixty (60) days to review and evaluate the Closing SAP Balance Sheets. Seller and Seller's Auditor will fully cooperate with Buyer in the conduct of Buyer's review and evaluation of the Closing SAP Balance Sheets and will make their personnel, notes, work papers, and other relevant information reasonably available to Buyer and Buyer's Auditors. If, by the end of the 60-day review period, Buyer has not given Seller notice of any objection to the Closing SAP Balance Sheets prepared by Seller and audited by Seller's Auditor, subject to the Special Determinations, then these balance sheets shall become final, binding and conclusive upon Buyer and Seller for all purposes under this Agreement. If, however, Buyer has given a notice of objection with respect to the Closing SAP Balance Sheets, with the corresponding balance sheet adjustments, prior to the expiration of the 60-day review period, then the Parties shall attempt to resolve their differences. If the Parties cannot agree on appropriate changes to be made to the Closing SAP Balance Sheets within ten (10) business days after the expiration of Buyer's 60-day review period, then the final and conclusive Closing SAP Balance Sheets shall be determined in the manner provided in the following paragraph (ii).

                           (ii) The HMTHP Adjustment Amount and the HMHIC Adjustment Amount based upon the Closing SAP Balance Sheets prepared by Seller and audited by Seller's Auditor, subject to the Special Determinations ("Seller's Proposed Balance Sheets") will be compared with the HMTHP Adjustment Amount and the HMHIC Adjustment Amount based upon the Closing SAP Balance Sheets, as proposed to be adjusted by Buyer and Buyer's Auditor ("Buyer's Proposed Balance Sheets"). In the event that the difference between the sum of the HMTHP Adjustment Amount (whether negative or positive) plus the HMHIC Adjustment Amount (whether negative or positive) based upon Seller's Proposed Balance Sheets ("Seller's Total Adjustments") and the sum of the HMTHP Adjustment Amount plus the HMHIC Adjustment Amount based upon Buyer's Proposed Balance Sheets ("Buyer's Total Adjustments") is less than or equal to $100,000 then Seller's Proposed Balance Sheets shall become final, binding and conclusive on both Parties and the adjustments based on such balance sheets shall be conclusively determined from such balance sheets. However, in the event that the difference between Seller's Total Adjustments and Buyer's Total Adjustments is in excess of $100,000 then, at the election of Buyer, Seller's Proposed Balance Sheets will be submitted to the nationally recognized accounting firm of PricewaterhouseCoopers ("Independent Auditor") to determine, in accordance with SAP, subject to the Special Determinations, only those aspects of the Seller's Proposed Balance Sheets to which Buyer still objects. The Independent Auditor shall complete its review, in accordance with SAP, subject to the Special Determinations, of Seller's Proposed Balance Sheets within thirty (30) days after receipt of the balance sheets and all notes and work papers with respect thereto. Seller and Seller's Auditor and Buyer and Buyer's Auditor will fully cooperate with the Independent Auditor's review and evaluation. At the end of the 30-day Independent Auditor review period, the Independent Auditor shall make such adjustments, if any, to Seller's Proposed Balance Sheets as appropriate to resolve the matters in controversy and prepare a restated HMTHP Closing Balance Sheet and restated HMHIC Closing Balance Sheet based upon the resolution or settlement of the outstanding matters (the "Independent Closing Balance Sheets"). The Independent Closing Balance Sheets shall be final, binding, and conclusive upon Buyer and Seller for all purposes under this Agreement, including the final determination of the HMTHP Adjustment Amount and the HMHIC Adjustment Amount. All costs of the Independent Auditor will be borne equally by Buyer and Seller.

                           (iii) In the preparation, audit and final determination of the Closing SAP Balance Sheets for all purposes under this Agreement, including determinations of the HMTHP Adjustment Amount and the HMHIC Adjustment Amount, the Parties, Seller's Auditor, Buyer's Auditor and, if applicable, the Independent Auditor shall be required to follow all of the terms, conditions and requirements of this Agreement, including the Special Determinations. In the event of any conflict or inconsistency between the application of the terms, conditions or requirements of this Agreement in the preparation, audit or final determination of the Closing SAP Balance Sheets and either SAP or GAAP, then the terms, conditions and requirements of this Agreement, including the Special Determinations, shall govern and be controlling for all purposes for which the Closing SAP Balance Sheets are used under this Agreement.

                  (d) Payment of HMTHP Adjustment Amount and HMHIC Adjustment Amount. (i) The positive or negative difference between the statutory-basis total net worth of HMTHP derived from the final and conclusive HMTHP Closing Balance Sheet and the Minimum HMTHP Closing Equity shall be referred to as the "HMTHP Adjustment Amount." In the event that the statutory-basis total net worth of HMTHP derived from the final and conclusive HMTHP Closing Balance Sheet exceeds the Minimum HMTHP Closing Equity, then Buyer shall pay Seller an HMTHP Adjustment Amount equal to the dollar amount of such excess. Alternatively, in the event that the statutory-basis total net worth of HMTHP derived from the final and conclusive HMTHP Balance Sheet is less than the Minimum HMTHP Closing Equity, then Seller shall pay to Buyer an HMTHP Adjustment Amount equal to the dollar amount of such deficit. The HMTHP Adjustment Amount shall be paid within five (5) business days after its final and conclusive determination in accordance with this
         Section 1.3.

                           (ii) The positive or negative difference between the statutory-basis total net worth of HMHIC derived from the final and conclusive HMHIC Closing Balance Sheet and the Minimum HMHIC Closing Equity shall be referred to as the "HMHIC Adjustment Amount." In the event that the statutory-basis total net worth of HMHIC derived from the final and conclusive HMHIC Closing Balance Sheet exceeds the Minimum HMHIC Closing Equity, then Buyer shall pay Seller an HMHIC Adjustment Amount equal to the dollar amount of such excess. In the event that the statutory-basis total net worth of HMHIC derived from the final and conclusive

         HMHIC Closing Balance Sheet is less than the Minimum HMHIC Closing Equity, then Seller shall pay to Buyer an HMHIC Adjustment Amount equal to the dollar amount of such deficit. The HMHIC Adjustment Amount shall be paid within five (5) business days after its final and conclusive determination in accordance with this Section 1.3.

                  (e) Scope of Section. Nothing in this Section 1.3 shall prejudice, limit or restrict any right of either Party to indemnification under Article VIII or Buyer's rights under Section 1.4 below.

         SECTION 1.4 POST-CLOSING ADJUSTMENT FOR PRE-CLOSING HMTHP INCURRED CLAIMS. In the event that the liability recorded on the HMTHP Closing Balance Sheet, as conclusively determined in accordance with Section 1.3 above, for incurred but not reported claims liability of HMTHP for health care goods or services furnished before the Closing Date to Members and incurred but not paid claims liability of HMTHP for health care goods or services furnished before the Closing Date to Members (which are reflected as account numbers 12000100 due from FWC/Cook, 16500064, SHP Escrow Account,16500066 MCNT, Physician Funds on Deposit,17000029 IBNR Commercial Medical, and 17000037 PSN IBNR on the July 31, 1999 Financial Statements) (collectively, "Pre-Closing HMTHP Incurred Claims") is understated, then Seller shall make a cash payment to HMTHP to compensate HMTHP for such understatement. Alternatively, in the event that the Pre-Closing HMTHP Incurred Claims is overstated, then Buyer shall make a cash payment to Seller in the amount of such overstatement. However, before such determination, Seller will be permitted to engage Seller's Auditor, at its own expense, for the sole purpose of evaluating the adequacy of the control processes related to the payment of Pre-Closing HMTHP Incurred Claims. Seller's Auditor shall conduct and conclude its evaluation during the one hundred eighty (180) day period after the Closing Date or during the thirty (30) day period after the Pre-Closing HMTHP Incurred Claims data is converted from HMTHP's information systems to Buyer's information systems, whichever is later. If, as a result of Seller's Auditor's review, Seller's Auditor has reasonable evidence to demonstrate that the control processes related to the payment of Pre-Closing HMTHP Incurred Claims are inadequate, then Buyer shall make appropriate changes to those processes. To determine whether there is an understatement or overstatement for the purposes of this Agreement, Buyer and Seller will mutually engage the actuarial staff or division of the Irvine, California (Orange County) office of Ernst & Young, LLP ("Actuary") to conduct an actuarial review of the Pre-Closing HMTHP Incurred Claims recorded on the HMTHP Closing Balance Sheet based upon the actual claims experience of the HMTHP Business during the twelve month period following the Closing Date. The Actuary will have ninety (90) days from the first anniversary of the Closing Date to conduct and complete its review. The Parties, HMTHP and HMTHP's former internal and external accountants and actuaries shall cooperate fully with Actuary to facilitate the completion of its review within such time period. At the end of its review, the Actuary will conclusively determine the dollar amount of Pre-Closing HMTHP Incurred Claims presented for payment during the twelve months after Closing (the "Actual HMTHP Incurred Claims Paid") and establish a reserve amount, as of the one year anniversary of the Closing, for the remaining

Pre-Closing HMTHP Incurred Claims which have not yet been paid or presented for payment ("Outstanding HMTHP Incurred Claims Reserve"). For the purposes of this
Section 1.4 and the Actuary's review, payment of the Pre-Closing HMTHP Incurred Claims shall not be permitted from any premium deficiency reserve or reserves created by the Special Determinations. If the sum of the Actual HMTHP Incurred Claims Paid plus the Outstanding HMTHP Incurred Claims Reserve is greater than the reserve established for the Pre-Closing HMTHP Incurred Claims recorded on the final and conclusive HMTHP Closing Balance Sheet, then Seller shall pay to HMTHP such difference within five (5) business days after receiving a written report from the Actuary. Alternatively, if the sum of the Actual HMTHP Incurred Claims Paid plus the Outstanding HMTHP Incurred Claims Reserve is less than the reserve established for the Pre-Closing HMTHP Incurred Claims recorded on the final and conclusive HMTHP Closing Balance Sheet, then Buyer shall pay Seller the difference within five (5) business days after receiving a written report from the Actuary. In either event, the cost of the Actuary actuarial review shall be shared equally by Buyer and Seller.

         SECTION 1.5 POST-CLOSING ADJUSTMENT FOR PRE-CLOSING HMHIC INCURRED CLAIMS. In the event that the liability recorded on the HMHIC Closing Balance Sheet, as conclusively determined in accordance with Section 1.3 above, for incurred but not reported claims liability of HMHIC for costs associated with health care services furnished to Insureds before the Closing Date and incurred but not paid claims liability of HMHIC for costs associated with health care services furnished to Insureds before the Closing Date, exclusive of any reserves referenced in Section 3.1(b)(i) (which are reflected as account numbers 17000013 Claim Liability POS, 17000014 Claims Liability HPO, 17000015 Claim Liability- Dental, 17000016 Claim Liability- Life, 17000017, Claim Liability-Stop Loss,17000018 Claim Liability- IDY,17000019 Claim Liability- MCS, 17100010 Claim Liability- PPO and 17100011 Claim Liability- IFY PPO on the July 31, 1999 Financial Statements) (collectively, "Pre-Closing HMHIC Incurred Claims") is understated, then Seller shall make a cash payment to HMHIC to compensate HMHIC for such understatement. Alternatively, in the event that the Pre-Closing HMHIC Incurred Claims is overstated, then Buyer shall make a cash payment to Seller in the amount of such overstatement. However, before such determination, Seller will be permitted to engage Seller's Auditor, at its own expense, for the sole purpose of evaluating the adequacy of the control processes related to the payment of Pre-Closing HMHIC Incurred Claims. Seller's Auditor shall conduct and conclude its evaluation during the one hundred eighty (180) day period after the Closing Date or during the thirty (30) day period after the Pre-Closing HMHIC Incurred Claims data is converted from HMHIC's information systems to Buyer's information systems, whichever is later. If, as a result of Seller's Auditor's review, Seller's Auditor has reasonable evidence to demonstrate that the control processes related to the payment of Pre-Closing HMHIC Incurred Claims are inadequate, then Buyer shall make appropriate changes to those processes. To determine whether there is an understatement or overstatement for the purposes of this Agreement, Buyer and Seller will mutually engage the Actuary to conduct an actuarial review of the Pre-Closing HMHIC Incurred Claims recorded on the HMHIC Closing Balance Sheet based upon the actual claims experience of the HMHIC Business during the twelve month period following the Closing Date. The Actuary will have ninety (90) days from the first anniversary of the Closing Date to conduct and complete its review. The Parties, HMHIC and HMHIC's former internal and external accountants and actuaries shall cooperate fully with the Actuary to facilitate the completion of its review within such time period. At the end of its review, the Actuary will conclusively determine the dollar amount of Pre-Closing HMHIC Incurred Claims presented for payment during the twelve months after Closing (the "Actual HMHIC Incurred Claims Paid") and establish a reserve amount, as of the one year anniversary of the Closing, for the remaining Pre-Closing HMHIC Incurred Claims which have not yet been paid or presented for payment ("Outstanding HMHIC Incurred Claims Reserve"). For the purposes of this Section 1.5and the Actuary's review, payment of the Pre-Closing HMHIC Incurred Claims shall not be permitted from any premium deficiency reserve or reserves created by the Special Determinations. If the sum of the Actual HMHIC Incurred Claims Paid plus the Outstanding HMHIC Incurred Claims Reserve is greater than the reserve established for the Pre-Closing HMHIC Incurred Claims recorded on the final and conclusive HMHIC Closing Balance Sheet, then Seller shall pay to HMHIC such difference within five (5) business days after receiving a written report from the Actuary. Alternatively, if the sum of the Actual HMHIC Incurred Claims Paid plus the Outstanding HMHIC Incurred Claims Reserve is less than the reserve established for the Pre-Closing HMHIC Incurred Claims recorded on the final and conclusive HMHIC Closing Balance Sheet, then Buyer shall pay Seller the difference within five (5) business days after receiving a written report from the Actuary. In either event, the cost of the Actuarial review shall be shared equally by Buyer and Seller.

         SECTION 1.6 TRANSFER TAXES. Seller shall pay any and all federal taxes arising out of, or assessed in connection with, the sale or transfer of the shares of the Stock. In addition, Seller shall pay any and all state or local taxes arising out of, or assessed in connection with, the sale or transfer of the shares of the Stock in Texas or in any other jurisdiction in which Seller or either Target Entity may be so taxed or assessed.

                                   ARTICLE II

                                     CLOSING

         SECTION 2.1 TIME AND PLACE OF THE CLOSING. The Closing of the transactions described in this Agreement (the "Transactions") shall take place at the offices of Worsham, Forsythe & Wooldridge, L.L.P., 1601 Bryan Street, 30th Floor, Dallas, Texas 75201 as of 12:01 a.m. on the first day of the month on or after which all conditions to Closing hereunder have been satisfied or at 12:01 a.m. on such other date as Buyer and Seller mutually agree in writing (the "Closing Date").

         SECTION 2.2 ACTIONS TO BE TAKEN AT THE CLOSING. At the Closing, the Parties shall take the following actions and make the following deliveries:

                  (a) Stock Certificates. Seller shall deliver to Buyer the stock certificate(s) representing the HMTHP Stock, accompanied by a stock power endorsed in blank by Seller, and the stock certificate(s) representing the HMHIC Stock, accompanied by a stock power endorsed in blank by Seller.

                  (b) Corporate Documents. Seller shall deliver to Buyer the stock ledger and minute book of HMTHP and HMHIC, the seal of HMTHP and HMHIC, if any, and the resignations, effective as of the date immediately preceding the Closing Date, of all of the directors and officers of HMTHP and HMHIC.

                  (c) Incumbency and Resolutions Certificates. (i) THR shall deliver to Buyer a certificate of corporate incumbency and resolutions authorizing (1) the execution, delivery and performance by THR of this Agreement and the Related Documents (as defined in Section 3.2) to which THR is a party and the consummation of the transactions contemplated hereby and thereby and (2) the individuals signing this Agreement and those Related Documents to which THR is a party to do so on behalf of THR; (ii) Seller shall deliver to Buyer a certificate of corporate incumbency and resolutions authorizing (1) the execution, delivery and performance by Seller of this Agreement and the Related Documents to which Seller is a party and the consummation of the transactions contemplated hereby and thereby and (2) the individuals signing this Agreement and all Related Documents to which Seller is a party to do so on behalf of Seller; (iii) Seller shall deliver to Buyer a certificate of corporate incumbency and resolutions authorizing (1) the execution, delivery and performance by Seller's Affiliates of the Related Documents to which those Affiliates are a party and the consummation of the transactions contemplated thereby and (2) the individuals signing those Related Documents to which Seller's Affiliates are a party to do so on behalf of each such Affiliate; (iv) Seller shall deliver to Buyer a certificate of the Secretary of HMTHP attaching true and correct copies of HMTHP's articles of incorporation (certified by the Secretary of State of Texas as of a date no more than ten days prior to the Closing Date) and bylaws; (v) Seller shall deliver to Buyer a certificate of the Secretary of HMHIC attaching true and correct copies of HMHIC's articles of incorporation (certified by the Secretary of State of Texas as of a date no more than ten days prior to the Closing Date) and bylaws; (vi) Buyer shall deliver to Seller a certificate of corporate incumbency and resolutions authorizing the individuals signing this Agreement and all Related Documents to which Buyer is a party to do so on behalf of Buyer; and
         (vii) Buyer shall deliver to Seller a certificate of corporate incumbency and resolutions authorizing (1) the execution, delivery and performance by Buyer's Affiliates of the Related Documents to which those Affiliates are a party and the consummation of the transactions contemplated thereby and (2) the individuals signing those Related Documents to which Buyer's Affiliates are a party to do so on behalf of each such Affiliate. For the purposes of this Agreement, an "Affiliate" of Seller shall mean those Persons listed on Section 2.2(c) of the Disclosure Schedule, and an "Affiliate" of Buyer shall mean: with respect to any person, any other Person which directly or indirectly controls, is controlled by or is under common control with such person. As used in the foregoing definition, "control" (and the correlatives, "controlled by" and "under common control with") shall mean (i) possession, directly or indirectly, of fifty percent (50%) or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation (other than securities having such power only by reason of the happening of a contingency), and (ii) possession of fifty percent (50%) percent or more of the partnership or other ownership interests of any non-corporate Person (other than as a limited partner).

                  (d) Good Standing Certificates. (i) Seller shall deliver to Buyer a certificate of good standing of HMTHP from the State of Texas and of HMHIC from the State of Texas dated as of a date no more than ten days prior to the Closing Date.

                  (e) Legal Opinions. (i) An opinion letter from outside legal counsel to Seller and THR shall be delivered to Buyer in the form attached hereto as Exhibit A; (ii) an opinion letter from in-house legal counsel to Seller and THR to be delivered to Buyer in the form attached hereto as Exhibit B; and (iii) an opinion letter from legal counsel to Buyer shall be delivered to Seller in the form attached hereto as Exhibit C.

                  (f) Bring-Down Certificates. (i) Seller and THR shall deliver to Buyer a certificate dated as of the Closing Date and executed respectively by an executive officer of Seller and THR which certifies that the representations and warranties made by Seller in this Agreement and in the Disclosure Schedule, as may be amended, and in any other certificate delivered by Seller or THR pursuant to this Agreement, are true and correct as of the Closing Date as though such representations and warranties were made on and as of the Closing Date, with the exception of any inaccuracy in such representations and warranties which does not cause, result in or constitute a Material Adverse Effect (as defined below) in any single instance or a Material Adverse Change (as defined in Section 6.2(e)) in any one or more instances, and all of the conditions to Buyer's obligations set forth in Section 6.1 and 6.2 below have been fully satisfied or waived in writing ("Seller's Bring-Down Certificate"); and (ii) Buyer shall deliver to Seller a certificate dated as of the Closing Date and executed by an executive officer of Buyer which certifies that the representations and warranties made by Buyer in this Agreement and in any other certificate delivered by Buyer pursuant to this Agreement, are true and correct as of the Closing Date, and all of the conditions to Seller's obligations set forth in Section 6.1 and 6.3 below have been fully satisfied or waived in writing ("Buyer's Bring-Down Certificate").

                  For the purposes of this Agreement, a "Material Adverse Effect" means any event, change or circumstance which has had or is reasonably likely to have an economic or financial impact on the business, operations, property, financial condition or results of operations of either Target Entity in excess of $10,000 or any Loss (defined in Section 8.1(a)) or Claim (defined in Section 8.1(a)) affecting the Target Entities in excess of $10,000.

                  (g) Purchase Price Payment. Buyer shall pay Seller the Purchase Price as described in Section 1.3 via a wire transfer that will post in Seller's account within one (1) business day after the Closing Date.

                  (h) Lease Agreement. A lease for the property located at 611 Ryan Plaza, Arlington, Texas by and between Texas Health Systems ("THS"), as lessor, and Buyer, as lessee, in the form attached hereto as Exhibit D, shall be executed by THS and Buyer and delivered by Buyer and Seller (the "Lease Agreement"), and the full service rental rate for the five-year initial lease term of the premises demised by the Lease Agreement shall have been mutually agreed to by Buyer and THS.

                  (i) Transition Services Agreement. Transition Services Agreement between THS and HMTHP and HMHIC respecting THS' provision of certain information systems services and support after Closing, shall have been executed by the parties thereto on or before the date hereof and delivered by Buyer and Seller at Closing on behalf of their respective Affiliates (the "Transition Services Agreement").

                  (j) THR Hospital Provider Agreements. (i) Per diem and risk-sharing Hospital Provider Agreements among THR, THS on behalf of all of its hospital facilities and PacifiCare of Texas, Inc. shall have been executed by the parties thereto effective as of October 1, 1999 and delivered by Buyer and Seller at Closing on behalf of their respective Affiliates; and (ii) Per diem and risk-sharing Hospital Provider Agreements between THR, THS on behalf of all of its hospital facilities and HMTHP, in the forms attached hereto as Exhibit E and Exhibit F shall have been executed by the parties thereto and delivered by Buyer and Seller at Closing on behalf of their respective Affiliates (collectively, the "THR Hospital Provider Agreements").

                  (k) License Agreement. Trademark License Agreement between THR, as licensor, and HMTHP, HMHIC, and PacifiCare of Texas, Inc., as licensee, respecting the use of the "Harris Methodist" name for a limited, transitional period of time after Closing, in the form attached hereto as Exhibit G shall have been executed by the parties thereto and delivered by Buyer and Seller on behalf of their respective Affiliates (the "License Agreement").

                  (l) Regulatory Consents and Approvals. (i) Seller shall deliver to Buyer written evidence that all consents and approvals from any Governmental Authority required to be obtained by Seller or either Target Entity, including the approval of TDI, to consummate the sale and transfer of the Stock as contemplated by this Agreement; and (ii) Buyer shall deliver to Seller written evidence of all consents and approvals from any Governmental Authority required to be obtained by Buyer to consummate the purchase of the Stock as contemplated by this Agreement.

                  (m) Third Party Consents. Seller shall deliver to Buyer all Material Consents and Notices as described in Section 6.2(f).

                  (n) Evidence of Termination of Intercompany Arrangements. Seller shall deliver to Buyer written evidence of the termination of the Intercompany Arrangements as required by Section 5.13.

                  (o) Evidence of Discontinuation of Express Scripts Agreement. Seller shall deliver to Buyer written evidence that the Contract involving Express Scripts and the Target Entities has been discontinued as contemplated by Section 5.16 below.

                  (p) Withdrawal of HMHIC Products. Seller shall deliver to Buyer written evidence that HMHIC has given notice of withdrawal certain products from the State of Texas as referred to in Section 6.2(i).

                  (q) THR Release and Assignment of Claims. Seller shall deliver to Buyer a written release executed by THR which releases PacifiCare of Texas, Inc. from all claims and liabilities arising from hospital services furnished by THR-affiliated hospitals to PacifiCare of Texas HMO members who were assigned to Genesis Physicians Practice Association as their primary care medical group, which release and assignment of claims shall be in form and substance satisfactory to PacifiCare of Texas, Inc. and its legal counsel.

                  (r) Arlington Memorial Hospital Agreement. Per diem Hospital Provider Agreements between Arlington Memorial Hospital and HMTHP and PacifiCare of Texas, Inc., respectively, in the forms of the per diem THR Hospital Provider Agreements, and with the parameters for rates set forth on Exhibit H attached hereto, shall have been executed by the parties thereto and delivered by Buyer and Seller at Closing on behalf of their respective Affiliates.

                  (s) Evidence of Termination or Assignment of Leases. Seller shall deliver to Buyer written evidence of the termination or assignment of all of the Leases as required by Section 5.21.

                  (t) Evidence of Assignment of Assets. Seller shall deliver to Buyer written evidence that the Target Entities have acquired title to certain Assets and leases or licenses of certain Assets which are used in the business of the Target Entities as required by Section 5.22.

         SECTION 2.3 FORM OF CLOSING DOCUMENTS AND TIMING. Each document delivered at or before the Closing pursuant to Section 2.2 shall be in form reasonably satisfactory to counsel for each Party, be appropriately executed and, if applicable, shall be in form suitable for filing. Each Party shall deliver such number of executed agreements, certificates and opinions as the Party to receive such documents may reasonably request. All acts, deliveries and confirmations comprising the Closing, including all conditions precedent to Closing, regardless of chronological sequence, shall be deemed to occur contemporaneously and simultaneously upon the occurrence of the last act, delivery, confirmation or condition of the Closing and no such act, delivery, confirmation or condition shall be effective unless and until the last of all such items shall have occurred.

                                   ARTICLE III

        REPRESENTATIONS AND WARRANTIES OF THR, SELLER AND TARGET ENTITIES

         For purposes of this Agreement, HMTHP and HMHIC are sometimes referred to individually as a "Target Entity" and collectively as the "Target Entities." The following representations and warranties are made jointly and severally by Seller and THR as of the Execution Date and as of the Closing Date with reference to Seller, THR or the referenced Target Entity or Target Entities, as the context may require.

         SECTION 3.1 ORGANIZATION AND EXISTENCE. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. THR is a nonprofit corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Each of HMTHP and HMHIC is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Each of the Target Entities has the corporate power and authority to own, operate and lease its properties and assets and carry on its business and operations in all material respects as now owned, operated, leased or conducted. There is no state in the United States in which HMTHP or HMHIC is duly qualified or licensed to do business as a foreign corporation. The jurisdictions set forth on Schedule 3.1 of the Disclosure Schedule executed by Seller and THR, and delivered to Buyer concurrently with the delivery of this Agreement (the "Disclosure Schedule", which is attached hereto as Exhibit I), are the only jurisdictions in which the property owned, leased or operated by HMTHP or the conduct of HMTHP's business (the "HMTHP Business") and the property owned, leased or operated by HMHIC or the conduct of HMHIC's business (the "HMHIC Business") makes qualification or licensure necessary. The Target Entities' respective minute books contain correct (other than typographical errors) and substantially complete records of meetings and consents in lieu of meetings of the Target Entities' respective boards of directors (and any committees) and shareholders, and accurately reflect all transactions referred to therein in all material respects and contain accurate, correct and complete records of the Target Entities' articles of incorporation (as amended or restated) and bylaws (as amended or restated). The stock books and stock ledgers of the Target Entities are complete and correct. The minute books of the Target Entities' reflect all material corporate actions of the Target Entities' respective shareholders, board of directors and committees thereof.

         SECTION 3.2 AUTHORITY AND ENFORCEABILITY. (a) Seller has all requisite corporate power and authority to enter into, deliver and perform this Agreement and the Disclosure Schedule, the Lease Agreement, the THR Hospital Provider Agreements, the Transition Services Agreement, the License Agreement, Seller's Bring Down Certificate and any other documents contemplated by this Agreement (collectively, the "Related Documents") to which Seller is party and to consummate the Transactions. All acts or proceedings required to be taken by Seller to authorize the execution, delivery and performance of this Agreement and the Transactions have been duly and validly taken and, by Closing, each Related Document to which Seller is a party will be duly authorized, executed and delivered by Seller pursuant to all necessary corporate action. Assuming the due authorization, execution and delivery by the other parties thereto (except
THR), this Agreement constitutes, and upon their execution and delivery at the Closing, each Related Document to which Seller is a party, will constitute the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with their respective terms.

                  (b) THR has all requisite corporate power and authority to enter into, deliver and perform this Agreement and the Related Documents to which THR is party and to cause the consummation of the Transactions. All acts or proceedings required to be taken by THR to authorize the execution, delivery and performance of this Agreement and the Transactions have been duly and validly taken and by Closing, each Related Document to which THR is a party will be duly authorized, executed and delivered by THR pursuant to all necessary corporate action. Assuming the due authorization, execution and delivery by the other parties thereto (except Seller), this Agreement constitutes, and upon their execution and delivery at the Closing, each Related Document to which THR is a party, will constitute the legal, valid and binding obligation of THR, enforceable against THR in accordance with their respective terms.

         SECTION 3.3 NO CONFLICT. Except as set forth on Schedule 3.3 of the Disclosure Schedule, neither the execution and delivery by Seller or THR of this Agreement, the consummation of the Transactions by Seller, nor compliance by Seller or THR with any of the provisions of this Agreement or any Related Documents to which Seller or THR is a party will (a) conflict with any provision of the articles of incorporation or bylaws of Seller, THR or either Target Entity, (b) violate, breach or conflict with, or constitute a default or require any consents under (i) any contract, agreement or arrangement, whether written or oral, to which Seller, THR or either Target Entity is a party or by which any of the Assets of either of the Target Entities is bound, (ii) any Encumbrances affecting the Stock, the Target Entities, the HMTHP Business or the HMHIC Business, or any of their Assets, (iii) any orders, judgments, injunctions, awards, decrees, writs or similar actions (collectively, "Orders") of a government or political subdivision of a government, or any agency, department, commission, board, bureau, court, tribunal, body administrative or regulatory authority or instrumentality of a government or political subdivision of a government (collectively, "Governmental

Authorities") having jurisdiction over or relating to Seller, THR or either of the Target Entities, or (iv) any franchise, license, certificate, registration, permit, authorization, approval of, or any required regulation with, a Governmental Authority, including the Insurance Licenses (collectively, "Licenses") relating to Seller, THR or either of the Target Entities, or (c) violate any law, statute, code, restriction, writ, ordinance, order, judgment, decree, directive, injunction, rule or regulation (collectively, "Legal Requirements") of a Governmental Authority applicable to Seller, THR or either Target Entity.

         SECTION 3.4 NO CONSENTS OR APPROVALS. (a) Except as set forth on
Schedule 3.4(a) of the Disclosure Schedule, neither Seller, THR nor either Target Entity is required to obtain any consent, approval, Permit or waiver of, make any filing with, submit any notification to or seek to obtain any action by, any Governmental Authority in connection with the execution, delivery or performance of this Agreement by Seller or THR, the consummation of the Transactions or the change of ownership or control of either Target Entity.

                  (b) Except for any individual, trustee, corporation, general or limited partnership, limited liability company or partnership, joint venture, joint stock company, bank, firm, trust, association, organization or unincorporated entity of any kind (together with a Governmental Authority, a "Person") listed on Schedule 6.2(f) of the Disclosure Schedule, neither Seller, THR nor either Target Entity is required to seek or obtain the consent or approval of any other Person or to furnish notice to any other Person as a result of the sale of the Stock to Buyer or the consummation of the Transactions.

         SECTION 3.5 CAPITALIZATION OF TARGET ENTITIES.

                  (a) The authorized capital stock of HMTHP consists of 2,000,000 shares of Class A Voting Common Stock, $.01 par value per share, 2,000,000 shares of Class B Nonvoting Common Stock, $.01 par value per share, and 2,000,000 shares of Class C Nonvoting Common Stock, $.01 par value per share. One hundred (100) shares of Class A Voting Common Stock of HMTHP are held beneficially and of record by Seller (hereinabove, identified as the HMTHP Stock). Except as heretofore provided, HMTHP has no other classes of capital stock authorized or outstanding. Each issued and outstanding share of HMTHP Stock is duly authorized, validly issued, fully paid and nonassessable and has not been re-issued and is not owned or held in violation of any preemptive, subscription or other right of any Person to acquire securities of HMTHP, and was issued in full compliance with all applicable state and federal securities Laws. The HMTHP Stock constitutes in the aggregate all of the issued and outstanding capital stock of HMTHP. There are no (i) options, warrants, calls, commitments or rights to purchase or otherwise acquire any shares of capital stock of HMTHP, (ii) outstanding securities of HMTHP that are convertible into or exchangeable or exercisable for shares of capital stock of HMTHP, (iii) options, warrants or other rights to purchase from HMTHP any convertible or exchangeable securities issued by HMTHP, (iv) contracts, agreements or other arrangements (written or oral) relating to the issuance of any stock by HMTHP, or any options, warrants or rights pursuant to which HMTHP is subject or bound or (v) outstanding obligations of HMTHP to repurchase, redeem or otherwise acquire any capital stock of HMTHP.

                  (b) The authorized capital stock of HMHIC consists of 700,000 issued shares of common stock at $1.00 par value per share. Except as provided in the foregoing sentence, HMHIC has no other classes of capital stock authorized or outstanding. All 700,000 shares of HMHIC common stock, $1.00 par value per share, are held beneficially and of record by Seller (hereinabove, identified as the HMHIC Stock). Each issued and outstanding share of HMHIC Stock is duly authorized, validly issued, fully paid and nonassessable and has not been re-issued and is not owned or held in violation of any preemptive, subscription or other right of any Person to acquire securities of HMHIC, and was issued in full compliance with all applicable state and federal securities Laws. The HMHIC Stock constitutes in the aggregate all of the issued and outstanding capital stock of HMHIC. There are no (i) options, warrants, calls, commitments or rights to purchase or otherwise acquire any shares of capital stock of HMHIC, (ii) outstanding securities of HMHIC that are convertible into or exchangeable or exercisable for shares of capital stock of HMHIC, (iii) options, warrants or other rights to purchase from HMHIC any convertible or exchangeable securities issued by HMHIC, (iv) contracts, agreements, or other arrangements (written or oral) relating to the issuance of any stock by HMHIC, or any options, warrants or rights pursuant to which HMHIC is subject or bound or (v) outstanding obligations of HMHIC to repurchase, redeem or otherwise acquire any capital stock of HMHIC.

         SECTION 3.6 TITLE TO THE STOCK. Seller is the record and beneficial owner of, and has good, valid and indefeasible title to, all, and not less than all, shares of the HMTHP Stock and the HMHIC Stock. Seller is the sole, exclusive and absolute owner of all of the HMTHP Stock and the HMHIC Stock, free and clear of all Encumbrances. The HMTHP Stock and the HMHIC Stock are not subject to any restrictions on transferability other than those imposed by applicable securities laws. There are no options, warrants, calls, commitments or rights of any character to purchase or otherwise acquire the HMTHP Stock and/or the HMHIC Stock from Seller pursuant to which Seller may be obligated to sell or transfer the HMTHP Stock and/or the HMHIC Stock, other than pursuant to this Agreement. Seller has full voting power over the HMTHP Stock and the HMHIC Stock and is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of the HMTHP Stock and the HMHIC Stock.

         SECTION 3.7 INTERESTS IN OTHER ENTITIES. Neither HMTHP nor HMHIC owns or controls any securities or other ownership interest in any Person.

         SECTION 3.8 FINANCIAL CONDITION. Seller has delivered to Buyer true and correct copies of (a) the audited financial statements of HMTHP and HMHIC for the years ended on December 31, 1997 and December 31, 1998 (including a balance sheet, an income statement and the notes thereto), (b) the unaudited financial statements (including a balance sheet and an income statement) of HMTHP and HMHIC for the seven months ended on July 31, 1999 and (c) the Statutory Financial Statements defined in
Section 3.23(f) below (collectively, the "Financial Statements"). The Financial Statements are in accordance with the books of accounts and records of the Target Entities and present fairly, accurately and completely, in all material respects, the liabilities and obligations, financial condition and the results of operations and the cash flows of the applicable entity or entities as of the dates referred to in those Financial Statements, all in accordance with SAP (except as otherwise disclosed therein), subject, in the case of interim statements, to normal year-end adjustments. The Closing SAP Balance Sheets, the Closing GAAP Balance Sheets and the Statutory Financial Statements to be delivered to Buyer pursuant to Section 5.6 below (collectively, the "Future Financial Statements") will be prepared in accordance with SAP or, in the case of the Closing GAAP Balance Sheets, generally accepted accounting principles, applied consistently for the period specified ("GAAP"), will be consistent with the books and records of the Target Entities, and will present fairly, accurately and completely the liabilities and obligations, financial condition and the results of operations and the cash flows of the Target Entities as of the dates referred to in the Future Financial Statements. All outstanding accounts and notes receivable in an amount in excess of $10,000 reflected on the Financial Statements and to be reflected on the Future Financial Statements are valid claims against account debtors for services rendered by the Target Entities, subject to no defenses, offsets or counterclaims which are not adequately reserved against on the applicable financial statements. All receivables of the Target Entities arose in the ordinary course of business. No receivables of the Target Entities are subject to prior assignment or Encumbrances. The Target Entities have not incurred any Encumbrances or liabilities to any Person for discounts or otherwise, other than in the ordinary course of business. The Target Entities will have no liability in excess of $10,000 for any refunds, bad debts or uncollectible accounts which are not reserved against in the Financial Statements or will be reserved against in the Future Financial Statements regarding services rendered by the Target Entities.

         SECTION 3.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth on Schedule 3.9 of the Disclosure Schedule, since July 31, 1999, neither HMTHP nor HMHIC has (a) except in the ordinary course of business, consistent with past practices sold, transferred or otherwise disposed of, or agreed to sell, transfer or otherwise dispose of any of its assets; (b) entered or agreed to enter into any agreement or arrangement granting any preferential rights to purchase any of its assets, or requiring the consent of any Person to the transfer or assignment of any of its assets; (c) terminated or amended any Material Contract or any Contract related to a Material Subscriber Group, Material HMTHP Broker, Material HMHIC Broker, Material HMTHP Provider, Material Policyholder, Material HMHIC Broker or Material HMHIC Provider; (d) made any material changes in the accounting, actuarial, investment, reserving, underwriting or claims administration or servicing policies, practices or procedures, standards, methods, assumptions or principles of HMTHP or HMHIC; (e) taken any action with respect to the payment of any distributions in cash or property to its stockholders; (f) made any change in the authorized or issued capital stock of HMTHP or

HMHIC, merged or consolidated with any other entity, repurchased, redeemed or otherwise acquired any outstanding shares of capital stock or other securities of HMTHP or HMHIC, or issued or sold any capital stock or issued or granted any option, warrant, call, commitment, subscription, right to purchase or contract of any character relating to the authorized or issued capital stock of HMTHP or HMHIC or any securities convertible into or exchangeable for shares of capital stock of HMTHP or HMHIC; (g) amended its articles of incorporation, bylaws, or the terms of the its stock; (h) incurred any indebtedness, in any one or more instances, for borrowed money in excess of $20,000; (i) created or assumed any Encumbrance on any Asset of HMTHP or HMHIC; (j) suffered any damage, destruction or other casualty loss affecting HMTHP or HMHIC which, after giving effect to any applicable insurance payment, has had or could reasonably be expected to have a financial impact on HMTHP or HMHIC in excess of $20,000; or (k) entered into any other transaction or taken any other action other than in the ordinary course of business.

         SECTION 3.10 CERTAIN CONTRACTS. Schedule 3.10 of the Disclosure Schedule sets forth a complete and correct list of all contracts, agreements or other arrangements, whether written or oral, to which either of the Target Entities is a party or is subject or by which any of their respective Assets is bound ("Contracts"), with the exception of any Broker Agreements, Insurance Contracts, Provider Agreements or Subscriber Agreements unless specifically referenced below: (a) relating to any reinsurance arrangements or stop-loss arrangements; (b) evidencing or relating to indebtedness for borrowed money; (c) relating to the Real Property (including the Leases, deeds, title policies and environmental matters) (as defined in Section 3.11(a)); (d) relating to any of the Intellectual Property or Information Systems; (e) that are operating or capital leases of Assets relating to or used in the business of either of the Target Entities and involving monetary obligations of more than $20,000 per year; (f) that are purchase or supply contracts relating to the businesses of either of the Target Entities involving monetary obligations by or to any of the Target Entities of more than $20,000 per year; (g) that are between either of the Target Entities and Seller, any other Affiliate thereof, or any director or officer of a Target Entity or Affiliate thereof; (h) are the Employment Contracts or otherwise relate to employment, severance, employee benefits, retention, consulting, non-competition or confidentiality arrangements involving either of the Target Entities; (i) that is a partnership, joint venture or similar arrangement or involves the sharing of profits, services, expenses or information involving either of the Target Entities; (j) that is an agency, dealer, sales representative, marketing or other similar agreement or arrangement or relates to advertising or public relations; (k) providing for the sale or acquisition of any asset in excess of $20,000; (l) with respect to the discharge, storage or removal of wastes, pollutants, hazardous substances or hazardous wastes; (m) with respect to tax-sharing or to indemnify any Person or to share any tax liability of any Person; (n) pursuant to which either Target Entity is required to refrain from competing in any line of business or with any Person in any geographical area, obligated to do business exclusively or obligated to provide most favored nations pricing to any Person, including in the case of this clause (n), any such Contracts which are Provider Agreements, Broker Agreements, Insurance Contracts or Subscriber Agreements; (o) relating to the acquisition of the business, equity or assets of any Person pursuant to which any party thereto has any continuing duty, obligation or exposure to liability; (p) with third party administrators or other Persons for the provision of any management, administrative or claims processing services; (q) that will extend beyond the Closing and is not terminable upon ninety (90) calendar days or less notice without payment or penalty in excess of $20,000; (r) with payors, including those for joint marketing arrangements; (s) that is a power of attorney, proxy or similar instrument; (t) pursuant to which either Target Entity has agreed to indemnify another Person (including an Affiliate) or pursuant to which another Person (including an Affiliate) has agreed to indemnify either Target Entity; or
(u) involving either of the Target Entities, which otherwise are material to the business of the Target Entities (the Contracts described in clauses (a) through (u), including any amendments thereto, being collectively referred to as the "Material Contracts"). Complete and correct copies of all written Material Contracts, including any and all amendments and other modifications thereto, and true and correct written summaries of all oral Material Contracts, have been delivered to Buyer. All Material Contracts (x) are valid and binding obligations of the applicable Target Entity and, to the Knowledge of Seller, the other parties to those Contracts, (y) are in full force and effect and are enforceable as to the applicable Target Entity and, to the Knowledge of Seller, the other parties to those Material Contracts, in accordance with their terms and (z) have not been further amended or modified or terminated through the Execution Date and subsequently prior to the Closing. Except as set forth on Schedule 6.2(f) of the Disclosure Schedule, no approval or consent is required to be obtained, and no notice is required to be given, under any Material Contract in connection with the sale of the Stock to Buyer. Neither of the Target Entities is in default under and has not breached any Material Contract, except where such default or breach would not cause, result in or constitute a Material Adverse Effect. No other party to any Material Contract has (i) to the Knowledge of Seller, breached a Material Contract or is in default under such Material Contract, (ii) given notice that it intends to terminate a Material Contract or
(iii) altered its performance under a Material Contract in any way which would cause, result in or constitute a Material Adverse Effect. No event, condition or circumstance has occurred (or, to the Knowledge of Seller, is alleged by any other party to a Material Contract to have occurred), including the consummation of the Transactions, that, with or without due notice or lapse of time or both, would constitute, a breach or event of default on the part of either Target Entity, would provide a basis for a valid claim or acceleration under any Material Contract as against either of the Target Entities, would prevent either of the Target Entities from exercising and obtaining the full benefits of any rights or options contained therein or would result in the termination, cancellation or nonrenewal of a Material Contract. Schedule 3.10 of the Disclosure Schedule sets forth all pending written or, to the Knowledge of Seller, oral cancellation, termination or nonrenewal notices given by any party to a Material Contract. Except as summarized on Schedule 3.10 of the Disclosure Schedule, all Material Contracts are executed and in writing except where such failure does not cause, result in or constitute a Material Adverse Effect.

         SECTION 3.11 PROPERTIES AND ASSETS.

                  (a) Title to Real Property. Neither of the Target Entities currently owns or in the past has owned, any real property. HMTHP has a valid leasehold interest in the real property on Schedule 3.11(a) of the Disclosure Schedule (the "Real Property") pursuant to the lease agreement(s) described in Schedule 3.11(a) of the Disclosure Schedule. The Disclosure Schedule provides a complete and accurate description of all leases for real property used in the business of the Target Entities or to which either Target Entity is a party or is subject (the "Leases"). No amount payable under any Lease is past due and all property tax liability with respect to the subject property has been fully accrued and paid.

                  (b) Use of Real Property. There are no condemnation or eminent domain proceedings pending (for which written notice has been provided to either of the Target Entities) or, to the Knowledge of Seller, threatened, against the Real Property by any Governmental Authority. There are no material variances, special exceptions, conditions or agreements pertaining to the Real Property imposed or granted by or entered into by HMTHP or, to the Knowledge of Seller, enforceable by, any Governmental Authority. Except as and to the extent set forth on
         Schedule 3.11(b) of the Disclosure Schedule, no written notice from any Governmental Authority has been provided to either of the Target Entities requiring or calling attention to the need for any work, repair, construction, alteration or installation on, or in connection with, the Real Property. To the Knowledge of Seller, the current and any previous operations of the Target Entities are permitted uses under applicable zoning regulations and there is no requirement for any special exception, variance or other conditional approval to permit the continued operations on the Real Property.

                  (c) Title to Personal Property and Other Assets. Except as and to the extent set forth in Schedule 3.11(c) of the Disclosure Schedule, each of the Target Entities has good, valid and marketable title to and is the exclusive legal and equitable owner of, or has a valid leasehold interest in, all items of personal property, buildings, improvements, equipment and all other assets and properties (whether personal or mixed, tangible or intangible and whether or not fully depreciated, amortized or expensed) used in their respective Businesses ("Assets"), and those Assets are subject to no Encumbrance, title defect, Contract, lease, license or sale, except as and to the extent set forth on
         Schedule 3.11(c) of the Disclosure Schedule. Attached as Exhibit 3.11(c) to Schedule 3.11(c) is a correct and complete list of all Assets owned by the Target Entities. Schedule 3.11(c) also sets forth a correct and complete list of all leases (whether capital or operating) of personal property and other Assets used in the Target Entities' businesses. The Target Entities are in peaceable possession of the Assets covered by each such lease.

                  (d) Condition of Assets. Except as and to the extent set forth on Schedule 3.11(d) of the Disclosure Schedule, the Assets owned or used by the Target Entities are in good and normal operating condition and repair (ordinary wear and tear excepted) and are suitable for their present uses.

                  (e) Investment Assets. Each of the Target Entities has good, valid and marketable title to all of their respective Investment Assets, free and clear of any Encumbrances. Except as set forth on
         Schedule 3.11(e), none of the material Investment Assets is in default in the payment of principal or interest or dividends or permanently impaired to any extent. All Investment Assets comply, and the acquisition thereof complied, with all applicable Legal Requirements. An accurate and complete list of Investment Assets as of the date immediately preceding the Closing Date will be recorded on the final and conclusive Closing SAP Balance Sheets. Any Contract pursuant to which a third party manages any of the Investment Assets is set forth on Schedule 3.11(e). All Investment Assets are properly valued in accordance with regulations of the Securities Valuation Office of the NAIC. For purposes of this Agreement, "Investment Assets" means (i) any investment assets set forth in the 1998 Statutory Insurance Statements of the Target Entities including bonds, notes, debentures, mortgage loans, real estate, collateral loans and all other instruments of indebtedness, stocks, partnership or joint venture interests and all other equity interests, certificates issued by or interests in trusts, derivatives and all other assets acquired for investment purposes (except investment assets sold since the date of such statements in the ordinary course of business) and (ii) any Investment Assets acquired between the period since such date and the Closing Date.

                  (f) Books and Records. All files, records and incidental documentation of the Target Entities (including all Contracts, computer records, general ledgers, books and records, Member and Insured records and lists, Provider records, Contract information, credit records and other information maintained by the Target Entities) are kept in the ordinary course of business in accordance with commercially reasonable business practice and applicable Legal Requirements Known to Seller and accurately and fairly reflect all material transactions. Except as set forth on Schedule 3.11(f) of the Disclosure Schedule, neither of the Target Entities has any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under its exclusive ownership and direct control.

         SECTION 3.12 LITIGATION.

                  (a) Existence. Except as set forth on Schedule 3.12 of the Disclosure Schedule, neither of the Target Entities is subject to (i) any Order or (ii) any settlement agreement which requires either Target Entity to perform or to refrain from performing any obligations or activities after the Closing. Except as set forth on Schedule 3.12 of the Disclosure Schedule, neither of the Target Entities is a party to, nor is it bound by, nor does it have any monetary or non-monetary obligation under any settlement agreement or Order which could reasonably be expected to affect their respective businesses or any agreement, waiver or consent tolling any statute of limitations or which involves any monetary or non-monetary obligation required to be performed (or otherwise complied with) on or after the Closing Date. Except as and to the extent set forth on Schedule 3.12 of the Disclosure Schedule and except for workers' compensation claims in which damages asserted are less than $50,000, there are no Claims (as defined in Section 8.1(a) below) pending or, to the Knowledge of Seller, threatened against either Target Entity or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the consummation of the Transactions. Schedule 3.12 of the Disclosure Schedule sets forth a complete and correct list of all workers' compensation Claims in excess of $50,000 pending against either of the Target Entities.

                  (b) Effect. No Claim set forth on Schedule 3.12 of the Disclosure Schedule, individually or in the aggregate, if adversely decided, could reasonably be expected to have a Material Adverse Change (as defined in Section 6.2(e) below) on either of the Target Entities or prevent the consummation of the Transaction.

                  SECTION 3.13 EMPLOYEE BENEFIT PLANS.

                  (a) Identification of Plans. Schedule 3.13(a) of the Disclosure Schedule contains a complete and correct list of (i) all employee welfare benefit and employee pension benefit plans as defined in Sections 3(1) and 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including plans that provide retirement income or result in a deferral of income by employees for periods extending to termination of employment or beyond, and plans that provide medical, surgical or hospital care benefits or benefits in the event of sickness, accident, disability, death or unemployment and
         (ii) all other material employee benefit agreements or arrangements that are not ERISA plans, including deferred compensation plans, incentive plans, bonus plans or arrangements, stock option plans, stock purchase plans, stock award plans, golden parachute agreements, severance pay plans, dependent care plans, cafeteria plans, employee assistance programs, scholarship programs, employment contracts, retention incentive agreements, noncompetition agreements, consulting agreements, confidentiality agreements, vacation policies, and other similar plans, agreements and arrangements that are currently in effect or were maintained within three years before the Execution Date to which any of the Target Entities is a party or contributed or was legally obligated to contribute, or have been approved but are not yet effective, for the benefit of one or more directors, officers, employees or former employees of either of the Target Entities, or their beneficiaries (collectively, "Designated Plans"). Schedule 3.13(a) of the Disclosure
         Schedule identifies each of the Designated Plans that is subject to
         Section 302 or Title IV of ERISA or Section 412 of the Internal Revenue Code of 1986, as amended (the "Code").

                  (b) Funding Requirement; Title IV Plans. Neither the Target Entities nor any entity that is treated as a single employer together with the Target Entities under Section 414 of the Code or Section 4001 of ERISA ("ERISA Affiliate") maintains or has ever maintained any pension benefit plan subject to the funding requirements of Section 412 of the Code or Section 302 of ERISA other than a plan which is frozen. As of the Closing Date, neither Buyer's Group nor the Target Entities will be responsible for any prior, current or future contributions to any such plan. Neither the Target Entities nor any ERISA Affiliate maintains or has ever maintained a pension benefit plan subject to Title IV of ERISA.

                  (c) Contributions to Designated Plans. All contributions required to be made with respect to any Designated Plan for plan years beginning before the Closing Date have been made. All contributions to any Designated Plan which are intended to be made by salary reduction or similar means have been withheld from participants and deposited as required by such plans except for contributions, if any, for the payroll period commencing immediately before the Execution Date. Seller shall make, or cause Target Entities to make, all other contributions required under the Designated Plans up to the Closing Date.

                  (d) Multiemployer Plans. No Target Entity or any entity that was at any time during the six year period ending on the Execution Date an ERISA Affiliate has ever maintained, had an obligation to contribute to, contributed to, or incurred any liability with respect to a multiemployer plan, as defined in Section 3(37) of ERISA, or a plan described in Section 4063(a) of ERISA.

                  (e) Qualifications. The terms of all Designated Plans that are intended to qualify under Section 401(a) of the Code (i) have been determined by the IRS to qualify under Section 401(a) of the Code, or
         (ii) the applicable remedial amendment periods under Section 401(b) of the Code will not have expired prior to the Closing Date.

                  (f) Claims. There is no litigation, action, proceeding, audit, examination or claim pending, or to the Knowledge of Seller, threatened relating to any Designated Plan (other than routine claims for benefits) that will result in a Material Adverse Effect.

                  (g) Penalties. None of the Target Entities or any other entity has engaged in a transaction that could reasonably be expected to result in the imposition upon a Target Entity of a civil penalty under
         Section 409 or 502 of ERISA or a tax under Section 4975 or 4976 of the Code with respect to any Designated Plan.

                  (h) Compliance. There is no risk of a Material Adverse Effect upon either Target Entity that will result from the failure of any Designated Plan to have been operated and administered in all material respects in accordance with its terms and applicable laws, including ERISA, the Code, the Consolidated Omnibus Budget Reconciliation Act of 1985, and the Health Insurance Portability and Accountability Act of 1996.

                  (i) Certain Requirements. To the Knowledge of Seller, each Designated Plan that is intended to satisfy the requirements of Section 501(c)(9) of the Code has satisfied such requirements. Schedule 3.13(i) of the Disclosure Schedule identifies each Designated Plan that is intended to satisfy the requirements of Section 501(c)(9) of the Code.

         SECTION 3.14 COMPLIANCE WITH LAWS AND LICENSES.

                  (a) Compliance. Except as set forth on Schedule 3.14(a) of the Disclosure Schedule, the business of each Target Entity has been conducted and is now being conducted in all material respects in substantial compliance with all Legal Requirements (including all Health Benefit Laws (as defined below) and all environmental laws applicable to the Target Entities, the use of their Assets, or the conduct of their businesses), Orders of Governmental Authorities having jurisdiction over it and all Licenses relating to its Business. No notice or warning has been served on Seller or either Target Entity from any Governmental Authority or other Person which alleges or asserts a violation of any Legal Requirement or which requires, seeks or calls attention to the necessity of any adjustments, modifications or alterations in operations, businesses or assets of either Target Entity, nor to Seller's Knowledge is there any meritorious basis therefor. Schedule 3.14(a) of the Disclosure Schedule also sets forth a list of all Orders of Governmental Authorities to which the business or operations of either Target Entity will be subject after the Closing which are not applicable to businesses or the Target Entities' industry in general.

                  (b) Possession of Licenses. Except as set forth on Schedule 3.14(b) of the Disclosure Schedule, each Target Entity possesses all Licenses (including Insurance Licenses) necessary to lawfully own and operate its properties and assets and to lawfully conduct its business as it is currently conducted, including those applicable to a health maintenance organization ("HMO"), preferred provider organization ("PPO") or an insurance, reinsurance, third-party administrator ("TPA") or utilization review

         ("UR") agent or administrator business as appropriate. Except as set forth on Schedule 3.14(b) of the Disclosure Schedule, such Licenses (including the Insurance Licenses) are valid, subsisting and in full force and effect, and each Target Entity has fulfilled its obligations under each of those Licenses (including the Insurance Licenses), and no event has occurred or condition or state of facts exists that constitutes or, after notice or lapse of time or both, would constitute, a default or violation under any of those Licenses (including the Insurance Licenses) or would permit revocation or termination of, or limitations or restrictions upon, any of those Licenses (including the Insurance Licenses) or would give rise to a fine or other Loss against a Target Entity. No Target Entity has received any citation, suspension, revocation, limitation, warning or similar matter issued by any Governmental Authority with respect to its business activities or operations or Licenses (including the Insurance Licenses) which has not been resolved to the Governmental Authority's satisfaction. Except as set forth on Schedule 3.14(b) of the Disclosure Schedule, in respect of those Licenses (including the Insurance Licenses), no proceeding or other Claim is pending or, to the Knowledge of Seller, threatened seeking revocation, termination, limitation or restriction with respect to any of those Licenses (including the Insurance Licenses) or imposition of a fine or other Loss against a Target Entity.

                  (c) Health Benefit Laws Defined. For purposes of this Agreement, the term "Health Benefit Law" means all Legal Requirements relating to the licensure, certification, qualification or authority to transact business relating to the provision of, payment for, arrangement of, or administration or utilization of health benefits, insurance or Provider claims, including ERISA, the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, the Health Insurance Portability and Accountability Act of 1996, the HMO Act, the Medicare+Choice Program Laws, and other laws relating to the regulation of HMOs, workers compensation, managed care organizations, insurance companies, PPOs, point-of-service plans, third party administrators, utilization review agents, certificates of need, third-party administrators, utilization review, coordination of benefits, hospital reimbursement, Medicare and Medicaid participation, fraud and abuse, patient referrals and provider incentives.

         SECTION 3.15 NO UNDISCLOSED LIABILITY; INDEBTEDNESS. Except as set forth on Schedule 3.15 of the Disclosure Schedule, neither of the Target Entities has any liabilities or obligations, whether accrued, absolute, contingent or otherwise, (i) which are not reflected or fully reserved against in the Financial Statements and which will not be properly reserved against and recorded on the Future Financial Statements, or (ii) which would not have to be recorded on the Target Entities' Financial Statements or Future Financial Statements, including those reflecting the Target Entities' financial condition as of the date immediately preceding the Closing Date, if such financial statements were prepared in accordance with GAAP. Except as set forth on
Schedule 3.15 of the Disclosure Schedule, neither of the Target Entities has any obligations with respect to borrowed money, letters of credit, notes, bonds or similar instruments, with respect to any capitalized lease or with respect to any guaranty of debt for borrowed money. The transfer of the Stock will not cause the acceleration of or otherwise adversely affect the terms or conditions of those obligations described in the immediately preceding sentence, and will not create a lien or Encumbrance upon the Stock.

         SECTION 3.16 PERSONNEL INFORMATION; LABOR RELATIONS.

                  (a) Identification of Employees. Schedule 3.16(a) of the Disclosure Schedule sets forth a complete and correct list of all directors and officers of the Target Entities and all other individuals employed by the Target Entities as of the Execution Date, together with such individual's title or job description and date of hire, and, for each salaried individual, such individual's salary (with last date of increase) and incentive compensation paid in respect of the last calendar year, and benefit arrangements, including any supplemental retirement benefits or allowances. Except as and to the extent set forth on Schedule 3.16(a) of the Disclosure Schedule, none of Seller, or the Target Entities has received notification that any of the employees named in Schedule 3.16(a) of the Disclosure Schedule plans to terminate his or her employment during the 1999 calendar year, whether by reason of the Transactions or otherwise. Schedule 3.16(a) sets forth a correct and complete list of all written Contracts with officers, directors and employees of either of the Target Entities (collectively, "Employment Contracts"). No officer, director or employee of either Target Entity has received or is contractually entitled to payments which would constitute "parachute payments" under Section 280G of the Code.

                  (b) Certain Matters Relating to Employees. Except as and to the extent set forth on Schedule 3.16(b) of the Disclosure Schedule:
         (i) there is no labor strike, stoppage, lockout or dispute or slowdown pending or, to the Knowledge of Seller, threatened against either Target Entity, and there has not been any such action during the last three years; (ii) neither of the Target Entities is a party to or bound by any (A) collective bargaining or similar agreement with any labor organization or (B) written work rules or practices agreed to with any labor organization or employee association applicable to employees named in Schedule 3.16(a) of the Disclosure Schedule; (iii) no employee named in Schedule 3.16(a) of the Disclosure Schedule is represented by any labor organization and, to the Knowledge of Seller, there are no current union organizing activities among those employees; (iv) other than those previously provided to Buyer and listed on Schedule 3.16(b), there are no material written personnel policies, rules or procedures applicable to employees named in Schedule 3.16(a) of the Disclosure Schedule (complete and correct copies of the listed documents have been delivered to Buyer); (v) each of the Target Entities, to Seller's Knowledge, during the last three years has been in substantial compliance with all applicable laws in respect of employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and is not engaged in any unfair labor practices as defined in the National Labor Relations Act;
         (vi) there is no unfair
         labor practice charge or complaint against either of the Target Entities pending (for which notice has been provided to Seller or either of the Target Entities) or, to the Knowledge of Seller or any Target Entity, threatened before the National Labor Relations Board or any similar state or federal agency; (vii) there have been no arbitration proceedings or material grievance proceedings arising out of any collective bargaining agreement during the last three years;
         (viii) no charges with respect to or relating to either Target Entity are pending before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices; (ix) none of Seller or any Target Entity has received notice of the intent of any Governmental Authority responsible for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to either Target Entity and no such investigation is in progress; and (x) there are no complaints, lawsuits or other proceedings pending against either Target Entity or, to the Knowledge of Seller, threatened in any forum by or on behalf of any present or former employee of any Target Entity, any applicant for employment or classes of the foregoing, alleging breach of any express or implied contract of employment, any law governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

                  (c) Compliance. There is no risk of a Material Adverse Effect to either Target Entity that will result from the failure of a Target Entity to be in compliance with all Laws relating to employment or labor, including ERISA, the WARN Act, and those Legal Requirements relating to wages, hours, collective bargaining, unemployment insurance, workers' compensation, equal employment opportunity occupational health and safety, severance, collective bargaining and payment of social security and withholding of Taxes, excluding any such non-compliance which arises only as a result of the actions or omissions of the Target Entities or the Buyer after the Closing.

         SECTION 3.17 TAXES. Except as and to the extent set forth on Schedule
3.17 of the Disclosure Schedule:

                  (a) Filing of Returns. Each Target Entity and any affiliated group (within the meaning of Section 1504 of the Code) or similar group under state, local or other applicable law of which a Target Entity is or has been a member ("Affiliated Group") has filed, or caused to be filed in a timely manner (taking into account any and all extensions), all federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms or information returns or claims for refunds relating to Taxes (as defined below) or other written information required to be supplied to any taxing authority in connection with Taxes (as defined below) (including any amended tax returns) ("Tax Returns") required to be filed on or before the Execution Date (and at Closing, before the Closing Date) by Seller, either Target Entity or any member of such Affiliated Group, and all such Tax Returns are complete and correct in all material respects.

                  (b) Payment of Taxes. All taxes, charges, fees, duties, levies, penalties or other assessments imposed by any federal, state, local or foreign authority, including income, alternative minimum income, gross receipts, premium, excise, property, estimated, intangibles, ad valorem, excise tax, alternative or add on minimum tax, value added, sales, gains, use, license, capital stock, transfer, franchise, payroll, withholding, social security or other taxes, including (i) any interest, estimated payments, penalties or additions attributable thereto (whether or not disputed), and (ii) any liability for the payment of any such taxes as a result of Seller or either Target Entity having become a successor to or transferee of any other Person at any time before the Closing Date (collectively, "Taxes") due and payable or claimed to be due and payable from either Target Entity or any Affiliated Group member have been timely paid in full. Since January 1, 1998, the Target Entities have not incurred any Taxes other than in the ordinary course of business. All premium Taxes with respect to premiums received by the Target Entities before the Closing Date shall, as appropriate, either be paid or prepaid prior to the Closing Date, or accrued or reserved for on the final and conclusive Closing SAP Balance Sheets determined pursuant to Section 1.3.

                  (c) Withholding. Each of the Target Entities has complied in all material respects with all applicable laws relating to the withholding of Taxes (including withholding of Taxes pursuant to chapters 3 and 24 of the Code or similar provisions under any state, local, or foreign laws), has, within the time and in the manner prescribed by such laws, withheld and paid over to the proper Governmental Authorities all amounts required to be so withheld and paid over under all such applicable Laws and has, within the time and within the manner prescribed by such laws, filed all Tax Returns with respect to such withholding.

                  (d) Encumbrances. Except for items for ad valorem Taxes and real and personal property Taxes not yet delinquent, there are no Encumbrances for Taxes upon any Assets of the Target Entities.

                  (e) Claims. No deficiency or claim has been formally proposed (including by either a 30-day or 90-day letter), asserted or assessed nor, to the Knowledge of Seller, threatened with regard to any Taxes of either HMTHP, HMHIC or any Affiliated Group or any Tax Returns required to be filed by HMTHP, HMHIC or any Affiliated Group member which has not been paid in full.

                  (f) Information Provided. Seller has provided to Buyer or its representatives (i) complete and correct copies of the relevant portions of the consolidated federal income Tax Returns that include the Target Entities for the taxable periods ended December 31, 1997, and separate federal Tax Returns of Target Entities for December 31, 1996 and the Harris Health Plan, Inc. federal tax information return for December 31, 1995, (ii) complete and correct copies of the relevant portions of the state, local and foreign income Tax Returns that include HMTHP for the taxable periods ended December 31, 1995, 1996 and 1997, and (iii) all examination reports, closing agreements and statements of deficiencies, if any, relating to the audit of such tax returns or relevant portions thereof by the IRS or the relevant state, local or foreign taxing authorities.

                  (g) No Withholding. Buyer shall not be required under any provision of tax law to withhold any amounts otherwise payable to Seller hereunder.

                  (h) Parachute Payments. Neither Target Entity is a party to any Contract that could result, separately or in the aggregate, in the payment of any excess parachute payments within the meaning of Section 280G of the Code and has not made any such excess parachute payments.

                  (i) 341(f) Consents. Neither Target Entity has filed a consent pursuant to Section 341(f) of the Code (or any predecessor provision) or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset as such term is defined in
         Section 341(f)(4).

         SECTION 3.18 INTELLECTUAL PROPERTY AND INFORMATION SYSTEMS.

                  (a) Definition. For purposes of this Agreement, "Intellectual Property" shall mean and include all (i) copyrights embodied in the marketing and sales materials that are currently used by the Target Entities (the preceding being hereinafter referred to as "Copyrights"), the right to sue for past infringement, all copyright applications and registrations therefor, and all applications and filings with public and private agencies, (ii) trademarks, logos, proprietary designs, phrases and other identifications or trade names and service marks or derivations thereof owned or licensed by the Target Entities, or used by either of the Target Entities in the conduct of their respective businesses within the two (2) years prior to the Execution Date (collectively "Marks"), together with the goodwill of the businesses symbolized thereby, the right to sue for past infringement or misappropriation thereof, and all applications and registrations therefor, (iii) United States and foreign patents owned by or licensed to either of the Target Entities ("Patents"), together with the right to sue for past infringement or misappropriation thereof, and all applications and registrations therefor, (iv) proprietary information, technology, trade secrets, know-how, inventions, drawings and technical or marketing information owned by the Target Entities, or used by either of the Target Entities in the conduct of their respective businesses within the two (2) years prior to the Execution Date, and the right to sue for past infringement or misappropriation thereof, and
         (v) any licenses relating to the use of the items contained in the foregoing clauses (i), (ii), (iii) and (iv). However, "Intellectual Property" shall not include any right to use the name "Harris Methodist," including derivatives thereof, except pursuant to the License Agreement.

                  (b) Right to Use. Schedule 3.18 (b) of the Disclosure Schedule sets forth an accurate and complete list of the Copyrights, Marks and the Patents (including the registration numbers of any Marks or Patents which have been registered in the United States Patent and Trademark Office or in any state) and indicates whether such Copyrights, Marks and Patents are owned by the Target Entities or licensed from a third party. Each of the Target Entities either owns sufficient right, title and interest in and to, or, to the Knowledge of Seller, has the right to use, all of the Intellectual Property that is used in its business as currently conducted. To the Knowledge of Seller, such use of the Intellectual Property (including the Information Systems) does not conflict with, infringe upon or violate any patent, trademark, copyright, trade secret or other proprietary, personal or other right of any other Person and no written claim is existing or has been made in the past two (2) years to that effect. To the Knowledge of Seller, there are no administrative, judicial, arbitration or other adversary proceedings pending in any court, intellectual property registry or other adjudicatory forum involving either of the Target Entities and third parties concerning the Intellectual Property or any third parties' intellectual property.

                  (c) Information Systems. Except as set forth on Schedule 3.18(c) of the Disclosure Schedule: (i) as to Information Systems licensed by the Target Entities, Seller represents and warrants that, to the Knowledge of Seller, such Information Systems are and will be Year 2000 Compliant for a period of eighteen (18) months after the Closing Date; and (ii) as to all other Information Systems operated or used by the Target Entities, Seller represents and warrants that these Information Systems (A) are and will be Year 2000 Compliant for a period of six (6) months after the Closing Date, and (B) are and will be Year 2000 Compliant, only to the Knowledge of Seller, during the period which commences on the six-month anniversary of the Closing Date and concludes eighteen (18) months after the Closing Date. Seller represents and warrants that, except as otherwise hereinabove provided with respect to Year 2000 Compliance, to the Knowledge of Seller, the Information Systems licensed by the Target Entities will Function Normally for a period of eighteen (18) months after the Closing Date and, as to all other Information Systems operated or used by the Target Entities, Seller represents and warrants that such other Information Systems will Function Normally for a period of eighteen (18) months after the Closing Date. Notwithstanding anything herein or elsewhere to the contrary, Seller makes no representations or warranties, whatsoever, and Seller shall not be responsible with respect to any of the following which occur after the Closing Date: (i) programming errors or defects attributable to Buyer, its employees or agents; (ii) any errors or defects introduced in the software of the Information Systems by Buyer, its employees or agents; (iii) any changes by Buyer, its employees or agents to the Information Systems; (iv) incomplete, inaccurate or non-compliant data or information input. Schedule 3.18(c) sets forth a correct and complete list and summary description of all Information Systems, other than standard off the shelf Information Systems which have not been substantially modified, used in the business or operations of the Target Entities and identifies Information Systems or any components thereof which are owned by the Target Entities, licensed or sublicensed to the Target Entities or used by either of the Target Entities under some other verbal or written arrangement. With respect to the Information Systems: (i) all Information Systems documentation is current, accurate and in sufficient detail and content to identify and explain the nature thereof and to allow its full and proper use by the Target Entities after Closing without reliance on the special knowledge or memory of others; (ii) to Seller's Knowledge, no proprietary rights in any Information Systems have been transferred, whether by sale, assignment or license, or have been lost by the Target Entities; (iii) all Information Systems owned or developed by the Target Entities and currently used by the Target Entities do not infringe any third parties' trademarks, copyrights or other intellectual property rights and, to the Knowledge of Seller, none of the owned or developed Information Systems has been used, divulged or appropriated for the benefit of any other Person or to the detriment of the Target Entities; (iv) the Target Entities' rights in the Information Systems which are owned or were developed by the Target Entities, and, to Seller's Knowledge, the Target Entities' rights in the Information Systems which are licensed to either of the Target Entities, are free and clear of any and all Encumbrances, except as set forth on Schedule 3.18(c); and (v) except for payments which, absent the Transactions, would be owed by the Target Entities under the licenses or Encumbrances listed on Schedule 3.18(c) to which either Target Entity is a party, there will be no additional fees, charges, licenses or penalties associated with any continued uses of the Information Systems as a result of the transactions contemplated hereby, including the transactions and activities contemplated under the Transition Services Agreement, which will become the financial responsibility of Buyer or either Target Entity after Closing, it being understood and agreed that the reference in this clause (v) to fees, charges, licenses and penalties is not intended to, and does not, include matters arising out of or in connection with claims of patent infringement or any other claims of intellectual property infringement.

                           The term "Information Systems" means all computer systems, including but not limited to, all associated computer hardware, application software and system software (including object code and source code of software developed by the Target Entities or Seller), networks, user manuals, documentation, training materials, and other similar or related items of automated, computerized and/or software systems necessary for the operation, maintenance, support, repair and modification of the computer systems as they are used or operated by the Target Entities as of the Execution Date.

                           The term "Year 2000 Compliant" or "Year 2000
         Compliance" means that the Information Systems: (i) will accurately process date/time data, including calculating, comparing and sequencing, from, into and between the twentieth and twenty-first centuries and the years 1999 and 2000 and leap year calculations; (ii) will operate prior to, during and after the calendar year 2000 without material error relating to date data, including any material error relating to, or the product of, date data which represents or references different centuries or more than one century; and (iii) will not abnormally end or provide invalid or incorrect results as a result of date data, specifically including date data which represents or references different centuries or more than one century.

                           The term "Normal Functionality" or "Function
         Normally" means that the Information Systems, together with the back-up and disaster recovery systems available for use, in connection with the Information Systems, shall (a) operate, both as to timeliness and function, on a regular and consistent basis, and (b) handle and process data and yield results, which are uncorrupted, accurate, correct, and complete, in all substantial respects.

         SECTION 3.19 INSURANCE. Schedule 3.19 of the Disclosure Schedule sets forth a complete and correct list and summary description (including the name of the insurer, coverage, premium, policy limits, and expiration date) of all primary, excess and umbrella policies, bonds and other forms of insurance, and renewals thereof, owned or held by or on behalf of or providing insurance coverage to or for the benefit of the Target Entities (the "Insurance"), copies of which have been provided to Buyer or its representatives. The policies of Insurance are of such types and in amounts and for risks, casualties and contingencies as may be required by TDI or under applicable Legal Requirements. All of such Insurance policies are in full force and effect, all premiums currently payable or previously due have been paid, no notice of cancellation or termination has been received by either of the Target Entities with respect to any such policy and no assignment of proceeds or Encumbrance exists with respect to the proceeds of any such policy. Such policies of Insurance will continue to cover, and the benefits under such policies will be paid to, the insured Target Entity on and after the Closing Date for events or losses that first occurred or accrued before the Closing Date. The unpaid claims reported by the Target Entities to the insurer under such policies are set forth on Schedule 3.19 of the Disclosure Schedule. The policies of Insurance or replacement policies shall remain in force, without interruption, through the Closing Date, and for such additional period of time as required by Section 6.2(l) below.

         SECTION 3.20 BANK ACCOUNTS. Schedule 3.20 of the Disclosure Schedule sets forth a complete and correct list of (i) the names and locations of all financial institutions at which each of the Target Entities maintains a checking account, deposit account, lock-box account, securities account, safety deposit box or other deposit or safekeeping arrangement, (ii) the number or other identification of all such accounts and arrangements and (iii) the names of all Persons authorized to draw thereon or have access thereto.

         SECTION 3.21 CERTAIN TRANSACTIONAL FEES. No member of Buyer's Group (including the Target Entities) has nor will it have an obligation to pay any broker's, finder's, investment banker's, financial advisor's or similar fee or expense in connection with the transaction described in this Agreement by reason of any action taken by or on behalf of Seller.

         SECTION 3.22 INSURANCE FILINGS.

                  (a) Licenses. Schedule 3.22(a) of the Disclosure Schedule sets forth the licenses held by each Target Entity under all applicable insurance, HMO, TPA, UR or other similar laws ("Insurance Licenses").

                  (b) Status of Licenses. All Insurance Licenses of the Target Entities are in full force and effect, and each Target Entity is in substantial compliance with all of the terms of such Insurance Licenses. All applications required to have been filed for the renewal of such Insurance Licenses have been duly filed on a timely basis with the appropriate Governmental Authorities. Except as set forth in
         Schedule 3.22(b) of the Disclosure Schedule, neither of the Target Entities has received, at any time since December 31, 1998, any notice or other communication (whether oral or written) from any Governmental Authority or any other Person regarding (i) any actual, alleged, possible or potential violation of or failure to comply, in some material respect, with any term or requirement of any such Insurance Licenses, or (ii) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any such Insurance Licenses, which in any instance might reasonably cause, result in or constitute a Material Adverse Effect.

                  (c) Reports. Each Target Entity has, since December 31, 1998, made all reports required under applicable Health Benefit Plan Laws.

                  (d) No Orders, Proceedings, Fines, etc. Except as set forth on
         Schedule 3.22(d) of the Disclosure Schedule, no Target Entity has, since December 31, 1998, entered into or been subject to any judgment, consent decree, compliance order or administrative order with respect to any insurance, HMO, TPA, UR or other similar law or, other than in the ordinary course of business, received any request for information, notice, demand letter, administrative inquiry or formal or informal complaint or claim with respect to any Health Benefit Plan Law or the enforcement of any such law. No Governmental Authority has initiated any proceeding or, to Seller's Knowledge, investigation into the business or operations of a Target Entity since December 31, 1998.

                  (e) Statutory Insurance Statements. Schedule 3.22(e) of the Disclosure Schedule contains a true and complete list of all annual and quarterly statements ("Statutory Insurance Statements") which the Target Entities have filed (or caused to be filed) with or submitted to the insurance regulatory authorities of Texas and in each other jurisdiction in which the Target Entities are a licensed HMO or an admitted insurer since December 31, 1997. Except as indicated in
         Schedule 3.22(e), no material deficiencies have been asserted against either Target Entity by any such regulatory authority with respect to such filings or submissions. Seller has delivered to Buyer true and complete copies of the Statutory Insurance Statements.

                  (f) Statutory Financial Statements. The statutory financial statements ("Statutory Financial Statements") of the Target Entities which are included in the Statutory Insurance Statements present fairly, accurately and completely in all material respects the statutory financial condition of the Target Entities as of the dates thereof and the statutory results of their respective operations and other data contained therein for each of the periods then ended in conformity with SAP, except as set forth in the notes, exhibits or schedules thereto.

                  (g) Accuracy of Future Statutory Financial Statements to be Delivered. Any Statutory Financial Statements delivered by Seller to Buyer pursuant to this Agreement will present fairly, accurately and completely in all material respects the statutory financial condition of the Target Entities as of the date as of which such statements are or were prepared and the statutory results of operations of the Target Entities for the period then ended, in accordance with SAP, except as set forth in the notes, exhibits or schedules thereto.

                  (h) Reserves, etc. Except as set forth on Schedule 3.22(h) of the Disclosure Schedule with respect to changes in the application of SAP and commonly accepted actuarial standards, the amounts reflected in the Financial Statements (including the Statutory Financial Statements) as reserves and liabilities, and the amounts which will be reflected in the final and conclusive Closing SAP Balance Sheets as reserves and liabilities, for the expected value of future payments for net loss and loss adjustment expenses of HMHIC as of the date of the applicable Financial Statement and for the expected value of future payments for incurred but not reported and incurred but not paid Provider claims of HMTHP as of the date of the applicable Financial Statement (i) were computed in accordance with SAP and commonly accepted actuarial standards consistently applied and applied in good faith, (ii) were fairly stated in accordance with sound actuarial principles, (iii) were based upon the terms of applicable Provider Agreements, Subscriber Agreements, and Insurance Policies and other factors affecting health care costs being incurred by the Target Entities or for which the Target Entities are financial responsible, (iv) met the requirements of the insurance laws of Texas and directives of TDI and (v) are adequate and sufficient to cover all unpaid loss and loss expense obligations and unpaid health care costs of the Target Entities under the terms of their respective Subscriber Agreements and Insurance Policies pursuant to which the Target Entities have liability at the dates of such Statutory Insurance Statements, including any liability arising as a result of any reinsurance, coinsurance or other similar contract. Such amounts shown on the Statutory Insurance Statements filed after the Execution Date and prior to the Closing Date will be so computed and based and will meet all such requirements.

                  (i) Reports of Examination. Schedule 3.22(i) contains a true and complete list of Reports of Examination as to condition for each of HMTHP and HMHIC, constituting the most recent examination for HMTHP and HMHIC under applicable insurance laws, true and complete copies of which have been delivered to Buyer by Seller. Except as disclosed in
         Schedule 3.22(i), all deficiencies or violations in such examination reports for any prior year have been resolved to the satisfaction of the TDI.

         SECTION 3.23 HMO AND INSURANCE BUSINESS.

                  (a) Definitions. The following are certain defined terms used in this Section 3.23 and throughout this Agreement:

                           "Broker Agreements:" All Contracts entered into between HMTHP or HMHIC, as the case may be, and any agent, broker or solicitor, pursuant to which such Person arranges, on behalf of HMTHP or HMHIC, as the case may be, for sales of Health Benefit Plans or Insurance Products to individuals, employers or employer groups.

                           "Enrollment Forms:" All applications and other documents which are submitted by Members or prospective Members for enrollment in a HMTHP Health Benefit Plan and which have been accepted by HMTHP.

                           "Health Benefit Plans:" Any or all of the health care benefit plans offered, sold, administered or maintained by HMTHP which involve HMTHP's arrangement, delivery, provision and/or payment of health care services or benefits to Members.

                           "HMO Act:" The Texas Health Maintenance Organization Act, codified at Tex. Ins. Code Ann. art. 20A et. seq. (Vernon 1981) and the rules and regulations promulgated thereunder by TDI, as amended from time to time.

                           "Insurance Contracts:" Any of the insurance policies, Contracts of insurance, policy endorsements, certificates of insurance and application forms pertaining to the Insurance Products underwritten by HMHIC.

                           "Insurance Products:" Any of the health insurance coverage underwritten in whole or in part by HMHIC on a traditional indemnity basis or as part of a PPO or POS health benefit plan or product, indemnity-based dental, life, AD&D or other ancillary insurance coverages underwritten, in whole or in part, by HMHIC, and any stop-loss coverage or other insurance covered, offered or underwritten by HMHIC.

                           "Insured(s):" Any individual (i) who is covered under an Insurance Product pursuant to an Insurance Contract, (ii) who satisfies all the eligibility requirements for enrollment in the health care, life or ancillary Insurance Product under such Insurance Contract, (iii) for whom all premiums are paid current for all periods up to and including the Closing Date and (iv) who has not terminated or given notice of termination of his or her enrollment under such Insurance Contract prior to the Closing Date

                           "Medicare+Choice Program Law:" Means the provisions of Title IV, Subtitle A, Chapter 1 of the Balanced Budget Act of 1997 (Pub. L. No.105-33) and rules and regulations promulgated thereunder, as amended.

                           "Member(s):" Any individual (i) who is properly enrolled in a HMTHP Health Benefit Plan offered by HMTHP under HMTHP's license to operate an HMO under the HMO Act, (ii) who satisfies all the eligibility requirements of the Health Benefit Plan, (iii) for whom all health plan premiums are paid current for all periods up to and including the Closing and (iv) who has not terminated or given notice of termination of his or her membership in such Health Benefit Plan prior to the Closing Date.

                           "Member Materials:" Any and all marketing and advertising materials, schedules of benefits, evidences of coverage, disclosure brochures or other member materials used by HMTHP or disseminated to any Members.

                           "Provider Agreements: " All Contracts with Providers for the arrangement or provision of medical, health or related services to Members or for the provision of medical, health or related services to Insureds, as the case may be.

                           "Providers:" Any and all physicians, physician or medical groups, independent practice associations (IPAs), preferred provider organizations (PPOs), exclusive provider organizations, specialist physicians, dentists, optometrists, pharmacies and pharmacists, mental health professionals, other medical or health professionals, hospitals, skilled nursing facilities, extended care facilities, other health care or services facilities, durable medical equipment suppliers, opticians, home health agencies or alcoholism or drug abuse centers, duly licensed and qualified to practice and to prescribe or administer medications in the State of Texas.

                           "Seller's Knowledge (or the comparable phrases "Known" to Seller or to the "Knowledge" of Seller):" Means that any director, officer or executive employee of Seller or either Target Entity, at some time on or before the Closing Date, either: (i) actually knows the existence or nonexistence of a fact, circumstance or statement which is being so qualified or actually knows the accuracy, correctness or completeness of such fact, circumstance or statement which is being so qualified; or (ii) reasonably should have known the existence or nonexistence of a fact, circumstance or statement which is being so qualified or reasonably should have known the accuracy, correctness or completeness of such fact, circumstance or statement which is being so qualified (A) from information furnished to him or her, (B) from information which is recorded in the public records, or (C) after inquiry of the director and manager level employees who report to him or her.

                           "Service Area:" The geographic area, more particularly described on Schedule 3.23(a), in which HMTHP is duly licensed and designated to provide or arrange for the provision of health care services for commercial and Medicare+Choice Members.

                           "Subscriber Agreements:" All Contracts for the arrangement or provision of health care services which HMTHP has entered into with (i) eligible individuals who subscribe to a Health Benefit Plan, or (ii) certain employers on behalf of their eligible employees who subscribe to a Health Benefit Plan.

                  (b) Reinsurance. All material contracts, arrangements, treaties and agreements to which HMTHP and HMHIC are a party with respect to reinsurance applicable to insurance or HMO benefits in force, a list of which is included on Schedule 3.23(b), and all such material contracts, arrangements, treaties and agreements under which HMTHP or HMHIC have any obligation to cede insurance, a list of which is included in Schedule 3.23(b) (collectively, the "Reinsurance Contracts"), are valid, binding and in full force and effect in accordance with their terms. HMTHP or HMHIC are in good standing under their Reinsurance Contracts with respect to the reporting of business to be ceded and the timely payment of premiums. HMTHP and HMHIC are not, and to the Knowledge of Seller, no other party thereto is, in material default of any provision of the Reinsurance Contracts and, except as set forth on Schedule 3.23(b), no such Reinsurance Contract contains any provision providing that the other party thereto may terminate the same, or requiring any consent, by reason of the Transactions contemplated by this Agreement or any other provision which would be altered or otherwise become applicable by reason of the Transactions. Except as provided for in the Statutory Insurance Statements as of and for the year ended December 31, 1998, or as set forth in Schedule 3.23(b), all reinsurance represented by Reinsurance Contracts to which HMTHP or HMHIC is a party represents an admitted asset or reduction of loss reserves of HMTHP or HMHIC, as the case may be, in the respective Statutory Financial Statements and their carrying values have been described in conformity with applicable Legal Requirements and SAP.

                  (c) Insurance Contracts, Forms and Rates of HMHIC. Except as set forth on Schedule 3.23(c),(i) the sale, issuance, underwriting and administration by HMHIC of its Insurance Products and the Insurance Contracts pursuant to which such products are offered are in compliance with all applicable Health Benefit Plan Laws, (ii) each Insurance Product underwritten by HMHIC, each form of Insurance Contract currently utilized by HMHIC, and any advertising material and rate or rule currently marketed or used by HMHIC, the use or issuance of which requires filing or approval, has been appropriately and timely filed, and if required, approved by the insurance regulatory authorities of Texas (and any other state in which such policies and forms and rates are required to be filed) and otherwise conform to the requirements of the applicable Health Benefit Plan Laws, and (iii) all Insurance Contracts, advertising materials and rates or rules are in compliance in all material respects with all applicable Health Benefit Plan Laws and regulations applicable to them. HMHIC is duly qualified and licensed as an insurance company throughout the entire State of Texas. HMHIC is authorized to operate, without restriction, throughout the entire State of Texas. Except as set forth on Schedule 3.23(c), HMHIC has not received any citation, suspension, revocation, limitation, warning or similar matter issued by any applicable Governmental Authority, including TDI, which has not been resolved to such Governmental Authority's satisfaction. There are no restrictions placed upon HMHIC's marketing activities in any part of the State of Texas except for such restrictions which are placed on the industry in general. HMHIC has no operations or other activities outside of the State of Texas and does not underwrite any Insurance Products for Insureds who reside outside of the State of Texas.

                  (d) No Policy Dividends. Except as set forth and summarized on
         Schedule 3.23(d) of the Disclosure Schedule, no provision in any Insurance Contract in force gives policyholders the right to receive dividends or distributions on their policies or otherwise share in the benefits, revenue or profits of HMHIC. All unpaid dividends or distributions owing or to become owed under the Insurance Contracts are properly and fully accrued and recorded on the Financial Statements and the Future Financial Statements. Except as set forth on Schedule 3.23(d) of the Disclosure Schedule, and except as paid in the ordinary course of business, HMHIC is not liable to pay commissions on the renewal of any Insurance Contract or is a party to any agreement providing for the collection of insurance premiums payable to HMHIC by any other Person.

                  (e) Underwriting Standards. HMHIC has complied, in all material respects, with its underwriting standards and pricing guidelines and, with respect to Insurance Contracts reinsured in whole or in part, such Insurance Contracts conform in all material respects to the standards agreed to with the reinsurer in the related reinsurance, coinsurance or other similar Reinsurance Contracts. HMTHP has complied, in all material respects, with its underwriting standards and pricing guidelines with respect to the Health Benefit Plans which it offers and the Subscriber Agreements into which it enters.

                  (f) Records. All transactions with respect to each Insurance Contract and the Insurance Products underwritten by HMHIC have been properly recorded in the books and records of HMHIC. All transactions with respect to the Subscriber Agreements and the Health Benefit Plans offered by HMTHP have been properly recorded in the books and records of HMTHP.

                  (g) HMTHP's Compliance with Health Benefit Plan Laws. HMTHP is duly qualified and licensed as an HMO under the HMO Act. HMTHP and its operations are in material compliance with the HMO Act, the Medicare+Choice Program Law and all other Health Benefit Plan Laws. Except as set forth on Schedule 3.23(g) of the Disclosure Schedule, HMTHP has not received any citation, suspension, revocation, limitation, warning or similar matter issued by any applicable Governmental Authority, including TDI or HCFA, which has not been resolved to such Governmental Authority's satisfaction. HMTHP's Health Benefit Plans have been submitted to and approved by TDI and HCFA, as applicable, and otherwise comply, in all material respects, with the requirements of the HMO Act, the Medicare+Choice Program Law and other Health Benefit Plan Laws, as applicable. The forms of HMTHP Member Materials currently in use by HMTHP in connection with HMTHP's Health Benefit Plans have been submitted to and approved by TDI and HCFA, as applicable, and otherwise conform, in all material respects, to the requirements of the HMO Act, the Medicare+Choice Program Law and the other Health Benefit Plan Laws. HMTHP's Service Area as described on
         Schedule 3.23 of the Disclosure Schedule is a correct and complete description of the geographic area in which HMTHP is licensed to operate its business under the HMO Act and the Medicare+Choice Program Law, respectively. HMTHP is otherwise authorized to operate, without restriction, throughout the entirety of the Service Area. There are no restrictions placed upon HMTHP's marketing activities in any part of the Service Area except for such restrictions which are placed on the industry in general. HMTHP has no operations or other activities outside of the State of Texas and does not provide or arrange for health care services or benefits for any Members who reside outside of the State of Texas.

                  (h) Enrollment Forms; Subscriber Agreements. Attached as
         Exhibit 3.23(h)(i) of Schedule 3.23(h) of the Disclosure Schedule is an accurate and complete list of each Person which is a party to a Subscriber Agreement and an accurate and complete summary of each Subscriber Agreement which identifies the subscriber group in an appropriate manner, initial contract date, renewal or termination date and Membership attributable to that subscriber group. Seller has delivered to Buyer true and correct copies of all forms of Enrollment Forms and Subscriber Agreements currently in use by HMTHP. Seller represents and warrants that the largest Subscriber Agreements representing eighty percent (80%) of the Membership as of August 31,

         1999 (the "Material Subscriber Groups") are enrolled in Health Benefit Plans pursuant to the standard Enrollment Form and Subscriber Agreement attached to Schedule 3.23(h) as Exhibit 3.23(h)(ii), except for those Material Subscriber Groups listed on Exhibit 3.23(h)(iii) of Schedule 3.23(h) which have entered into non-standard Enrollment Forms or Subscriber Agreements. True and correct copies of those non-standard Enrollment Forms or Subscriber Agreements entered into by a Material Subscriber Group (as listed on Exhibit 3.23(h)(iii)) have been delivered to Buyer by Seller. Except as set forth on Schedule 3.23(h) of the Disclosure Schedule, all of the Enrollment Forms and Subscriber Agreements for the Material Subscriber Groups are in writing and signed and were entered into in the ordinary course of business and constitute valid, binding and enforceable agreements of the parties thereto, subject to enforcement of applicable bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. HMTHP has, and to Seller's Knowledge, each subscriber group has, performed all services, commitments and obligations on their respective parts to be observed or performed under each of he Subscriber Agreements prior to the Closing Date in conformity with all contractual commitments. All forms of Enrollment Forms and Subscriber Agreements currently in use by HMTHP have been approved by TDI and otherwise conform, in all material respects, to the requirements of the HMO Act and any other applicable Health Benefit Plan Laws. Except as set forth on Schedule 6.2(f) of the Disclosure Schedule, no approval or consent is required to be obtained, and no notice required to be given, under any Enrollment Form or any Subscriber Agreement in connection with the sale of the HMTHP Stock to Buyer hereunder. To Seller's Knowledge, (ii) there are no circumstances, including the consummation of the Transactions, which are likely to result in the termination, cancellation or nonrenewal of a Material Subscriber Agreement or the cessation of business being transacted between HMTHP and a Material Subscriber Group. Schedule 3.23(h) of the Disclosure Schedule sets forth all pending written or oral cancellation, termination or nonrenewal notices given respecting any Material Subscriber Group.

                  (i) HMTHP Broker Agreements. Attached as Exhibit 3.23(i)(i) of
         Schedule 3.23(i) of the Disclosure Schedule is an accurate and complete list of each Person which is a party to a HMTHP Broker Agreement and an accurate and complete summary of each HMTHP Broker Agreement which identifies the broker in an appropriate manner, initial contract date, renewal or termination date and subscriber groups associated with such broker which are identified an appropriate manner. Seller has delivered to Buyer true and correct copies of all forms of Broker Agreements currently in use by HMTHP. Seller represents and warrants that the largest brokers of HMTHP representing eighty percent (80%) of the Membership as of August 31, 1999 and the largest brokers of HMTHP representing eighty percent (80%) of commissions paid as of August 31, 1999 (the "Material HMTHP Brokers") are parties to the standard forms of Broker Agreement attached to Schedule 3.23(i) as Exhibit 3.23(i)(ii), except for those Material HMTHP Brokers listed on Exhibit 3.23(i)(iii) of Schedule

         3.23(i) which have entered into non-standard Broker Agreements. True and correct copies of those non-standard Broker Agreements entered into by a Material HMTHP Broker (as listed on Exhibit 3.23(i)(iii)) have been delivered to Buyer by Seller. Except as set forth on Schedule 3.23(i) of the Disclosure Schedule, all of the Broker Agreements for Material HMTHP Brokers are in writing and signed and were entered into in the ordinary course of business and constitute valid, binding and enforceable agreements of the parties thereto. Except as set forth on
         Schedule 3.23(i) of the Disclosure Schedule or incurred in the ordinary course of business after July 31, 1999, no past due amounts are owing under any HMTHP Broker Agreement. HMTHP has, and to Seller's Knowledge, each HMTHP broker has, performed all services, commitments and obligations on their respective parts to be observed or performed under each HMTHP Broker Agreement prior to the Closing Date in conformity with all contractual commitments. All forms of the Broker Agreements which are currently in use by HMTHP conform to the requirements of the HMO Act and any other applicable Health Benefit Plan Laws. Except as set forth on Schedule 6.2(f) of the Disclosure Schedule, no consent or approval is required to be obtained, and no notice required to be given, under any Broker Agreement in connection with the sale of the HMTHP Stock to Buyer hereunder. To the Seller's Knowledge: (i) no Material HMTHP Broker has given notice to Seller or HMTHP of such broker's insolvency or of its intention to file a petition in bankruptcy; and (ii) there are no circumstances, including the consummation of the Transactions, which are likely to result in the termination, cancellation or nonrenewal of a Material HMTHP Broker Agreement, or the cessation of business being transacted between HMTHP and a Material HMTHP Broker. Schedule3.23(i) of the Disclosure Schedule sets forth all pending written or oral cancellation, termination or nonrenewal notices given respecting any Material HMTHP Broker.

                  (j) HMTHP Provider Agreements. Attached as Exhibit 3.23(j)(i) of Schedule 3.23(j) of the Disclosure Schedule is an accurate and complete list of each Person which is a party to a HMTHP Provider Agreement and an accurate and complete summary of each HMTHP Provider Agreement which identifies the Provider, initial contract date and renewal or termination date. Seller has delivered to Buyer copies of the Provider Agreements for HMTHP's twenty (20) largest hospital Providers by revenue as of August 31, 1999, thirty (30) largest physician, physician group, or IPA Providers by revenue as of June 30, 1999, twenty (20) largest ancillary or specialty Providers by revenue as of August 31, 1999 and any other Provider who or which has been responsible for treating Members who constitute greater than one-half of one percent (.5%) of HMTHP's total Membership as of August 31, 1999 (collectively, the "Material HMTHP Providers"). Except as set forth on
         Schedule 3.23(j) of the Disclosure Schedule, all Provider Agreements with Material HMTHP Providers are in writing and signed and were entered into by HMTHP in the ordinary course of business and constitute valid, binding and enforceable agreements of the parties thereto. All forms of the Provider Agreements which are currently in use by HMTHP conform to the requirements of the HMO Act, the Medicare+Choice Program Laws and any other applicable Health Benefit Plan Laws. HMTHP has, and to Seller's Knowledge, each HMTHP Provider has, performed all services, commitments and obligations on their respective parts to be observed or performed under each HMTHP Provider Agreement prior to the Closing Date in conformity with all contractual commitments. Except as set forth on
         Schedule 6.2(f) of the Disclosure Schedule, no approval or consent is required to be obtained, and no notice required to be given, under any Provider Agreement in connection with the sale of the HMTHP Stock to Buyer hereunder. To Seller's Knowledge: (i) no Material HMTHP Provider is, or before Closing is likely to be, insolvent or intends to file a petition in bankruptcy; and (ii) there are no circumstances, including the consummation of the Transactions, which are likely to result in the termination, cancellation or nonrenewal of a Material HMTHP Provider Agreement, or the cessation of business being transacted between HMHIC and a Material HMTHP Provider. Schedule3.23(j) of the Disclosure Schedule sets forth all pending written or oral cancellation, termination or nonrenewal notices given respecting any Material HMTHP Provider. All Providers have been appropriately and fully credentialed.

                  (k) HMHIC Insurance Contracts. Attached as Exhibit 3.23(k)(i) of Schedule 3.23(k) of the Disclosure Schedule is an accurate and complete list of each Person which is a party to an Insurance Contract and an accurate and complete summary of each Insurance Contract which identifies the Policyholder in an appropriate manner, initial contract date, renewal date and number of Insureds. Seller has delivered to Buyer true and correct copies of all forms of Insurance Contracts currently in use by HMHIC. Seller represents and warrants that the largest Insurance Contracts representing eighty percent (80%) of the total number of Insureds as of August 31, 1999 (the "Material Policyholders") are enrolled in an Insurance Product pursuant to the standard Insurance Contract attached to Schedule 3.23(k) as Exhibit 3.23(k)(ii), except for those Material Policyholders listed on Exhibit 3.23(k)(iii) of Schedule 3.23(h) which have entered into non-standard Insurance Contracts. True and correct copies of those non-standard Insurance Contracts entered into by a Material Policyholder (as listed on Exhibit 3.23(k)(iii)) have been delivered to Buyer by Seller. Except as set forth on Schedule 3.23(k) of the Disclosure Schedule, all of the Insurance Contracts for the Material Policyholders are in writing and signed and were entered into in the ordinary course of business and constitute valid, binding and enforceable agreements of the parties thereto, subject to enforcement of applicable bankruptcy, insolvency, reorganization and other Laws of general applicability relating to or affecting creditors' rights and to general equity principles. HMHIC has, and to Seller's Knowledge, each Policyholder has, performed all services, commitments and obligations on their respective parts to be observed or performed under each Insurance Contract prior to the Closing Date in conformity with all contractual commitments. Except as set forth on Schedule 6.2(f) of the Disclosure Schedule, no approval or consent is required to be obtained, and no notice required to be given, under any

         Insurance Contract in connection with the sale of the HMHIC Stock to Buyer hereunder. To Seller's Knowledge, (ii) there are no circumstances, including the consummation of the Transactions, which are likely to result in the termination, cancellation or nonrenewal of a Material Policyholder's Insurance Contract or the cessation of business being transacted between HMHIC and a Material Policyholder.
         Schedule 3.23(k) of the Disclosure Schedule sets forth all pending written or oral cancellation, termination or nonrenewal notices given respecting any Material Policyholder.

                  (l) HMHIC Broker Agreements. Attached as Exhibit 3.23(l)(i) of
         Schedule 3.23(l) of the Disclosure Schedule is an accurate and complete list of each Person which is a party to a HMHIC Broker Agreement and an accurate and complete summary of each HMHIC Broker Agreement which identifies the broker in an appropriate manner, initial contract date, renewal or termination date and Policyholders associated with such broker which are identified an appropriate manner. Seller has delivered to Buyer true and correct copies of all forms of Broker Agreements currently in use by HMHIC. Seller represents and warrants that the largest brokers of HMHIC representing eighty percent (80%) of the total number of Insureds as of August 31, 1999 and the largest brokers of HMHIC representing eighty percent (80%) of commissions paid as of August 31, 1999 (the "Material HMHIC Brokers") are parties to the standard forms of Broker Agreement attached to Schedule 3.23(l) as
         Exhibit 3.23(l)(ii), except for those Material HMHIC Brokers listed on
         Exhibit 3.23(l)(iii) of Schedule 3.23(l) which have entered into non-standard Broker Agreements. True and correct copies of those non-standard Broker Agreements entered into by a Material HMHIC Broker (as listed on Exhibit 3.23(l)(iii)) have been delivered to Buyer by Seller. Except as set forth on Schedule 3.23(l) of the Disclosure Schedule, all of the Broker Agreements for Material HMHIC Brokers are in writing and signed and were entered into in the ordinary course of business and constitute valid, binding and enforceable agreements of the parties thereto. Except as set forth on Schedule 3.23(l) of the Disclosure Schedule or incurred in the ordinary course of business after July 31, 1999, no past due amounts are owing under any HMHIC Broker Agreement. HMHIC has, and to Seller's Knowledge, each HMHIC broker has, performed all services, commitments and obligations on their respective parts to be observed or performed under each HMHIC Broker Agreement prior to the Closing Date in conformity with all contractual commitments. All forms of the Broker Agreements which are currently in use by HMHIC conform to the requirements of any applicable Health Benefit Plan Laws. Except as set forth on Schedule 6.2(f) of the Disclosure Schedule, no consent or approval is required to be obtained, and no notice required to be given, under any HMHIC Broker Agreement in connection with the sale of the HMHIC Stock to Buyer hereunder. To the Seller's Knowledge: (i) no Material HMHIC Broker has given notice to Seller or HMHIC of such broker's insolvency or of its intention to file a petition in bankruptcy; and (ii) there are no circumstances, including the consummation of the Transactions, which are likely to result in the termination, cancellation or nonrenewal of a Material HMHIC Broker Agreement, or the cessation of business being transacted between HMHIC and a Material HMHIC Broker.
         Schedule 3.23(l) of the Disclosure Schedule sets forth all pending written or oral cancellation, termination or nonrenewal notices given respecting any Material HMHIC Broker.

                  (m) HMHIC Provider Agreements. Attached as Exhibit 3.23(m)(i) of Schedule 3.23(m) of the Disclosure Schedule is an accurate and complete list of each Person which is a party to a HMHIC Provider Agreement and an accurate and complete summary of each HMHIC Provider Agreement which identifies the Provider, initial contract date and renewal or termination date. Seller has delivered to Buyer copies of the Provider Agreements for HMHIC's twenty (20) largest hospital Providers by revenue as of August 31, 1999, thirty (30) largest physician, physician group, or IPA Providers by revenue as of August 31, 1999, twenty (20) largest ancillary or specialty Providers by revenue as of August 31, 1999 and any other Provider who or which has been responsible for treating Members who constitute greater than one percent (1%) of HMHIC's total number of Insureds as of June 30, 1999 (collectively, "Material HMHIC Providers"). Except as set forth on
         Schedule 3.23(m) of the Disclosure Schedule, all Provider Agreements with Material HMHIC Providers are in writing and signed and were entered into by HMHIC in the ordinary course of business and constitute valid, binding and enforceable agreements of the parties thereto. All forms of the Provider Agreements which are currently in use by HMHIC conform to the requirements of any applicable Health Benefit Plan Laws. HMHIC has, and to Seller's Knowledge, each HMHIC Provider has, performed all services, commitments and obligations on their respective parts to be observed or performed under each HMHIC Provider Agreement prior to the Closing Date in conformity with all contractual commitments. Except as set forth on Schedule 6.2(f) of the Disclosure Schedule, no approval or consent is required to be obtained, and no notice required to be given, under any Provider Agreement in connection with the sale of the HMHIC Stock to Buyer hereunder. To Seller's
         Knowledge: (i) no Material HMHIC Provider is, or before Closing is likely to be, insolvent or intends to file a petition in bankruptcy; and (ii) there are no circumstances, including the consummation of the Transactions, which are likely to result in the termination, cancellation or nonrenewal of a Material HMHIC Provider Agreement, or the cessation of business being transacted between HMHIC and a Material HMHIC Provider. Schedule 3.23(m) of the Disclosure Schedule sets forth all pending written or oral cancellation, termination or nonrenewal notices given respecting any Material HMHIC Provider. All Providers of HMHIC have been appropriately and fully credentialed.

         SECTION 3.24 DISCLOSURE. The representations, warranties and statements made in this Agreement, the Disclosure Schedule and Exhibits hereto are accurate, correct and complete and do not, at the date of this Agreement, and will not at the Closing Date contain any untrue statement of a material fact and do not and will not omit to state a material fact necessary in order to make the representations, warranties and statements contained therein or herein not misleading in light of the context in which they were made.


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

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller as follows:

         SECTION 4.1 ORGANIZATION AND GOOD STANDING. Buyer is a corporation, duly organized, validly existing and in good standing under the laws of Indiana and has the corporate power and authority to own, operate and lease its properties and assets and carry on its business and operations in all material respects as now owned, operated, leased or conducted.

         SECTION 4.2 AUTHORITY AND ENFORCEABILITY. Buyer has all requisite corporate power and authority to enter into, deliver and perform this Agreement and any Related Document to which Buyer is a party and to consummate the Transactions. This Agreement has been, and at the Closing, each Related Document to which Buyer is a party will be, duly authorized, executed and delivered by Buyer pursuant to all necessary corporate action. Assuming the due authorization, execution and delivery by the other Parties, this Agreement constitutes, and upon their execution and delivery at the Closing, each Related Document to which Buyer is a party will constitute, the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms.

         SECTION 4.3 NO CONFLICT. Neither the execution and delivery by Buyer of this Agreement or any Related Document to which Buyer is a party, the consummation of the transactions described in this Agreement by Buyer, nor compliance by Buyer with any of the provisions of this Agreement or any Related Document to which Buyer is a party will (a) conflict with any provision of the articles of incorporation or the bylaws of Buyer, or (b) violate, breach or conflict with, or constitute a default or require any consents under, any Contract binding upon Buyer, any Encumbrance, any Orders of a Governmental Authority having jurisdiction over Buyer or its assets and businesses, or any License relating to Buyer or its businesses.


         SECTION 4.4 NO CONSENTS OR GOVERNMENTAL APPROVALS. Except as follows, Buyer is not required to obtain any consent, License or waiver of, make any filing with, submit any notification to, or seek to obtain any action by, any Governmental Authority in connection with the execution, delivery or performance of this Agreement by Buyer and the consummation of the Transactions by Buyer:
(a) a notification and report form in compliance with the HSR Act shall have been filed by PacifiCare Health Systems, Inc. and such form and the applicable waiting period with respect to such form, including any extension thereof by reason of a request for additional information, shall have expired or been terminated; (b) TDI approval of the combined Statement of Acquisition on Form A to be submitted by Buyer to obtain TDI's approval of Buyer's acquisition of the Target Entities; and (c) courtesy notice to the Health Care Financing Administration ("HCFA") which provides HCFA with written notice of the proposed acquisition of HMTHP by Buyer, and seeks confirmation that HCFA will not be requiring approval of a novation agreement with respect to HMTHP's Medicare+Choice Program contract with HCFA.

         SECTION 4.5 CERTAIN TRANSACTIONAL FEES. Seller neither has nor will have any obligation to pay any broker's, finder's, investment banker's, financial advisor's or similar fee or expense in connection with the Transactions by reason of any Contract to which Buyer or an Affiliate of Buyer is a party.

                                    ARTICLE V

                          CERTAIN PRE-CLOSING COVENANTS

         SECTION 5.1 CONDUCT OF THE TARGET ENTITIES' RESPECTIVE BUSINESSES PENDING THE CLOSING. Except as expressly permitted or contemplated by this Agreement, during the period between the Execution Date and the Closing Date:

                  (a) Seller shall cause the Target Entities to use commercially reasonable, good faith efforts to (i) carry on their respective businesses in the usual and ordinary course consistent with past practices, (ii) maintain their relationship with and preserve the goodwill of their present Providers, subscriber groups, Policyholders, Brokers, Members, Insureds, suppliers and customers of the Target Entities and (iii) maintain its Licenses and Permits in good standing, including HMTHP's HMO license, and to comply with the HMO Act, the Medicare+Choice Program Law and all other laws applicable to their respective businesses.

                  (b) Seller shall not cause or permit the Target Entities to:
         (i) change any of their significant business policies relating to marketing, pricing, underwriting, billing and collection, enrollment functions, claims administration, processing and payment, payment of trade debts, purchasing, except changes in the ordinary course of their business; (ii) make any change in the accounting methods or practices of the Target Entities, except as may be required to become consistent with SAP or as may be required by applicable Legal Requirements; (iii) sell, assign, distribute, lease, transfer or otherwise dispose of, or agree to dispose of, a material portion of the Target Entities' Assets;
         (iv) enter into a material amendment or modification of any of the Material Contracts, terminate any Licenses or Permits or, except in the ordinary course of the Target Entities' respective businesses or as required by this Agreement, terminate any Material Contracts or enter into any new Material Contract; (v) permit or suffer any Encumbrance or other restrictions on any material Assets belonging to or used by either of the Target Entities; (vi) with the exception of the settlement and disposition of any lawsuits or proceedings, cancel any indebtedness or waive, forgive, compromise or settle any rights having a dollar value to either of the Target Entities in excess of $20,000 in any single instance or in excess of $50,000 in any multiple number of instances; (vii) execute any lease, license, purchase agreement or other contract or incur any commitment or liability therefor involving annual payments in excess of $50,000 individually or $100,000 in the aggregate; (viii) incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other Person (including an Affiliate) or make any loans or advances to any Person; (ix) defer, modify or increase compensation paid to the Target Entities' employees except for customary salary adjustments made in the ordinary course of their business or for retention bonuses arrangements which will be appropriately reserved against on the final and conclusive Closing SAP Balance Sheets; (x) make any capital expenditure or financing in excess of $50,000 individually or $100,000 in the aggregate; (xi) make any change in the investment policies or practices of either of the Target Entities or the classes of assets in which the Target Entities' funds are invested; (xii) terminate or modify any insurance policies covering the Target Entities, their Assets or their businesses except when appropriate replacement insurance policies, upon terms no less favorable than existing insurance coverage, has been entered into without any lapse in coverage; or (xiii) enter into or engage in any transaction of the type prohibited by Section 3.9.

                  (c) Seller shall not mortgage or pledge the Stock or subject the Stock to any Encumbrance or allow either of the Target Entities to issue any shares of capital stock or securities convertible into or exchangeable for shares of their capital stock.

                   (d) Seller shall not, and shall not allow the Target Entities to, engage in any transactions or activities which would adversely affect the Transactions or the likelihood of their consummation or would result in a Material Adverse Change.

                  (e) Seller shall cause each Target Entity to invest the proceeds from any Investment Assets that mature during the period prior to the Closing Date in government securities with maturity dates of one
         (1) year or less.

         SECTION 5.2 ACCESS TO INFORMATION. Between the Execution Date and the Closing or the earlier termination of this Agreement, Seller shall, and shall cause each Target Entity to, afford Buyer and its Representatives with full and complete access, during normal business hours, to the books and records (including such independent auditors' working papers), reports, documents, instruments, and properties relating to the businesses, operations and Assets of the Target Entities and to furnish Buyer with all information that it may reasonably request to investigate all aspects of the Target Entities and their respective businesses; provided, however, that such investigation shall be conducted in such a manner so as to not cause any unreasonable disruption of or to the personnel and operations of the entity providing such access; provided, further, however, that such investigation shall not exceed acceptable boundaries under applicable antirust laws. Buyer's access to information concerning the Target Entities shall include a right to conduct a physical inventory of the Assets prior to Closing.

         SECTION 5.3 CONFIDENTIALITY.

                  (a) Each Party to this Agreement shall hold in strict confidence all documents, correspondence, materials and information furnished, provided or made available to it in connection with this Agreement and the Transactions ("Confidential Information"); provided, however, that each Party may disclose any such Confidential Information to its respective directors, officers, employees, agents, advisors or other representatives (including, without limitation, lawyers, accountants, bankers and financial advisors) prospective financing sources, subsidiaries or Affiliates, as applicable (collectively, "Representatives"), so long as such Representatives agree to be bound by the provisions of this Section 5.3. Each Party shall be responsible for any breach of the provisions of this Section 5.3 by any of its Representatives. If any Party or any of its respective Representatives is requested or required (by oral questions, written interrogatories, request for information or documents, subpoena, civil investigatory demand or similar process issued by a court or Governmental Authority of competent jurisdiction) to disclose any such Confidential Information, such Party shall provide the other Parties with immediate notice of such request or requirement so that the other Parties (or any of them) may seek an appropriate protective order. Further, in the absence of a protective order or the receipt of a waiver hereunder, each Party and its respective Representatives agree to furnish only that portion of the Confidential Information which, in the opinion of counsel, is legally required and shall use its best efforts to ensure that confidential treatment is accorded such Confidential Information. Such disclosure shall not result in liability hereunder unless such disclosure to such court or Governmental Authority was caused by or resulted from a previous disclosure by such Party or its Representatives in breach of this Section 5.3.

                  (b) In the event that this Agreement is terminated in accordance with its terms, each Party (the "Recipient"), upon request of any other Party (the "Disclosing Party"), shall promptly destroy or return to the Disclosing Party all Confidential Information provided to the Recipient by the Disclosing Party pursuant to this Section 5.3 or in connection with the Transactions contemplated by this Agreement and shall not retain any copies, extracts or other reproductions in whole or in part of such Confidential Information. In such event (i) the Recipient also shall destroy all documents, memoranda, notes and other writings prepared by any Recipient based on the information contained in such Confidential Information and (ii) the Recipient shall use commercially reasonable efforts to cause its Representatives to similarly destroy their documents, memoranda, notes and other writings; provided, however, that the Recipient may keep a log of the returned Confidential Information and the Recipient's


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

         legal counsel may retain documents prepared by it which is considered attorney work product and such documents shall continue to be subject to the terms of this Section 5.3.

                  (c) Notwithstanding the foregoing, Seller may disclose this Agreement to Baylor Health Care System, a Texas non-profit corporation ("Baylor") provided that (i) prior to such disclosure Baylor agrees in writing with Buyer to abide by the terms of this Section 5.3, and (ii) Seller shall be responsible for any violation by Baylor of such agreement.

         SECTION 5.4 PUBLIC ANNOUNCEMENTS. Except as required by applicable law, without the prior written approval of the other Parties, no Party will issue, or permit any agent or Representative of such Party to issue, any press release or otherwise make, or permit any agent or Representative of such Party to make, any public statement or announcement with respect to this Agreement, its execution or the Transactions; provided, however, that to the extent that, in the opinion of its legal counsel, any public statement is required to be made by any of the Parties or any of its Affiliates pursuant to any applicable law, the Party seeking to make the public announcement shall be permitted to do so after consultation with the other Parties prior to issuing any such press release or written public statement. When mutual consent to a public announcement is required, the Parties will use good faith efforts to agree to the timing and content of such announcement.

          SECTION 5.5 DISCLOSURE ADDENDUM. Seller shall, on or before ten (10) business days prior to the Closing Date, deliver to Buyer an addendum to the Disclosure Schedule to update the Disclosure Schedule delivered concurrently with the execution and delivery of this Agreement so that the Disclosure Schedule, together with the addendum, are accurate as of the date of delivery; provided, however, that Seller shall make further updates to the Disclosure Schedule as soon as reasonably practicable to account for additional updates occurring up to the Closing Date. Notwithstanding the foregoing, Buyer, in its sole discretion, may refuse to accept any updates or addenda to the Disclosure Schedule which, in any single instance cause, result in or constitute a Material Adverse Effect or which, in any one or more instances, cause, result in or constitute a Material Adverse Change; provided, however, that Buyer shall be required to accept any updates or addenda to the Disclosure Schedule which cause, result in or constitute a Material Adverse Effect after Seller has either: (i) fully paid or reimbursed Buyer or the Target Entities for the Material Adverse Effect; or (ii) fully reserved against the Material Adverse Effect on the final and conclusive Closing SAP Balance Sheets.

         SECTION 5.6 DELIVERY OF STATUTORY INSURANCE STATEMENTS. Seller shall cause the Target Entities to deliver to Buyer as soon as they are filed any interim or annual Statutory Insurance Statements that may be required to be filed with any state insurance regulatory authorities on behalf of HMTHP or HMHIC between the Execution Date and the Closing Date.


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

         SECTION 5.7 NO SHOP. Unless or until this Agreement is terminated as provided in Section 9.11 below, Seller shall not, and shall cause the Target Entities and their respective Representatives not to, directly or indirectly, solicit or initiate any discussions or negotiations with, participate in any negotiations with or provide any information to or otherwise cooperate in any other way with, or facilitate or encourage any effort or attempt by any Person concerning any sale of any or all of the Target Entities, including a sale of any of the HMTHP Stock, any of the HMHIC Stock or all or any substantial portion of Target Entities' Assets, or any merger or reorganization involving either Target Entity or any similar transaction involving either Target Entity. Notwithstanding the foregoing, the Parties may discuss any of the foregoing matters (a) as required by any written Contract to which a Target Entity or any Party hereto is a Party or is subject, including any listing agreement with a national securities exchange, (b) with any of Seller's or either Target Entity's Representatives who must know such specifics to facilitate the consummation of the Transactions, (c) with any present or prospective customer or client of either Target Entity (including subscriber groups, Policyholders, brokers or Providers) when such communication is consistent with the protocol established pursuant to Section 5.4 above, (d) as required by any Legal Requirement to which any Party or either Target Entity is subject, (e) as required by the performance of one's duties as an officer, director or shareholder of either Target Entity,
(f) as required by the terms of this Agreement, or (g) as otherwise agreed to in writing by Buyer and Seller.

         SECTION 5.8 TRANSITION PLANNING. Buyer and Seller mutually acknowledge and agree that an integral component for the success of the Transactions for Buyer will be the speed and ease with which the operations of the Target Entities are integrated into those of Buyer's Affiliates operating in the State of Texas after the Closing has occurred. To facilitate this objective, Buyer and Seller each desire to designate and dedicate teams (which will include independently contracted consultants) devoted to permissible transition planning and activities which may be accomplished during the period between the Execution Date and the Closing. Buyer and Seller will each apprise their respective teams of the limits placed upon them under the antitrust laws for sharing competitively sensitive information and maintaining separate business operations until the Transactions have been consummated. Buyer and Seller acknowledge that the guidelines to govern the conduct of the transition teams are set forth on Exhibit J. Within the framework of the transition team guidelines, Seller agrees to cause the Target Entities and their employees, personnel, consultants and advisors to consult and meet regularly with Buyer's transition team and to fully assist them in the planning for the integration of the Target Entities' operations after Closing.

         SECTION 5.9 BOOKS AND RECORDS. Seller shall cause the Target Entities to (i) accurately maintain their books, accounts and records in the usual, regular and ordinary manner, in accordance with SAP and good business practices and on a basis consistent with prior years, (ii) accurately maintain its minute books, and (iii) close its stock transfer books until the Closing.

         SECTION 5.10 MAINTENANCE OF ASSETS. Seller shall cause the Target Entities to maintain all of their tangible Assets and properties in customary repair, order and condition (reasonable wear and tear excepted) and insured in accordance with past practices.

         SECTION 5.11 REGULATORY CONSENTS AND APPROVALS; THIRD PARTY CONSENTS. Seller shall, and shall cause each of the Target Entities to, diligently seek the consent or approval of, furnish any notices to or make any filings or registrations with, those Governmental Authorities listed on Schedule 3.4(a) or other Persons listed on Schedule 6.2(f). Seller shall use its best efforts to obtain the foregoing governmental and third party consents and approvals. Buyer and Seller shall work cooperatively together to promptly prepare and file the notifications required (if any) under the HSR Act in connection with the purchase and sale of the Stock hereunder. Buyer and Seller agree to respond, as promptly as practicable, to (i) any inquiries or requests received from the Federal Trade Commission or the Antitrust Division of the Department of Justice for additional information or documentation, and (ii) any inquiries or requests received from any state attorney general or other Governmental Authority in connection with antitrust, competitive or related matters. Further, without limiting the foregoing and as soon as practicable, Buyer shall make all necessary filings with, and furnish all information as may be required by, the TDI in connection with the purchase of the Stock by Buyer. Seller shall furnish its full cooperation and assistance, as necessary, for Buyer to make complete fillings with the TDI and to promptly respond to any inquiries or questions from TDI.

         SECTION 5.12 FURNISH NOTICE OF ADVERSE EVENTS. Seller shall provide Buyer with prompt written notice of any event of which Seller has Knowledge which causes any of the representations and warranties furnished by Seller in
  Article III hereof to be untrue or inaccurate, or of any failure or inability to perform, in some material respect, any covenant or agreement required to be performed by Seller under this Agreement. Seller shall, and shall cause the Target Entities to, promptly inform Buyer of any Material Adverse Effect, Material Adverse Change or Adverse Regulatory Condition of which Seller has Knowledge. In addition, Seller shall, and shall cause the Target Entities to, advise Buyer in writing promptly of the assertion, commencement or overt threat of any Claim, litigation, proceeding, investigation or Order involving either of the Target Entities, their Assets, their respective businesses or the Stock in which a restraining order, injunction or preliminary injunction is sought or in which money damages are asserted in excess of Fifty Thousand Dollars ($50,000).

         SECTION 5.13 CLOSING BALANCE SHEETS. Seller shall prepare unaudited, projected Closing SAP Balance Sheets to be delivered by Seller to Buyer no later than fifteen (15) days prior to the Closing Date. In addition, Seller shall prepare an unaudited, projected balance sheet of HMTHP as of the date immediately preceding the Closing Date, in accordance with GAAP and an unaudited, projected balance sheet of HMHIC as of the date immediately preceding the Closing Date, in accordance with GAAP (collectively, the "Closing GAAP Balance Sheets") which shall be delivered by Seller to Buyer no later than fifteen (15) days prior to the Closing Date.


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

         SECTION 5.14 TERMINATE INTERCOMPANY ARRANGEMENTS. Seller shall cause all Tax allocation, Tax sharing, Tax reimbursement and similar arrangements or agreements between Seller or its Affiliates on the one hand, and the Target Entities, on the other hand, to be extinguished and terminated prior to the Closing Date with respect to the Target Entities and any rights or obligations existing under any such agreement or arrangement to no longer be enforceable on or after the Closing Date. Seller shall cause the termination, effective prior to the Closing Date, of any other financial, shared services, or other intercompany Contracts or arrangements between either of the Target Entities, on the one hand, and Seller, THR, or any other Affiliate thereof, on the other hand, including any indebtedness, obligations or other liabilities which may be payable by a Target Entity to one of their Affiliates or payable by one of the Affiliates to a Target Entity, any executed, unexecuted or oral lease of the premises located at 611 Ryan Plaza Drive, Arlington, Texas and any executed, unexecuted or oral information systems or technology agreement between Seller or its Affiliates and the Target Entities (collectively, along with the Tax agreements referred to in the first sentence hereof, the "Intercompany Arrangements"). Except for liabilities adequately reserved for on the final and conclusive Closing SAP Balance Sheets, Seller shall cause each of the Target Entities to be released prior to the Closing Date from any and all liabilities (known or unknown or absolute or contingent) arising out of or in connection with the Intercompany Arrangements.

         SECTION 5.15 TERMINATION OF EMPLOYEE BENEFIT PLANS. Seller shall cause the Target Entities, as of the Closing Date, to terminate the Target Entities' participation in each Designated Plan, including the termination of, and release from, any further funding obligations and to withdraw the Target Entities as plan administrators and/or named fiduciaries for all clams for benefits made, and all claims for benefits incurred but not reported, under any Designated Plans as of the Closing Date.

         SECTION 5.16 DISCONTINUATION OF EXPRESS SCRIPTS AGREEMENT. Seller shall use appropriate measures to cause the Target Entities to discontinue using the services of Express Scripts, Inc. for pharmacy benefit management, pharmacy network management, mail order, and all other pharmacy-related services prior to the Closing Date. Seller shall use its best good faith efforts to obtain from Express Scripts, Inc. all claims and other data related to the HMTHP Business and HMHIC Business in the possession of Express Scripts, Inc.

         SECTION 5.17 BEST EFFORTS; FURTHER ASSURANCES. Each of the Parties shall exercise commercially reasonable efforts and good faith to perform, comply with and otherwise satisfy all of the conditions and covenants required of it under this Agreement. Each of the Parties shall perform any and all other acts and shall execute and deliver any and all additional documents as are or may become reasonably necessary to fully carry out the provisions of this Agreement or to fully consummate the Transactions which are consistent with the Parties' intentions as expressed in this Agreement.

         SECTION 5.18 INTENTIONALLY LEFT BLANK.

         SECTION 5.19 STAY-PUT BONUS. Promptly after execution of this Agreement, Seller shall cause the Target Entities to enter into reasonable stay put bonus agreements with the Target Entities' employees designated by Buyer to appropriately incentivize such employees to remain employed with the Target Entities for a period of at least six months after the Closing Date (the "Stay Put Agreements"). The Stay Put Agreements shall be subject to Buyer's reasonable approval. All bonus amounts payable to the Target Entities' employees under the Stay Put Agreements shall be paid one-third by Seller (and not the Target Entities) and two-thirds by Buyer.

         SECTION 5.20 STADIUM BOXES. Pursuant to a letter agreement with Frost Bank, THR or Seller acquired a one-half interest in a stadium box at Ballpark in Arlington which is owned by Frost Bank. Prior to Closing, Seller or THR shall assign and transfer to HMTHP or PacifiCare of Texas, Inc. one-half of Seller's or THR's one-half interest in the Ballpark in Arlington stadium box, including any and all rights, benefits and privileges (including parking privileges) incident to the one-fourth interest in the stadium box being transferred to HMTHP or PacifiCare of Texas, Inc.

         SECTION 5.21 TERMINATION OF LEASES. Seller shall either: (i) cause the termination of all Leases, without any liability owing by either Target Entity under the Leases after the Closing Date which has not been adequately reserved against in the final and conclusive Closing SAP Balance Sheets; or (ii) cause the assignment of all Leases to Seller or any Affiliate of Seller, without any liability owing by either Target Entity under the Leases after the Closing Date which has not been adequately reserved against in the final and conclusive Closing SAP Balance Sheets.

         SECTION 5.22 ASSIGNMENT OF CERTAIN ASSETS. Seller shall, or shall cause its Affiliates to, fully, irrevocably and forever assign to the Target Entities title to all Assets or all right, title and interest in or to leases or licenses of all Assets which are used in the business of the Target Entities, but to which Seller or such Affiliates hold or retain title.

         SECTION 5.23 CONSIDERATION OF THE TARGET ENTITIES' EMPLOYEES. Seller and the Target Entities shall permit Buyer to interview, during regular business hours, such employees of the Target Entities as Buyer may select. Seller and the Target Entities also shall permit Buyer to review personnel files of those employees of the Target Entities who have consented to such review.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

         SECTION 6.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. Unless waived in writing by the Party adversely affected, the obligations of the Parties to consummate the Transactions


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

shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions as they relate to that Party:

                  (a) No Threats of Invalidity. No unresolved claim shall have been instituted or threatened by any third party that (i) questions the validity or legality of this Agreement or any of the Transactions, (ii) seeks to enjoin the consummation of any of the Transactions or (iii) seeks material damages from a Party or its Affiliates as a result of this Agreement or the consummation of any of the Transactions.

                  (b) No New Adverse Laws. No law shall have been enacted or issued by any Governmental Authority, and no Order issued by any Governmental Authority, or other legal restraint or prohibition, shall be in effect, in any case, which prevents the consummation of the Transactions or makes the consummation of any of the Transactions illegal (each Party agreeing to use commercially reasonable efforts to prevent the entry of any such Order and to appeal as promptly as possible any such Order that may be entered).

                  (c) Authorizations and Legal Requirements. All governmental or other authorizations, approvals, consents, waivers and expiration of waiting periods, including those required by or under (i) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"), (ii) the Texas Department of Insurance, (iii) the Texas Attorney General, (iv) the Texas Department of Health, if applicable or (v) the United States Health Care Financing Administration, if applicable, and all other filings shall have been made by Buyer, Seller or the Target Entities, the lack of which would render the purchase and sale of the Stock illegal under any applicable Legal Requirements.

         SECTION 6.2 CONDITIONS TO THE OBLIGATIONS OF BUYER. Unless waived in writing by Buyer, the obligations of Buyer to consummate the Transactions shall be subject to the fulfillment on or prior to the Closing Date of each of the following additional conditions:

                  (a) Representations by Seller. The representations and warranties furnished by Seller in this Agreement and the Disclosure Schedule, as amended, and in any certificate delivered by Seller pursuant to the provisions of this Agreement, shall be true and correct on the Execution Date and on the Closing Date, with the exception of any inaccuracy in such representations and warranties which does not cause, result in or constitute a Material Adverse Effect in any single instance or a Material Adverse Change in any one or more instances.

                  (b) Fulfillment of Covenants by Seller, and the Target Entities. Each of Seller and the Target Entities shall have fulfilled its covenants, obligations and agreements as set forth in this Agreement and which are required to be fulfilled prior to


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

         Closing, including the covenants in Section 5.1 respecting the conduct of the Target Entities' businesses prior to Closing.

                  (c) Closing Documents. Buyer shall have received all documents described in Article II that are to be delivered by Seller to Buyer at Closing, whether such documents are to executed by Seller or an Affiliate of Seller.

                  (d) Addendum to Disclosure Schedule. Buyer shall have received the proposed addendum to the Disclosure Schedule delivered pursuant to
         Section 5.5, and the information contained in any addendum or update to the Disclosure Schedule shall not in any single instance cause, result in or constitute a Material Adverse Effect or in any one or more instances cause, result in or constitute a Material Adverse Change.

                  (e) Material Adverse Change. There shall not be a Loss or Claim affecting the Target Entities in excess of $10,000,000 or any event or change which has or is reasonably likely to have an adverse financial or economic impact upon the properties, Assets, business, financial condition or results of operations of HMTHP or HMHIC in excess of $10,000,000 (a "Material Adverse Change").

                  (f) Third Party Consents. All notices to or consents, approvals or authorizations from third parties (with respect to either Seller or a Target Entity) which result from the sale of the Stock to Buyer or the consummation of the Transactions hereunder, except for such notices, consents, approvals or authorizations which, if not sought, obtained or furnished would not cause, result in or constitute a Material Adverse Effect (collectively, "Material Notices and Consents") are set forth on Schedule 6.2(f) and shall have been furnished or obtained in writing and delivered by Seller to Buyer.

                  (g) Adverse Regulatory Condition. (i) A Governmental Authority shall not issue a decree or ruling, expressing verbally or in writing a directive or take any other action restraining, enjoining or otherwise prohibiting Buyer's acquisition of the Stock of the Target Entities without (A) Buyer, one of its Affiliates, or either or both of the Target Entities taking any affirmative action or being restrained from taking any action which is reasonably likely to have an economic or financial impact in excess of $5,000,000, (B) Buyer or one of its Affiliates advancing, expending, contributing or loaning funds in excess of $5,000,000 or (C) any restriction or prohibition upon Buyer's ownership or operation of either Target Entities which is reasonably likely to have an economic or financial impact in excess of $5,000,000; and (ii) there shall not be asserted or outstanding (A) any action by a Governmental Authority threatened or pending which could result in suspension or revocation of or restriction upon any Licenses and Permits held by either of the Target Entities, or (B) any actual or threatened termination, revocation or other loss or modification of any certificate of authority or other approval necessary for either Target Entity to conduct business or


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

         sell any product in the State of Texas or in any other state in which such termination, revocation, loss or modification is reasonably likely to be material to HMTHP, HMHIC or their respective businesses (any of the circumstances described in this clause (ii) and the foregoing clause (i) shall be referred to as an "Adverse Regulatory Condition").

                  (h) Adequate Extended Reporting Insurance Coverage. Seller shall deliver to Buyer evidence that the following policies of Insurance or extended reporting coverage purchased by Seller thereunder will cover the Target Entities and their successors for Unknown Claims which are asserted after Closing with respect to events arising prior to the Closing Date, and that such Insurance coverage will satisfy the following requirements: (i) National Union Fire Insurance Company policy number 8610362; (ii) the insurance policies that comprise the THR excess liability program for covered claims arising out of the operations of HMTHP and HMHIC: (A) $15,000,000 per occurrence and $15,000,000 policy aggregate excess of a self-insured retention of $2,000,000 per occurrence and $12,000,000 annual aggregate, under policy number UL199000 reinsured with Swiss Reinsurance Corporation;
         (B) $20,000,000 per occurrence and $20,000,000 policy aggregate excess of underlying coverage under policy number UL299000 reinsured with Zurich American Insurance Company; (C) $10,000,000 per occurrence and $10,000,000 policy aggregate excess of underlying coverage under policy number UL399000 reinsured with Continental Casualty Company; and (D) $10,000,000 per occurrence and $10,000,000 policy aggregate excess of underlying coverage under policy number UL499000 reinsured with Munich American; (iii) directors & officers liability coverage for claims brought against directors and officers of HMTHP and HMHIC (the current primary directors and officers insurance is provided by National Union Fire Insurance Company under policy number 4860374, and several insurance companies provide excess coverage above the primary policy to a total limit of $100,000,000; and (iv) upon termination of Lloyd's policy number NB99AD14, Seller agrees to exercise, at its sole cost and expense, the Optional Extension Period for at least three years (this policy provides Managed Healthcare Professional Liability coverage to HMTHP in the amount of $2,000,000 for any one claim and $4,000,000 in the aggregate, and Seller warrants that Lloyd's policy number NB99AD14 includes HMHIC, as named insureds) (collectively, items (i), (ii),
         (iii) and (iv) shall be referred to as the "Relevant Insurance Policies").

                  (i) Withdrawal by HMHIC of Certain Products. Seller shall deliver to Buyer written evidence that HMHIC took all appropriate regulatory and other actions (including submitting any withdrawal plan required by TDI), and furnished all appropriate notices within ten (10) days after the Execution Date to withdraw HMHIC's small group PPO and individual PPO products from the State of Texas.

                  (j) Adverse Litigation or Proceedings. There shall not be any suit, action, claim, proceeding or investigation instituted with respect to the Transactions or against any Party or Target Entity, by any private or governmental litigant which, after taking


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

         into account applicable insurance coverage of Seller, reasonably could be expected to result in a Material Adverse Change or an Adverse Regulatory Condition.

                  (k) Occurrence of a Material Adverse Effect. Upon the occurrence of an event, fact or circumstance which causes, results in or constitutes a Material Adverse Effect which would otherwise prevent the fulfillment of a condition to Buyer's obligations to close the Transactions, Buyer must waive the Material Adverse Effect (and the unfulfilled condition specifically related thereto) until the occurrence of one or more Material Adverse Effect exceeds the amount of $250,000 (the "Pre-Closing Basket"). If and when the aggregate amount of all Losses or Claims likely attributable to one or more Material Adverse Effect exceeds the Pre-Closing Basket, then Buyer shall be permitted not to close the Transactions due to the failure or non-fulfillment of the conditions to Buyer's obligations to close. Notwithstanding the foregoing, once the Pre-Closing Basket has been filled, Seller still may require Buyer to close the Transactions pursuant to Subsection 6.2(l) below if Seller pays, reimburses or causes the Target Entities to be fully reserved for all Losses or Claims to the full extent of all Material Adverse Effects, including those within the Pre-Closing Basket.

                  (l) Handling Unfulfilled Closing Conditions. In the event that any one or more of Buyer's conditions to Closing in this Section 6.2, excluding Subsection 6.2(e), or in the preceding Section 6.1 is not fulfilled, including the occurrence of one or more Material Adverse Effect which exceeds the Pre-Closing Basket, Buyer shall nonetheless be required to close the Transactions once Seller has paid or reimbursed Buyer or the Target Entities for the Loss or Claim associated with such unfulfilled condition or, if appropriate, Seller has fully reserved for such Loss or Claim on the Closing SAP Balance Sheets. However, if Seller fails to pay, reimburse or fully reserve for such Loss or Claim, then Buyer will not be obligated to close the Transactions. In the event that the condition of Subsection 6.2(e) fails to occur and a Material Adverse Change has occurred, Buyer may elect to, but shall not be required to, close the Transactions. Upon the occurrence of a Material Adverse Change, Buyer, in its sole, absolute and subjective discretion, may elect to waive the Material Adverse Change and proceed with Closing the Transactions if, and only if, Seller elects to pay or reimburse Buyer or the Target Entities for the Loss or Claim amounting to the Material Adverse Change or, if appropriate, fully reserve for such Loss or Claim on the Closing SAP Balance Sheets. In the event of a Material Adverse Change, neither Buyer nor Seller shall be required to close the Transactions, irrespective of the election of the other Party.

                  (m) Closing SAP Balance Sheets. Seller shall have prepared the unaudited, projected Closing SAP Balance Sheets in accordance with the requirements of Section 1.3(b), delivered them to Buyer as provided in
         Section 5.13, and, subject to Buyer's continuing rights under Section 1.3(c), such unaudited, projected Closing SAP Balance Sheets shall be reasonably acceptable to Buyer.


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

         SECTION 6.3 CONDITIONS TO THE OBLIGATIONS OF SELLER. Unless waived in writing by Seller, the obligations of Seller to consummate the Transactions shall be subject to the fulfillment on or prior to the Closing Date of each of the following additional conditions:

                  (a) Representations by Buyer. The representations and warranties made by Buyer in this Agreement and in any certificate delivered by Buyer pursuant to the provisions hereof, shall be true and correct in all material respects on the Execution Date and on the Closing Date to the same extent as if made on the Closing Date.

                  (b) Fulfillment of Covenants by Buyer. Buyer shall have fulfilled its covenants, obligations and agreements as set forth in this Agreement which are required to be fulfilled prior to Closing.

                  (c) Receipt of Payments and Closing Documents. Seller shall have received all payments and documents described in Article II that are to be delivered to Seller at the Closing.

                  (d) Release of Seller. Seller shall have received a release, in form and content reasonably satisfactory to Seller, from any guaranties it has been required to give by Health Care Financing Administration and the Texas Department of Insurance with respect to HMTHP.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

         Seller and Buyer covenant and agree with each other that, after the
Closing:

         SECTION 7.1 SUPPLYING OF INFORMATION. Each Party shall furnish to the other and its Representatives such information as may reasonably be requested in cooperation with any review, audit, investigation or examination of the books and records, accounts, contracts, properties, Assets, operations and facilities relating to the Target Entities or as may reasonably be requested in cooperation with any litigation with a Person who is not a party to this Agreement.

         SECTION 7.2 EXPENSES. Except as otherwise specified in this Agreement, each Party shall pay its own costs and expenses (including all legal and accounting fees) relating to this Agreement, whether or not the Transactions are consummated, the negotiations leading up to this Agreement and the transactions described in this Agreement; provided that Seller will not allocate to, or burden the Target Entities with, any of the costs and expenses of Seller. Buyer shall pay the filing fees required to be paid in connection with the HSR Act filing.


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

         SECTION 7.3 TAXES, TAX REPORTING AND COOPERATION.

                  (a) Preparation of Tax Returns. (i) Seller shall be solely responsible for preparing, or causing to be prepared, any Tax Returns in connection with the payment of any Taxes which relate to or involve the operations or businesses of the Target Entities for any period of time prior to the Closing Date, including, if applicable, any short-year return due for the period of time between January 1, 1999 and the Closing Date or, if the Closing occurs after January 1, 2000, any short-year return due for any period of time between January 1, 2000 and the Closing Date. Seller shall cause all such Tax Returns to be accurately prepared and timely filed (taking into account any extensions) and shall pay all Taxes shown as required to be paid on such Tax Returns. Seller shall, and Buyer shall cause the Target Entities to, cooperate, and shall cause their employees, agents, accountants and Representatives to cooperate, in preparing and filing all Tax Returns of or involving the Target Entities (including any Tax Returns to which this Agreement relates), in handling audits, examinations, investigations, administrative, court or other proceedings relating to Taxes owing for or in respect of the Target Entities. Such cooperation may include making employees available to assist the requesting party, timely providing information reasonably requested, and maintaining and making available to the requesting party available records which are reasonably necessary to satisfy the purpose of the request.

                           (ii) Seller shall prepare and provide to Buyer such Tax information as is reasonably requested by Buyer with respect to the operations, ownership, assets or activities of the Target Entities or the Subsidiaries for all pre-Closing periods to the extent such information is relevant to any Tax Return which Buyer has the right and obligation under this Agreement to file.

                           (iii) Seller shall, on the one hand, and Buyer shall, on the other hand, with respect to any Tax Return which such party is responsible hereunder for preparing and filing, or causing to be prepared and filed, make such Tax Return and related work papers available for review by the other party if the Tax Return (A) is with respect to Taxes for which the other Party or one of its Affiliates may be liable hereunder or under applicable tax law, or (B) claims Tax benefits which the other Party or one of its Affiliates is entitled to receive hereunder. The filing party shall use its reasonable best efforts to make Tax Returns available for review as required under this paragraph sufficiently in advance of the due date for filing such Tax Returns to provide the non-filing party with a meaningful opportunity to analyze and comment on such Tax Returns and have such Tax Returns modified before filing, accepting the position of the filing party unless such position is contrary to the provisions of this Agreement.

                           (iv) Any Tax Return which includes or is based on the operations, ownership, assets or activities of the Target Entities or for any pre-Closing period, shall


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

         be prepared in accordance with past Tax accounting practices used with respect to the Tax Returns in question (unless such past practices are no longer permissible under the applicable tax law).

                  (b) Tax Controversies and Audits. All tax audits relating to any period before the Closing Date shall be handled and controlled by Seller. All tax audits relating to any period on or after the Closing Date will be handled and controlled by the Buyer. Buyer and Seller agree not to settle any Tax liability or compromise any claim with respect to Taxes, which settlement or compromise affects the liability of the other party for Taxes (or right to tax benefit) as determined hereunder, without such other party's consent (which consent shall not be unreasonably withheld or delayed). Buyer and Seller shall, bear their own expenses incurred in connection with audits and other administrative judicial proceedings relating to Taxes for which such party and its Affiliates are liable under this Section. Seller on the one hand, and Buyer and Target Entities, on the other hand, shall cooperate (and cause their Affiliates to cooperate) with each other's agents, including accounting firms and legal counsel, in connection with Tax matters relating to the Target Entities, including, (i) preparation and filing of Tax Returns, (ii) determining the liability and amount of any Taxes due or the right to and amount of any refund of Taxes, (iii) examinations of Tax Returns, and (iv) any administrative or judicial proceeding in respect of Taxes assessed or proposed to be assessed. Such cooperation shall include each party making all information and documents in its possession relating to the Target Entities available to the other party. The parties shall retain all Tax Returns, schedules and work papers, and all material records and other documents relating thereto, until the expiration of the applicable statute of limitations (including, to the extent notified by any party, and extension hereof) of the Tax Period to which such Tax Returns and other documents and information relate. Each of the parties shall also make available to the other party, as reasonably requested and available, personnel (including officers, directors, employees and agents) responsible for preparing, maintaining, and interpreting information and documents relevant to Taxes, and personnel reasonably required as witnesses or for purposes of providing information or documents in connection with any administrative or judicial proceedings relating to Taxes.

                  (c) Books and Records. Promptly after Closing, Seller shall, and shall use its best efforts to cause its Affiliates to, promptly turn over and deliver to the Target Entities any Books and Records which remain in the possession of Seller or any of its Affiliates. Upon request, Seller shall make available to Buyer any other information in the possession of Seller or its Affiliates that concerns or relates to the Target Entities and any personnel whose assistance or participation is reasonably required by Buyer in connection with any financial or accounting matters (including, without limitation, with respect to the preparation or audit of financial statements), existing or future litigation (including, without limitation, with respect to hearings, depositions and investigations), Tax Returns, tax audits, inquiries, investigations or any related Tax matters, or any other business matter requiring such personnel in which either of the Target Entities is involved.


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

                  (d) Post-Closing Audits and Adjustments. Buyer and Seller shall cooperate fully and promptly with any audits or any Special Determinations with respect to the Closing SAP Balance Sheets and the actuarial review of the HMTHP Pre-Closing Incurred Claims and the HMHIC Pre-Closing Incurred Claims. Buyer and Seller shall each promptly furnish Buyer's Auditor, the Independent Auditor, if any, or the Actuary with any and all documentation (including auditor's notes and work papers), data and information reasonably related to the audit or review.

                  (e) Statutory Filings with TDI. Seller, at its own expense, shall cause the preparation, audit and filing of the Target Entities' Statutory Insurance Statements and Statutory Financial Statements which become prior to the Closing Date. Seller shall file such statements with TDI on a timely basis. Seller and its internal and external accountants shall fully cooperate and assist the Target Entities (and Buyer) prepare, audit and file any Statutory Insurance Statements and Statutory Financial Statements which become after the Closing.

         SECTION 7.4 EMPLOYEE BENEFIT PLANS. Buyer shall have no obligation to assume or be responsible in any way for any Designated Plans (as defined in Section 3.13(a)). The right of employees of the Target Entities to participate in any employee benefit plans or fringe benefit programs maintained by Buyer shall be determined in accordance with the provisions of Buyer's plans or programs. After the Closing Date, neither Buyer nor the Target Entities shall have any obligation to make payments, contributions or transfers in respect of, or have any liability with respect to, any of the Designated Plans under which the Target Entities' participation has been terminated on or before the Closing Date, or any employee benefit plan or arrangement to which an ERISA Affiliate is a party or contributed or was legally obligated to contribute for the benefit of one or more directors, officers, employees or former employees of an ERISA Affiliate, or their beneficiaries. Seller shall make available the continuation coverage mandated by Code Section 4980B and any applicable state law ("COBRA Coverage") to all individuals who are receiving COBRA Coverage as of the Closing Date or who are eligible to elect COBRA Coverage as of the Closing Date. Within 20 days after the end of each month, Buyer shall provide a list of all employees who were employed by the Target Entities on the Closing Date that have separated from service during the month. Any amounts paid by the Target Entities' employees for the plan year including the Closing Date under the group medical, dental, vision and other health plans in which such employees participate prior to the Closing shall be included in determining the deductible and maximum out-of-pocket expenditures required under Buyer's plans, policies or programs covering those matters for the plan year of Buyer which includes the Closing Date.

         SECTION 7.5 FURTHER ASSIGNMENTS AND ASSURANCES. If at any time after the Closing legal counsel for Buyer or Seller shall deem it necessary, advisable or appropriate to take


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further or additional steps for the purpose of assigning, assuming, transferring, conveying, perfecting and/or confirming or reducing to possession the Stock, or any Assets or properties of the Target Entities or for the purpose of fully consummating the Transactions, the other party shall execute, acknowledge and deliver any such assignments, assumptions, conveyances, certificates or other documents or instruments of transfer consistent with the terms of this Agreement as may reasonably be requested by legal counsel.

         SECTION 7.6 LEGAL NAME OF THE TARGET ENTITIES. Within sixty (60) days after the Closing or after such additional time as may be required by Governmental Authorities exercising jurisdiction over the health plan and health insurance business of the Target Entities, Buyer shall cause the Target Entities to change their legal names to ones which do not contain the words "Harris Methodist." Buyer shall cause the Target Entities to use the words "Harris Methodist" in connection with its post-Closing operations only as permitted under the License Agreement.

         SECTION 7.7 COVENANT NOT TO COMPETE. During the five (5) year period after the Closing Date (the "Noncompetition Period"), neither Seller nor any Affiliate of Seller (including THR) shall, except as permitted by this Section 7.7, as a proprietor, partner, director, officer, employee, consultant, joint venturer or beneficial owner of more than five percent (5%) of the outstanding equity of any Person, engage in any managed care business or health insurance business which provides products or services in competition with the businesses or operations of either of the Target Entities in the State of Texas, including the business or operations of an HMO, point-of-service (POS) plan or product, PPO, provider sponsored organization, or indemnity insurance company (collectively, "Prohibited Businesses"). In addition, neither Seller nor any of its Affiliates shall undertake the planning for or organization of any such business activity competitive with the Target Entities' operations, either alone or in combination with others, during the Noncompetition Period.

                    (a) Severable Covenants. The covenants contained in this
          Section 7.7 shall be construed as a series of separate covenants, one for each county located in the State of Texas. Except for their geographic scope, each such separate covenant shall be deemed identical in terms to all other covenants. The provisions of this
          Section 7.7 are severable and if one or more provision should be determined to be judicially unenforceable, in whole or in part, then the remaining provisions shall nevertheless be binding and judicially enforceable in any one or more counties, that provision shall not be affected with respect to each other county within the State of Texas. Furthermore, to the extent that the geographic scope of any separate covenant is found judicially unenforceable because of its breadth, then that covenant or limited portion thereof shall remain enforceable within the narrower geographic scope determined by the court.

                    (b) Remedies. A breach of any of the covenants contained in this Section 7.7 may cause irreparable damage and harm to Buyer, the Target Entities or Buyer's


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

         other Affiliates. In the event of any such actual or threatened breach, Buyer shall have, in addition to any and all remedies at law or otherwise, the right to seek an injunction, specific performance or other equitable relief to prevent an actual or continuing breach of the covenants, agreements and obligations of this Section 7.7.

                    (c) Exceptions and Qualifications. The foregoing covenants furnished under this Section 7.7 shall not prohibit: (i) THR's or its successors activities in the North Texas Healthcare Network ("NTHN"); or (ii) in the event that THR engages in a subsequent transaction with Baylor, then any arrangement or activity of Baylor existing or under contract on the date of such transaction between THR and Baylor. In addition, the covenants of this Section 7.7 shall not restrict or limit THR or its Affiliates from entering into a contract with a payor (e.g. an insurer or HMO or ERISA plan) pursuant to which THR or its Affiliates undertakes to provide medical or hospital services to or on behalf of the individuals covered by such payor. In the event that no Affiliate of Buyer (including a Target Entity) is arranging or providing services under the Medicare+Choice Program or any successor program involving contracting with HCFA, then Seller or its Affiliates may obtain a certification to become a Provider Sponsored Organization (as defined in 42 C.F.R. Section 422.350) or like entity for the purposes of contracting directly or indirectly with HCFA. In the event that current or future legislation or regulation permits new types of health care business which fall within the Prohibited Businesses, then Buyer and Seller agree that, at Seller's or THR's request, the Parties will enter into good faith discussions to consider the appropriateness of further amending, modifying or qualifying the covenants of this
          Section 7.7 towards an effort to permit Seller or its Affiliates to engage in such new type of health care business.

         SECTION 7.8 NONSOLICITATION. During the Noncompetition Period, neither Seller nor any of its Affiliates shall recruit, solicit or otherwise knowingly induce any employee, subscriber group, broker, provider, vendor, or customer of either of the Target Entities, Buyer or PacifiCare of Texas, Inc. to terminate or discontinue such relationship. Notwithstanding the foregoing, the covenants of this Section 7.8 shall not extend to any employee of a Target Entity once that employee has resigned, quit or been terminated from his or her employment with a Target Entity.

         SECTION 7.9 OBLIGATIONS WITH RESPECT TO SECTION 338(H)(10) ELECTION. Buyer and Seller agree to make an election under Code Section 338(h)(10), and any corresponding election made under any state's law (the "Section 338(h)(10) Election") in connection with the purchase and sale of the Stock contemplated hereunder. Buyer and Seller agree to execute and file all applicable state and federal tax forms (the "338(h)(10) Tax Forms") in connection with the Section 338(h)(10) Election in accordance with applicable tax laws.

                  (a) Purchase Price Allocation. Buyer and Seller agree to allocate the Purchase Price in the manner required by Section 338 of the Code and the Treasury


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

         Regulations promulgated thereunder. Such allocation shall be used for purposes of determining the Modified Aggregate Deemed Sales Price, as defined under applicable Treasury regulations ("MADSP") under the applicable Treasury Regulations and in reporting the deemed sale of assets of the Target Entities in connection with the Section 338(h)(10) Election.

                  (b) Obligations With Respect to Filing Forms. (i) Buyer shall make the Section 338(h)(10) Election and be responsible for the preparation and filing with appropriate taxing authorities of any initial, supplemental or subsequent 338(h)(10) Tax Forms with respect to the Section 338(h)(10) Election. Seller shall deliver to Buyer at least one hundred fifty (150) days prior to the date the Section 338 Forms are required to be filed, such information documents and other forms as reasonably requested by Buyer to properly complete the Section 338 Forms, and shall cooperate fully with Seller in making the Section 338(h)(10) Election and the preparation of any 338(h)(10) Tax Forms. At least ninety (90) days prior to the filing date of the initial 338(h)(10) Tax Form, Buyer shall prepare and deliver to Seller a statement which sets forth the computation of the MADSP of the Target Entities' assets and the allocation of such MADSP among the Target Entities' assets (the "Allocation Statement"). Seller shall have the right to review, confirm and suggest adjustments, as necessary, with respect to the computations set forth on the Allocation Statement. Seller shall complete its review of the Allocation Statement within fifteen (15) days after delivery to Seller of Buyer's proposed statements and the accountants' data. Seller agrees to accept the Allocation Statement setting forth the MADSP allocations, as proposed by Buyer, so long as such allocations comply with existing and applicable tax laws.

                           (ii) Upon the earlier of forty-five (45) days prior to the filing date of any 338(h)(10) Tax Form or within ten (10) days after Seller's approval of the Allocation Statement, Buyer shall deliver to Seller the 338(h)(10) Tax Form for Seller's review and approval. If consistent with the Allocation Statement and otherwise appropriately prepared, Seller shall execute the 338(h)(10) Tax Form and return the same to Buyer no later than ten (10) business days prior to the applicable filing date. Buyer shall furnish Seller with copies of all 338(h)(10) Tax Forms filed with any taxing authority.

                  (c) Eligibility Under Section 338(h)(10). Seller represents and covenants to Buyer that Seller has filed a consolidated federal income tax return with the Target Entities for the taxable year immediately preceding the 1999 taxable year, that Seller will continue to file a consolidated federal income tax return for all periods (including a short-year) up to the Closing and that Seller is eligible to make the Section 338(h)(10) with respect to Target Entities.

                  (d) Cooperation. It is acknowledged that after filing the 338(h)(10) Tax Forms, Buyer and Seller (or their respective ultimate taxpayers) will have the occasion


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

         to prepare initial and supplemental tax returns which take into account the effect of the Section 338(h)(10) Election. The parties agree to file all such tax returns, and to do or take such other actions, in a manner consistent with the Section 338(h)(10) Election, the 338(h)(10) Tax Forms and their underlying assumptions. Furthermore, Buyer, Seller or their respective Affiliates or successors may be asked to respond to assertions, inquiries, investigations or audits from the Internal Revenue Service or state taxing authorities, the subject matter of which may include the Section 338(h)(10) Election or the assumptions underlying the 338(h)(10) Tax Forms ("Tax Inquiries"). The parties agree to respond to the Tax Inquiries in a good faith and reasonable manner which is consistent with the Section 338(h)(10) Election and the assumptions underlying the 338(h)(10) Tax Forms. In responding to Tax Inquiries in such reasonable manner, the Parties will use their best good faith efforts to maintain the Section 338(h)(10) Election and the tax positions and other assumptions underlying the 338(h)(10) Tax Forms. Buyer and Seller will in all other respects reasonably cooperate with the other in the administration, satisfaction or disposition of any Tax Inquiries made to the other Party in any reasonable manner which such party may request, including the exchange or furnishing of then-existing information or calculations.

                  (e) No Indemnification of Seller. In no event shall Buyer or any member of Buyer's Group be responsible for, or indemnify or hold harmless Seller from, any federal or state income Taxes or state premium Taxes imposed currently or in the future upon Seller or any other member of Seller's Group as a result of Seller making the Section 338(h)(10) Election, including, without limitation, any assessments, deficiencies, interest, penalties, liabilities, liens, claims, judgments, payments, costs, fees (including reasonable attorney, accountant, or expert fees), or other state or federal tax-related amounts which Seller or any member of Seller's Group may incur.

                  (f) Responsibility for Taxes. Seller shall be financially responsible for all federal income Taxes attributable to Target Entities which result from the Section 338(h)(10) Election. Seller also shall be financially responsible for any state, local, or foreign Tax attributable to an election under the state, local, or foreign law similar to the Section 338(h)(10) Election in Texas or in any other jurisdiction in which Seller or a Target Entity is subject to taxation. Furthermore, if a state, local, or foreign jurisdiction as described in the preceding sentence does not have provisions similar to the election available under Section 338(h)(10) of the Code, Seller will be liable for any Tax imposed upon the Target Entities by such state, local, and/or foreign jurisdiction resulting from the Transactions.

         SECTION 7.10 GAAP AUDIT AND FINANCIALS. Seller, at its sole expense, shall cause Seller's Auditor to perform an audit of the Closing GAAP Balance Sheets in accordance with GAAP. In addition, Seller shall cause Seller's Auditor to conduct a GAAP audit of (i) the balance sheet of HMTHP as of September 30, 1998 and the related statements of income and retained earnings of HMTHP for the fiscal year ended September 30, 1998, and (ii) the


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balance sheet of HMHIC as of September 30, 1998 and the related statements of income and retained earnings of HMHIC for the fiscal year ended September 30, 1998 (collectively, the "1998 GAAP Audited Financials"). Seller shall, with any necessary assistance from Seller's Auditor, prepare, in accordance with GAAP (i) the balance sheet of HMTHP as of September 30, 1999 and the related statements of income and retained earnings of HMTHP for the fiscal year ended September 30, 1999, and (ii) the balance sheet of HMHIC as of September 30, 1999 and the related statements of income and retained earnings of HMHIC for the fiscal year ended September 30, 1999 (collectively, the "1999 GAAP Unaudiated Financials"). The cost of the GAAP audit of HMTHP and HMHIC with respect to the 1998 GAAP Audited Financials and the Closing GAAP Balance Sheets and the cost of preparing the 1999 GAAP Unaudited Financials shall be borne equally by Buyer and Seller. Seller shall deliver to Buyer, the Closing GAAP Balance Sheets, the 1998 GAAP Audited Financials and the 1998 GAAP Unaudited Financials within 45 days after the Closing. During the audit of the Closing GAAP Balance Sheets and the 1998 GAAP Audited Financials, and the preparation of the 1999 GAAP Unaudited Financials, Seller's Auditor will make itself and its notes and work papers available to Buyer and Buyer's Auditor. Buyer and Buyer's Auditor shall have the opportunity to ask questions of Seller's Auditor and receive feedback on the valuation of balance sheet and income statement items and the audit process.

         SECTION 7.11 CLOSING PRESS RELEASE. The timing and content of any press release respecting the consummation of the Transactions shall be mutually agreed upon by Buyer and Seller.

         SECTION 7.12 EMPLOYEES. As of the Closing Date, Buyer shall cause the Target Entities to continue to employ on an "at will" employment basis all remaining employees of the Target Entities. Such employment on an "at will" basis will be at comparable overall compensation and other terms and conditions of employment and in comparable positions as those in effect immediately prior to the Closing. Buyer agrees that all services of employees of the Target Entities credited by the Target Entities prior to the Closing Date in accordance with its normal policies shall be recognized by Buyer for all employee benefit purposes, including paid-time off (PTO) accrual, severance benefits, retirement benefit accrual, vesting, and eligibility for all benefits. After Closing, Buyer shall cause the Target Entities to pay to the Target Entities' employees any unused PTO benefits as reserved against on the Closing SAP Balance Sheets and severance amounts as reserved against on the Closing SAP Balance Sheets in accordance with Buyer's severance policies. At or before Closing, Seller shall provide Buyer with a schedule reflecting the service of all employees of the Target Entities on the Closing Date.

         SECTION 7.13 CONTINUE TO PERFORM SETTLEMENT AGREEMENT. The Parties acknowledge and understand that THR is a party to that certain Settlement Agreement made and entered into by and among THR, HMTHP, HMHIC, and Harris Methodist Select, a Texas certified non-profit medical corporation ("Select"), made the 31st day of December, 1998, respecting THR's obligations for certain liabilities related to Select's medical practice (the "Select Settlement


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Agreement"). THR covenants and agrees that THR shall perform and fulfill all, and not less than all, of THR's indemnification and other obligations and commitments under the Select Settlement Agreement for the benefit of HMTHP and HMHIC. Any amounts which THR satisfies or pays under the Select Settlement Agreement, whether or not covered by insurance, shall not be subject to Article VIII or credited toward the Limited Indemnification Maximum or the Maximum Indemnification Liability.

         SECTION 7.14 MAINTAIN THE RELEVANT INSURANCE POLICIES. Seller agrees to maintain in full force and effect the Relevant Insurance Policies at Seller's sole cost and expense for a period of at least three (3) years after the Closing Date. If any of the Relevant Insurance Policies are cancelled or expire prior to that time, then Seller agrees to secure, at its sole cost and expense, appropriate replacement coverage with policy limits, deductibles and maximums which are no less favorable than those currently existing under the Relevant Insurance Policies.

         SECTION 7.15 SURVIVAL. The covenants, agreements and obligations of this Article VII shall survive the Closing until the expiration of the applicable statute of limitations period.

                                  ARTICLE VIII

                          INDEMNIFICATION AND REMEDIES

         SECTION 8.1 CERTAIN INDEMNIFICATION OF BUYER BY SELLER AND THR. Notwithstanding any due diligence investigation or inquiry made by Buyer and its Representatives, Seller and THR jointly and severally agree as follows:

                  (a) Known Claims and Encumbrances. Seller and THR jointly and severally agree to be solely financially responsible for, and jointly and severally shall defend, indemnify and hold harmless Buyer, Buyer's past, present and future Affiliates (including the Target Entities) and their respective shareholders, officers, directors, employees, agents, successors, successors-in-interest and assigns (collectively, "Buyer's Group") from and against, any claim, loss, loss of tax benefits or deductions, cost, damages of every kind or nature, expense, fine, debt, penalty, deficiency, action, cause of action, proceeding or obligation, including any amounts paid in investigation, defense or settlement, including court costs and expenses and reasonable attorneys' fees and expenses (a "Loss") which arises out of or in connection with: (i) any action, suit, litigation, proceeding (including a regulatory or administrative proceeding or a proceeding seeking equitable or injunctive relief), arbitration, mediation, grievance proceeding, or other method of settling disputes or disagreements, or any complaint, charge, investigation, or other assertion or allegation involving either of the Target Entities or their respective businesses, existence, ownership, Assets, or operations (a "Claim") which is Known by Seller ("Known Claims"), including those Known Claims listed on
         Schedule 3.12; (ii) any Encumbrance affecting the Assets of either of the Target Entities which is Known by Seller or recorded in the public records before the


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

         Closing Date; (iii) any exceptions to the representations or warranties furnished by Seller in this Agreement or in any certificate delivered pursuant to this Agreement as identified on the Disclosure Schedule, as such Disclosure Schedule may be amended or updated prior to Closing, which cause, result in or constitute a Material Adverse Effect; (iv) any performance penalties owing under Subscriber Agreements which are related to any operations or activities of the Target Entities occurring prior to the Closing Date to the extent that they have not been adequately reserved against on the final and conclusive Closing SAP Balance Sheets; or (v) any Loss or Claim which is asserted by Buyer's Group after Closing under the provisions of Section 8.2 below which Buyer's Group can demonstrate was Known to Seller on or before the Closing Date.

                  (b) Unknown Claims Covered by Insurance. Seller and THR jointly and severally agree to be solely financially responsible for, and jointly and severally shall defend, indemnify and hold harmless any member of Buyer's Group from and against, any Loss which arises out of or in connection with (i) any Claim not Known to Seller which occurs, accrues or arises prior to the Closing Date or which results from facts or circumstances relating to the period occurring prior to the Closing Date, (ii) any errors, actions or omissions of the Target Entities or their employees, personnel, agents or Representatives which first occurred prior to the Closing Date or (iii) any other Claim arising from the existence, ownership, management, operation or conduct of the business of either of the Target Entities prior to the Closing Date (collectively, "Unknown Claims"), irrespective of when the Unknown Claim is first asserted, so long as the Unknown Claim described in the foregoing clause (i), (ii) or (iii) is covered under any of the Relevant Insurance Policies or under any other policy of insurance maintained by Seller or its Affiliates as of the Closing Date.

                  (c) Taxes. Seller and THR jointly and severally agree to be solely financially responsible for, and jointly and severally shall defend, indemnify and hold harmless any member of Buyer's Group from and against any and all Taxes attributable to Seller or the Target Entities, whether now or hereafter due, for any period occurring prior to the Closing Date, including any Taxes which become due and owing as a result of any audit, whether or not commenced prior to Closing and any loss or Claim arising from such Taxes.

                  (d) Nonprofit Conversion. Seller and THR jointly and severally agree to be solely financially responsible for, and jointly and severally shall defend, indemnify and hold harmless any member of Buyer's Group from any Loss that it may suffer or incur which arises out of or in connection with the transfer of assets from seller's non-profit Affiliate to HMTHP.


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

                  (e) OPM Indemnification and Assignment.

                           (i) The following are defined terms for the purposes of this Agreement:

                  "FEHBP:" Federal Employees Health Benefit Program administered by OPM.

                  "OPM:" The United States Office of Personnel Management.

                  "OPM Assignment:" As defined in Subsection 8.1(e)(iii).

                  "OPM Assignment Period:" The period occurring up to and including December 31, 1998.

                  "OPM Claim:" A claim or demand made by or on behalf of OPM, including an OPM Fraudulent Claim, which involves an allegation that a Target Entity has submitted an OPM Defective Price to OPM and charged and collected fees from the FEHBP in accordance with the OPM Defective Price during the OPM Indemnification Period.

                  "OPM Defective Price:" An inaccurate "Certificate of Accurate Pricing for Community Rated Plans" or an inaccurate "Certificate of Accurate Cost and Pricing Data for Community Rated Plans" such that the certificate was inconsistent with the "community rate" or the "market price" which the Target Entity was required to charge the FEHBP in conformity with the Federal Employees Health Benefits Act (5 U.S.C. Sections 8901 et. seq.) and the regulations promulgated thereunder (48 C.F.R. 1602 et. seq. as amended and applicable).

                  "OPM Fraudulent Claim:" A claim or demand made by or on behalf of OPM, which involves an allegation that a Target Entity has violated the U.S. False Claims Act in submitting an OPM Defective Price to OPM and has charged and collected fees from the FEHBP in accordance with such OPM Defective Price.

                  "OPM Indemnification:" As defined in Subsection 8.1(e)(ii).

                  "OPM Indemnification Period:" The period occurring up to the Closing Date.

                           (ii) Seller and THR jointly and severally agree to be solely financially responsible for, and jointly and severally shall defend, indemnify and hold harmless, to the fullest extent permitted by law, any member of Buyer's Group from and against any amount payable by a Target Entity to the FEHBP which arises out of an OPM Claim which relates to the OPM Indemnification Period (the "OPM Indemnification").

                           (iii) In conjunction with the OPM Indemnification and in consideration thereof, the Target Entities agree to assign to Seller the right to receive and the power to pursue any amount which may be payable by FEHBP to the Target


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

         Entities as a result of an overpayment by the Target Entities to FEHBP relating to an OPM Defective Price which relates to the OPM Indemnification Period (the "OPM Assignment"). Moreover, if Seller determines that, in view of the OPM Indemnification or the OPM Assignment, it is in the best interests of Seller to re-file or amend the Target Entities' FEHBP rate filings or certificates with OPM for any of the contract years occurring during the OPM Indemnification Period, then the Target Entities will reasonably cooperate with Seller in re-filing such rate filings at Seller's request and instruction.

                           (iv) The Target Entities shall notify Seller in writing if they receive any notification that OPM intends to conduct an audit of the Target Entities' FEHBP operations applicable to the OPM Indemnification Period. Such notice shall include any documents received by HMTHP from OPM in respect thereto. If OPM conducts such an audit, then HMTHP must cooperate reasonably with OPM in disclosing all relevant information necessary for OPM to properly complete the entire audit. Promptly following receipt of any indication from OPM of an OPM Claim, the Target Entities shall give written notice to Seller of the same. Thereafter, the Target Entities shall reasonably cooperate with Seller in identifying all necessary documents and materials of the Target Entities which may be used to defend their interests relating to the OPM Claim.

                           (v) Upon receiving notice from the Target Entities of an OPM Claim, Seller shall immediately undertake at its sole cost, expense and risk, the defense or settlement of the OPM Claim and shall certify in writing to the Target Entities that Seller has undertaken the defense or settlement of the OPM Claim on behalf of HMTHP. Buyer shall have the right to approve the legal counsel retained by Seller in connection with the settlement of the OPM Claim.

                           (vi) Seller shall defend, compromise and/or settle the OPM Claim relating to the OPM Indemnification Period; provided, however, that Buyer shall have the right to participate in such defense and settlement negotiations with OPM and to approve any settlement, which approval shall not be unreasonably withheld. Seller understands that OPM generally audits plans for a period of five or six years, and that an audit may include years that are within the OPM Indemnification Period as well as years that are not within the OPM Indemnification Period. Pursuant to the OPM Assignment, Seller shall be entitled to receive and retain any overpayments attributable to the OPM Assignment Period which are actually collected by HMTHP from the FEHBP.

                           (vii) Notwithstanding anything to the contrary herein, the OPM Indemnification does not cover any claim or portion thereof, which does not relate to a contract year occurring during the OPM Indemnification Period.


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

                           (viii) Notwithstanding anything to the contrary herein, the OPM contingency fund, if any, shall accrue to the benefit of Buyer and the Target Entities.

                  (f) Unfulfilled Conditions to Closing. Provided that Buyer has consummated the Transactions hereunder, Seller and THR jointly and severally agree to be financially responsible for, and jointly and severally shall defend, indemnify and hold harmless, any member of Buyer's Group from any Loss that it may suffer or incur as a result of Seller's inability to fulfill the following conditions precedent to Buyer's obligations to close the Transactions: those conditions described in Subsections (a), (b), (c), (f), (g) and (j) of Section 6.2.

                  (g) Employee Benefit Plans. Seller and THR jointly and severally agree to be solely financially responsible for, and jointly and severally shall defend, indemnify and hold harmless any member of Buyer's Group from and against any Losses or Claims (including sanctions and penalties) attributable to the Designated Plans and distributions required or permitted to be made from the Designated Plans, whether now or hereafter due, including any Losses which become due and owing as a result of any audit, whether or not commenced prior to Closing.

                  (h) Certain Lawsuits. Seller and THR jointly and severally agree to be solely financially responsible for, and jointly and severally shall defend, indemnify and hold harmless any member of Buyer's Group from and against, any and all Losses or Claims attributable to the Target Entities' delivery, arrangement or provision of health care benefits to, or payment of health care benefits for, Members or Insureds prior to the Closing Date, including, without limitation, Claims alleging (i) the Target Entities' failure to properly disclose benefit limitations or financial incentives to Providers, or (ii) a breach of the Target Entities' fiduciary duty owed to Members or Insureds.

                  (i) Limitations Period Applicable to Claims Brought Under this
         Section 8.1. Except for Subsection 8.1(b), Seller's and THR's joint and several obligations under each other subsection of this Section 8.1 shall survive the Closing and extend for such length of time during which any Person or Governmental Authority may assert a Claim against Buyer or any member of Buyer's Group with respect to any of the matters covered by the applicable subsections of this Section 8.1. Seller's and THR's joint and several obligations under Subsection 8.1(b) shall survive the Closing for a period of three (3) years thereafter; provided, however, that any Claim or Loss which may be the subject of indemnification under both Subsections 8.1(h) and 8.1(b) shall be treated for limitations purposes, as if the Claim or Loss arose exclusively under Subsection 8.1(h). Notwithstanding the foregoing provisions of this Subsection 8.1(i), any claim for indemnification made within the applicable limitations periods for the matters covered by Section 8.1 shall survive that period indefinitely, may continue to be asserted after the expiration of that period and shall continue to be subject to the indemnification provisions of this Article VIII after the expiration of that period.


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

         SECTION 8.2 LIMITED INDEMNIFICATION OF BUYER BY SELLER AND THR. Notwithstanding any due diligence investigation or inquiry made by Buyer and its Representatives, Seller and THR jointly and severally agree as follows:

                  (a) Subject of Limited Indemnification. Seller and THR jointly and severally agree to defend, indemnify and hold harmless any member of Buyer's Group from any Loss that it may suffer or incur which arises out of or in connection with: (i) any breach or inaccuracy in the representations or warranties furnished by Seller or THR in this Agreement, in the Disclosure Schedule as may be amended or updated prior to Closing, in any certificate furnished by Seller or THR pursuant to this Agreement or in any Related Document signed by Seller;
         (ii) any insurance deductible amounts for Unknown Claims which are the subject of indemnification pursuant to Subsection 8.1(b) above and any amounts in excess of insurance policy limits for Unknown Claims which are the subject of indemnification pursuant to Subsection 8.1(b) above (the deductibles and excess liability referred to in this clause (ii) shall be referred to collectively as the "Excluded Amounts for Insured Unknown Claims"); and (iii) any Unknown Claim or Losses related thereto which are not covered under the insurance policies and extended reported coverage referred to in Section 6.2(h) above and therefore are not the subject of indemnification pursuant to in Subsection 8.1(b), excluding any Unknown Claim which is the subject of indemnification pursuant to Subsection 8.1(h).

                  (b) Limitation on the Recovery of Losses. Buyer's Group shall be entitled to indemnification pursuant to this Section 8.2 only when the Loss attributable to a claim for indemnification covered by Section
         8.2 exceeds $10,000 (a "Recoverable Loss") and only after the sum of all Recoverable Losses exceeds $250,000 (the "Post-Closing Basket"). For the purposes of this Agreement, any Loss or Claim attributable to a Material Adverse Effect which is contained within the Pre-Closing Basket shall, unless and until paid, reimbursed or fully reserved for by Seller, be treated as a Recoverable Loss to be included in the Post-Closing Basket. When the aggregate of all Recoverable Losses, including those from the Pre-Closing Basket, exceeds the Post-Closing Basket, Seller shall be liable and responsible for all such Recoverable Losses suffered or incurred by Buyer's Group to the full extent of the total amount thereof, including the Post-Closing Basket.

                  (c) Maximum Liability for Limited Indemnification. Seller's and THR's joint and several liability shall not exceed, individually or in the aggregate, the total amount of $15,000,000 (the "Limited Indemnification Maximum") for (i) Recoverable Losses under this Section 8.2, and (ii) Excluded Amounts for Insured Unknown Claims actually paid by Seller or THR.

                  (d) Limitations Periods for Representations and Warranties and Other Claims. The representations and warranties furnished by Buyer, Seller and THR in this


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

         Agreement, in the Disclosure Schedule as may be amended or updated prior to Closing, and in any certificate furnished pursuant to this Agreement, and which are the subject of indemnification under this
         Section 8.2 shall survive the Closing for a period of eighteen (18) months, except for the representations and warranties furnished by Seller in this Agreement, in the Disclosure Schedule as may be amended or updated prior to Closing, and in any such certificate with respect to (i) Sections 3.13 and 3.17, which shall survive until the expiration of the applicable statute of limitations, and (ii) Sections 3.2., 3.3,
         3.4 and 3.6, which shall survive the Closing indefinitely. The limitations period applicable to Excluded Amounts for Insured Unknown Claims shall survive for a period of three (3) years after the Closing. Notwithstanding the limitations periods set forth in this Section 8.2, any claim for indemnification made within the applicable limitations periods for the matters covered by this Section 8.2 shall survive that period indefinitely, may continue to be asserted after the expiration of that period and shall continue to be subject to the indemnification provisions of this Article VIII after the expiration of that period.

                  (e) No Conflicting Indemnification Obligations. In the event that a member of Buyer's Group has a Loss or Claim which may be the subject of indemnification under both Section 8.1 above and this
         Section 8.2, then the Parties shall treat such Loss or Claim as if it is the subject of indemnification exclusively under Section 8.1

         SECTION 8.3 BUYER'S INDEMNIFICATION OF SELLER. Buyer shall defend, indemnify and hold harmless Seller, Seller's past, present and future Affiliates (but, excluding the Target Entities) and their respective shareholders, officers, directors, employees, agents, successors, successors-in-interest, and assigns (collectively, "Seller's Group") from and against any Loss which arises out of or in connection with (i) any breach or inaccuracy in the representations or warranties furnished by Buyer in this Agreement, in any certificate furnished by Buyer pursuant to this Agreement or in any Related Document signed by Buyer, and (ii) any claim arising out of the conduct of the business of a Target Entity which first accrues or occurs on or after the Closing Date, and is not the subject of indemnification by Seller pursuant to Section 8.1 or 8.2 above.

         SECTION 8.4 THIRD-PARTY CLAIMS. If any claim covered by this Article VIII is made by any Person who is not a party to this Agreement (including a Governmental Authority or a private party), or if any notice of audit or investigation covered by this Article VIII is given by a Governmental Authority (in either case, a "Third-Party Claim"), the Party receiving the notice of the Third Party Claim (the "Indemnified Party") shall, if it intends to seek indemnification under this Article VIII, promptly notify the Party from whom indemnification is sought (the "Indemnifying Party") to indemnify the Indemnified Party, and the Indemnifying Party shall, if it acknowledges that it is responsible for the Third-Party Claim or other matter described in the notice, have an opportunity to defend or settle the Third-Party Claim and to control the investigation or audit, with counsel reasonably acceptable to the Indemnified Party; provided that any such settlement shall be made only with the prior written consent of the


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

Indemnified Party or in a manner that releases the Indemnified Party from all liability with respect to such Third-Party Claim. Subject to any applicable limitation periods, the failure of the Indemnified Party to give such notice of a Third-Party Claim shall not relieve the Indemnifying Party of its indemnification obligations hereunder unless such failure shall result in material prejudice to the Indemnifying Party. If the Indemnifying Party assumes the defense or control of a Third-Party Claim (including an investigation or audit) and, under applicable standards of professional conduct, a conflict of interest exists on any significant issue between the positions of the Indemnified Party and the Indemnifying Party such that counsel chosen by the Indemnifying Party is ethically prohibited from representing both the Indemnified Party and the Indemnifying Party, or if relief other than money damages is being sought as part of the Third-Party Claim, then the Indemnified Party may retain counsel reasonably satisfactory to the Indemnifying Party to represent the Indemnified Party with respect to the issue as to which there is a conflict, and the Indemnifying Party shall pay all reasonable fees and expenses of the Indemnified Party's counsel. If the Indemnifying Party fails to promptly assume the defense or control of a claim, investigation or audit covered by this
Article VIII, after notice or to thereafter diligently defend against or control the claim, investigation or audit or if any such claim is determined valid by a court having proper jurisdiction, the Indemnified Party shall have the right to pay, defend or settle such claim and demand immediate payment from the Indemnifying Party. All amounts owing on a Third-Party Claim are payable immediately upon demand upon the resolution thereof. The Indemnified Party also shall be entitled to recover any costs or expenses incurred in enforcing the rights to indemnity hereby granted as such expenses are incurred. The Indemnified Party and the Indemnifying Party shall cooperate with the party assuming the defense of any such action in accordance herewith in any manner that such party reasonably may request, including making books and records, Contracts and personnel available during normal business hours.

         SECTION 8.5 CLAIMS BETWEEN THE PARTIES. In the event that Buyer or Seller have a Loss or Claim arising under this Agreement (the "Aggrieved Party") for which recovery is sought from the other or from THR (the "Responsible Party") and which is not covered under Section 8.4 above, the Aggrieved Party shall deliver to the Responsible Party written notice of the Claim ("Notice of Claim") which specifies in reasonable detail the basis of the Loss or Claim for which recovery is sought. Subject to any applicable limitations periods, the failure of the Aggrieved Party to give such Notice of Claim shall not relieve the Responsible Party of its obligations hereunder unless such failure shall result in material prejudice to the Aggrieved Party. The Responsible Party shall pay the Aggrieved Party all amounts attributable to a valid Loss or Claim, pursuant to the terms of this Agreement, within forty-five (45) days after receipt of the Notice of Claim.

         SECTION 8.6 SURVIVAL OF COVENANTS AND AGREEMENTS; MAXIMUM INDEMNIFICATION LIABILITY. The covenants and agreements contained in this Agreement, including the Parties' respective obligations under this Section VIII, shall survive the Closing indefinitely or as otherwise may be specified by their own terms. However, Seller's and THR's joint and several liability shall not exceed, in any single instance or in the aggregate, the total amount of

$75,000,000 (the "Maximum Indemnification Liability") for: (i) Losses actually paid or reimbursed to Buyer' Group pursuant to the provisions of Section 8.1;
(ii) Losses actually paid or reimbursed to Buyer's Group within the Limited Indemnification Maximum pursuant to the provisions of Section 8.2; and/or (iii) Losses or Claims actually paid or reimbursed to Buyer's Group prior to Closing pursuant to Subsection 6.2(l); provided, however, that in determining the Limited Indemnification Maximum and the Maximum Indemnification Liability for which Seller and THR are responsible hereunder, (A) only amounts paid by Seller or THR as deductibles or amounts in excess of the insurance policy limits for Claims covered by insurance may be counted toward and included within the Limited Indemnification Maximum or the Maximum Indemnification Liability, as the case may be, and (B) any insurance proceeds payable to any member of Buyer's Group with respect to Losses or Claims which are the subject of indemnification pursuant to Section 8.1 or 8.2 shall not be counted toward or included within the Limited Indemnification Maximum or the Maximum Indemnification Liability, as the case may be.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         SECTION 9.1 AMENDMENTS. This Agreement may be amended only by a written agreement signed by Seller and Buyer.

         SECTION 9.2 NOTICES. All notices, requests, demands and other communications made in connection with this Agreement shall be in writing and shall be deemed to have been duly given on the date delivered, if delivered personally or sent by facsimile to the Persons identified below, or three days after mailing if mailed by certified or registered mail, postage prepaid, return receipt requested, addressed as follows:

          (i) If to Buyer:

                     PacifiCare Health Plan Administrators, Inc.
                     c/o PacifiCare Health Systems, Inc.
                     3120 Lake Center Drive
                     Santa Ana, California 92704
                     Fax No: (714) 825-5041
                     Attn.: President
              with a copy to the following legal counsel:

                     Konowiecki & Rank
                     633 West Fifth Street, Suite 3500
                     Los Angeles, California  90071
                     Attn.: Denise E. Hanna, Esq.
                     Fax No.: (213) 229-0920

         (ii) If to Seller or THR:

                     Harris Methodist Health Plan, Inc.
                     Texas Health Resources
                     600 E. Las Colinas Boulevard, Suite 1550
                     Irving, Texas 75039
                     Attention: David Ashworth
                     Fax No.: (214) 818-4651

              with a copy to the following legal counsel:

                     Texas Health Resources Legal Department
                     600 E. Las Colinas Boulevard, Suite 1550
                     Irving, Texas 75039
                     Attention: General Counsel
                     Fax No.: (214) 818-4651

              with an additional copy to:

                     Worsham, Forsythe & Wooldridge, L.L.P.
                     1601 Bryan Street, 30th Floor
                     Dallas, Texas 75201
                     Attention: Timothy A. Mack
                     Fax No.: (214) 880-0011

Provided, however, that no notice shall be deemed ineffective solely because it was not received by any party designated above as legal counsel. The addresses and numbers may be changed by means of a notice given in the manner provided in this Section 9.2.

         SECTION 9.3 WAIVER. Any waiver of any term or condition of this Agreement by any Party shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Agreement.

         SECTION 9.4 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 9.5 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated by this Agreement is not affected in a manner adverse to a Party to this Agreement. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties to this Agreement shall negotiate in good faith to modify this Agreement to effect the original intent of the parties to this Agreement as closely as possible in an acceptable manner to the end that transactions contemplated by this Agreement are fulfilled to the extent possible.

         SECTION 9.6 ENTIRE AGREEMENT; SCHEDULES AND EXHIBITS. This Agreement, the Exhibits and the Disclosure Schedule constitute the entire agreement of the Parties and supersede all other prior agreements and undertakings, both written and oral, between the Parties with respect to the subject matter of this Agreement. The Disclosure Schedule identified in this Agreement has been delivered to Buyer and Seller separate from this Agreement; that Schedule, however, shall constitute a part of this Agreement and is incorporated by reference into this Agreement. As of and after the Closing, this Agreement, the Exhibits, the Disclosure Schedule, the Related Documents (including Seller's Bring-Down Certificate and Buyer's Bring-Down Certificate) and, if any, the Addendum to the Disclosure Schedule shall constitute the entire agreement and supersede all other prior agreements and undertakings, both written and oral, between the Parties with respect to the subject matter of this Agreement.

         SECTION 9.7 GOVERNING LAW AND VENUE. THIS AGREEMENT SHALL BE GOVERNED AS TO ALL MATTERS BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY RULE OF LAW THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN TEXAS. THE EXCLUSIVE SITUS FOR ANY RESOLUTION OF DISPUTES ARISING UNDER THIS AGREEMENT OR IN ANY MANNER RELATED TO THIS AGREEMENT SHALL BE IN THE APPROPRIATE FEDERAL, STATE OR LOCAL COURT IN AND FOR DALLAS COUNTY.

         SECTION 9.8 COUNTERPARTS. This Agreement and all agreements executed and delivered pursuant to this Agreement may be executed in one or more counterparts, and by the different Parties to this Agreement in separate counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

         SECTION 9.9 NO THIRD-PARTY BENEFICIARIES. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any Person who is not a party to this Agreement.

         SECTION 9.10 ASSIGNABILITY. No Party to this Agreement may assign any or all of its rights under this Agreement, in whole or in part, without the written consent of the other Party. Nevertheless, this Agreement shall be binding upon and insure to the benefit of the Parties hereto and their respective successors and permitted assigns.

         SECTION 9.11 TERMINATION. At any time before the Closing, this Agreement may be terminated and abandoned:

                  (a)      by the mutual written consent of the Parties;

                  (b) by either Party in writing if the Closing shall not have occurred by 11:59 p.m., Central time, on January 1, 2000.

                  (c) by Buyer or Seller if the other commits a breach of or default under an agreement, covenant, representation or warranty contained in this Agreement and such breach or default has not been waived by the non-breaching party or cured to its reasonable satisfaction prior to the Closing Date, in which event the non-breaching party may terminate this Agreement upon the giving of written notice to the breaching party.

         If this Agreement is terminated pursuant to this Section 9.11, then this Agreement shall be of no further force or effect, except for Sections 5.3, 5.4, 7.2 and 8.6 and Article IX, which shall survive and not be affected by such termination.

         SECTION 9.13 CONSTRUCTION. Unless the context requires otherwise: (a) the gender (or lack of gender) of all words used in this Agreement includes the masculine, feminine and neuter; and (b) references to Articles and Sections (other than in connection with the Code or another specified law or regulation or another specified document) refer to Articles and Sections of this Agreement; and (c) "including" means "including, without limitation."

         SECTION 9.14 ATTORNEYS' FEES. In the event of any dispute with respect to the subject matter of this Agreement (including an arbitration or mediation), the substantially prevailing party shall be entitled to recover its reasonable attorneys' fees and court, arbitration or mediation costs incurred in resolving or settling the dispute, in addition to any and all other damages or relief which a court, arbitrator or mediator may deem proper.

         IN WITNESS WHEREOF, Seller, THR and Buyer have executed this Agreement as of the date first set forth above.

                                          SELLER:

                                          HARRIS METH0DIST HEALTH PLAN, INC.,
                                          a Delaware corporation


                                          By:
                                              ----------------------------------
                                             Name:
                                                   -----------------------------
                                             Title:
                                                    ----------------------------

                                          THR:

                                          TEXAS HEALTH RESOURCES,
                                          a Texas nonprofit corporation


                                          By:
                                              ----------------------------------
                                             Name:
                                                   -----------------------------
                                             Title:
                                                    ----------------------------


                                          BUYER:

                                          PacifiCare HEALTH PLAN ADMINISTRATORS,
                                          INC., an Indiana corporation


                                          By:
                                              ----------------------------------
                                             Name:
                                                   -----------------------------
                                             Title:
                                                    ----------------------------

                                GLOSSARY OF TERMS


DEFINED TERM                                                              PAGE NO.
------------                                                              -------
Actual HMHIC Incurred Claims Paid............................................8
Actual HMTHP Incurred Claims Paid............................................6
Actuary......................................................................6
Adverse Regulatory Condition................................................56
Affiliate....................................................................9
Affiliated Group............................................................27
Aggrieved Party.............................................................74
Agreement....................................................................1
Allocation Statement........................................................64
Assets......................................................................20
Baylor......................................................................49
Broker Agreements...........................................................35
Buyer........................................................................1
Buyer's Auditor..............................................................4
Buyer's Bring-Down Certificate..............................................10
Buyer's Group...............................................................67
Buyer's Proposed Balance Sheets..............................................4
Buyer's Total Adjustments....................................................4
Claim.......................................................................67
Closing......................................................................1
Closing Date.................................................................8
Closing GAAP Balance Sheets.................................................52
Closing SAP Balance Sheets...................................................3
COBRA Coverage..............................................................61
Code........................................................................23
Confidential Information....................................................48
Contracts...................................................................18
Copyrights..................................................................29
Designated Plans............................................................23
Disclosing Party............................................................48
Disclosure Schedule.........................................................13
Employment Contracts........................................................26
Encumbrances.................................................................2
Enrollment Forms............................................................35
ERISA.......................................................................22
ERISA Affiliate.............................................................23
Excluded Amounts for Insured Unknown Claims.................................72
Execution Date...............................................................1
FEHBP.......................................................................69


DEFINED TERM                                                              PAGE NO.
------------                                                              -------
Financial Statements........................................................17
Function Normally...........................................................32
Future Financial Statements.................................................17
GAAP........................................................................17
Governmental Authorities....................................................15
Health Benefit Law..........................................................25
Health Benefit Plans........................................................35
HMHIC........................................................................1
HMHIC Adjustment Amount......................................................5
HMHIC Business..............................................................13
HMHIC Closing Balance Sheet..................................................3
HMHIC Stock..................................................................1
HMO.........................................................................24
HMO Act.....................................................................35
HMTHP........................................................................1
HMTHP Adjustment Amount......................................................5
HMTHP Business..............................................................13
HMTHP Closing Balance Sheet..................................................2
HMTHP Stock..................................................................1
HSR Act.....................................................................54
Indemnified Party...........................................................73
Indemnifying Party..........................................................73
Independent Auditor..........................................................4
Independent Closing Balance Sheets...........................................5
Information Systems.........................................................31
Insurance...................................................................32
Insurance Contracts.........................................................35
Insurance Licenses..........................................................33
Insurance Products..........................................................35
Insured(s)..................................................................36
Intellectual Property.......................................................29
Intercompany Arrangements...................................................52
Investment Assets...........................................................21
Known Claims................................................................67
Lease Agreement.............................................................11
Leases......................................................................20
Legal Requirements..........................................................15
License Agreement...........................................................11
Licenses....................................................................15
Limited Indemnification Maximum.............................................72
Loss........................................................................67
MADSP.......................................................................64
Marks.......................................................................29
Material Adverse Change.....................................................55


DEFINED TERM                                                              PAGE NO.
------------                                                              -------
Material Adverse Effect.....................................................10
Material Contracts..........................................................19
Material HMHIC Brokers......................................................43
Material HMHIC Providers....................................................44
Material HMTHP Brokers......................................................40
Material HMTHP Providers....................................................41
Material Notices and Consents...............................................55
Material Policyholders......................................................42
Material Subscriber Groups..................................................40
Maximum Indemnification Liability...........................................75
Medicare+Choice Program Law.................................................36
Member Materials............................................................36
Member(s)...................................................................36
Minimum HMHIC Closing Equity.................................................2
Minimum HMTHP Closing Equity.................................................2
Noncompetition Period.......................................................62
Normal Functionality........................................................32
Notice of Claim.............................................................74
NTHN........................................................................63
OPM.........................................................................69
OPM Assignment..............................................................69
OPM Assignment Period.......................................................69
OPM Claim...................................................................69
OPM Defective Price.........................................................69
OPM Fraudulent Claim........................................................69
OPM Indemnification.........................................................69
OPM Indemnification Period..................................................69
Orders......................................................................14
Outstanding HMHIC Incurred Claims Reserve....................................8
Outstanding HMTHP Incurred Claims Reserve....................................7
Parties......................................................................1
Patents.....................................................................29
Person......................................................................15
Post-Closing Basket.........................................................72
PPO.........................................................................24
Pre-Closing Basket..........................................................57
Pre-Closing HMHIC Incurred Claims............................................7
Pre-Closing HMTHP Incurred Claims............................................6
Prohibited Businesses.......................................................62
Provider Agreements.........................................................36
Providers...................................................................36
Purchase Price...............................................................2
Real Property...............................................................20
Recipient...................................................................48


DEFINED TERM                                                              PAGE NO.
------------                                                              -------
Recoverable Loss............................................................72
Reinsurance Contracts.......................................................37
Related Documents...........................................................14
Representatives.............................................................48
Responsible Party...........................................................74
SAP..........................................................................2
Select......................................................................66
Select Settlement Agreement.................................................67
Seller.......................................................................1
Seller's Auditor.............................................................2
Seller's Bring-Down Certificate.............................................10
Seller's Group..............................................................73
Seller's Knowledge..........................................................36
Seller's Proposed Balance Sheets.............................................4
Seller's Total Adjustments...................................................4
Service Area................................................................37
Severance Cash...............................................................3
Severance Reserve............................................................3
Special Determinations.......................................................2
Statutory Financial Statements..............................................34
Statutory Insurance Statements..............................................33
Stay Put Agreements.........................................................53
Stock........................................................................1
Subscriber Agreements.......................................................37
Target Entities.............................................................13
Target Entity...............................................................13
Tax Inquiries...............................................................65
Tax Returns.................................................................27
Taxes.......................................................................28
TDI..........................................................................2
Third-Party Claim...........................................................73
THR..........................................................................1
THR Hospital Provider Agreements............................................11
THS.........................................................................11
TPA.........................................................................24
Transactions.................................................................8
Transition Services Agreement...............................................11
Unknown Claims..............................................................68
UR..........................................................................25
Year 2000 Compliant.........................................................31